SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  April 29, 1998


                                    PHC, Inc.
            (Exact Name of Registrant as Specified in its Charter)

                                 Massachusetts
                    (State of Incorporation or Organization)

        0-23524                                              04-260571
(Commission File Number)                                  (I.R.S. Employer
                                                          Identification No.)


            200 Lake Street, Suite 102, Peabody, Massachusetts 01960
               (Address of Principal Executive Offices) (Zip Code)


Registrant's telephone number, including area code:  (978) 536-2777

4.  Changes in Registrant's Certifying Accountant


     "Effective April 1, 1998, the Boston office of Richard A. Eisner & Company, LLP ("RAE") was merged into the Boston office of BDO Seidman, LLP ("BDO"). This merger resulted in RAE no longer having an office in the Boston area and the Company concluded that it would be appropriate to select a new accounting firm. At a meeting of the Board of directors of the Company on April 27, 1998, it was voted to approve to retain BDO to serve as the Company's independent auditors. During the Company's two most recent fiscal years or any subsequent interim period, there were no disagreements between the Company and RAE on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of RAE, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the audited financial statements.


                                  SIGNATURE


     Pursuant to the requirements of the securities exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                PHC, INC.


Date:  April 29, 1998                           By: /s/ Bruce A. Shear
                                                    Bruce A. Shear
                                                    President

Item 6    Exhibits and Reports on Form 8-K

Exhibit     Description

4.27 Warrant Agreement by and between PHC, Inc. and ProFutures Special Equities Fund, LP for 3,000 shares of Class A Common Stock.

4.28 Subscription Agreement and Warrants Series B Convertible Preferred Shares and Warrants by and between PHC, Inc., ProFutures Special Equities Fund, L.P., Gary D. Halbert John F. Mauldin and Augustine Fund L.P. dated March 16, 1998.

10.133 Asset Purchase Agreement by and between Lexington Healthcare Group, Inc. and Quality Care Center of Massachusetts dated February 2, 1998.

10.134 Termination of Sale and Purchase Agreement by and between Finova Capital Corporation, PHC of Rhode Island d/b/a Good Hope Center, PHC of Virginia, Inc. d/b/a Mount Regis Center dated February 20, 1998.

10.135 Agreement by and between PHC, Inc., and Irwin Mansdorf and Yakov Burstein dated March 2, 1998

10.136 Secured Bridge Loan to be made to PHC, Inc. by HCFP Fundiong, II, Inc. in the amount of $350,000 dated March 10, 1998.

Signatures

     In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




Date:  April 29, 1998                /s/ Bruce A. Shear
                                     President
                                     Chief Executive Officer

Date:  April 29, 1998                /s/ Paula C. Wurts
                                     Controller
                                     Assistant Treasurer

Exhibit                    Description

4.27 Warrant Agreement by and between PHC, Inc. and ProFutures Special Equities Fund, LP for 3,000 shares of Class A Common Stock.

4.28 Subscription Agreement and Warrants Series B Convertible Preferred Shares and Warrants by and between PHC, Inc., ProFutures Special Equities Fund, L.P., Gary D. Halbert John F. Mauldin and Augustine Fund L.P. dated March 16, 1998.

99.1 Cautionary Statement for Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995.

10.133 Asset Purchase Agreement by and between Lexington Healthcare Group Inc. and Quality Care of Massachusetts dated February 2, 1998.

10.134 Termination of Sale and Purchase Agreement by and between Finova Capital Corporation, PHC of Rhode Island d/b/a Good Hope Center, PHC of Virginia, Inc. d/b/a Mount Regis Center dated February 20, 1998.

10.135 Agreement by and between PHC, Inc., and Irwin Mansdorf and Yakov Burstein dated March 2, 1998

10.136 Secured Bridge Loan to be made to PHC, Inc. by HCFP Fundiong, II, Inc. in the amount of $350,000 dated March 10, 1998.

Exhibit 4.27

THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT, THE RULES AND REGULATIONS THEREUNDER OR THE PROVISIONS OF THIS WARRANT.


      Shares Issuable Upon Exercise:      Up   to   3,000    shares   of   the
                                          Class A Common Stock, $.01 par value,
                                          of PHC, Inc.

                              WARRANT AGREEMENT

     THIS WARRANT AGREEMENT dated as of March 10, 1998 is entered into by PHC, Inc. (the "Company") and ProFutures Special Equities Fund, L.P. (the "Holder").

                              W I T N E S S E T H:

     WHEREAS, the Board of Directors has of the Company has authorized the issuance to the Holder of the warrant (the "Warrant") of the Company represented by this Warrant Agreement, which Warrant entitled the Holder to purchase, upon the terms and conditions hereinafter set forth, shares of the Company's Class A common stock, $0.01 per value per share (the "Class A Common Stock").

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

                                    ARTICLE I

                                GRANT OF WARRANT

     For value received, this Warrant Agreement entitles the Holder to subscribe for and purchase up to 3,000 shares of Class A Common Stock, at a price per share of $2.90 (the "Warrant Price"). As used herein, the term "Shares" shall mean the Company's Class A Common Stock, or any stock into or for which such Class A Common Stock shall have been or may hereafter be converted or exchanged pursuant to the Articles of Organization of the Company as from time to time amended as provided by law and in such articles (hereinafter the "Charter"), and the term "Grant Date" shall mean March 10, 1998. The number of shares of Class A Common Stock purchasable pursuant to the rights granted hereunder and the purchase price for such shares of Class A Common Stock are subject to adjustment pursuant to the provisions contained in this Warrant Agreement.


                                   ARTICLE II

                       EXERCISE OF WARRANT; EXERCISE PRICE

     Section 2.1 Term. Subject to the provisions of this Warrant Agreement, the purchase right represented by this Warrant Agreement is exercisable, in whole or in part, at any time and from time to time from and after the Grant Date and on or prior to March 10, 2003 (the "Exercise Period").

     Section 2.2 Method of Exercise. The purchase right represented by this Warrant Agreement may be exercised by the holder hereof, in whole or in part and from time to time, by the surrender of this Warrant (with the Form of Election attached hereto as Exhibit A duly executed) at the principal office of the Company and by the payment to the Company by certified or bank check or by wire transfer, of an amount equal to the Warrant Price multiplied by the number of shares then being purchased (the "Exercise Price").

     Section 2.3 Issuance of Shares of Common Stock. As soon as reasonably practicable after the exercise of all or part of the purchase right represented by this Warrant Agreement, the Company shall (provided that it has received the Form of Election duly executed, accompanied by payment of the Exercise Price pursuant to Section 2.2 hereof for each of the shares of Class A Common Stock to be purchased) cause certificates for the number of shares of Class A Common Stock to be issued in respect of this Warrant Agreement to be delivered to or upon the order of the Holder, registered in such name as may be designated by such holder; provided that if the Class A Common Stock is to be registered in the name of any entity or person other than the Holder, the Company may require evidence of compliance by the Holder with all applicable securities laws.

                                   ARTICLE III

                  RESERVATION AND AVAILABILITY OF COMMON STOCK;
                            ADJUSTMENTS; REGISTRATION

     Section 3.1 Reservation of Common Stock. The Company covenants and agrees that it will cause to be kept available out of its authorized and unissued Class A Common Stock, or its authorized and issued Class A Common Stock held in its treasury, the number of shares of Class A Common Stock that will be sufficient to permit the exercise in full of this Warrant Agreement.

     Section 3.2 Common Stock to be Duly Authorized and Issued, Fully Paid and Nonassessable. The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Class A Common Stock delivered upon exercise of this Warrant Agreement shall, at the time of delivery of the certificates for such shares, be duly and validly authorized and issued and fully paid and non-assessable shares.

     Section 3.3 Common Stock Record Date. Each person or entity in whose name any certificate for shares of Class A Common Stock is issued upon the exercise of this Warrant Agreement shall for all purposes be deemed to have become the holder of record of the shares of Class A Common Stock represented thereby on, and such certificate shall be dated, if practicable, the date upon which the Form of Election was duly executed and payment of the aggregate Exercise Price was made pursuant to Section 2.2 hereof. Prior to the exercise of this Warrant Agreement, the Holder shall not be entitled to any rights of a stockholder of the Company with respect to the shares of Class A Common Stock for which this Warrant Agreement shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

     Section 3.4 Adjustment of Warrant Price and Number of Shares. The number and kind of securities purchasable upon the exercise of the Warrant Agreement and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

     3.4 (a) Reclassification. In case of any reclassification, change or conversion of the Company's Class A Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), the Company, shall execute a new Warrant Agreement (in form and substance reasonably satisfactory to the Holder) providing that the Holder of this Warrant Agreement shall have the right to exercise such new Warrant Agreement and upon such exercise and payment of the then applicable Warrant Price to receive, in lieu of each Share theretofore issuable upon exercise of this Warrant Agreement, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification or change by a holder of one share of Class A Common Stock. Such new Warrant Agreement shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section
3.4. The provisions of this Section 3.4 (a) shall similarly apply to successive reclassifications and changes.

     3.4 (b) Subdivision or Combination of Shares. If the Company at any time while this Warrant Agreement remains outstanding and unexpired shall subdivide or combine its Class A Common Stock, the Warrant Price and the number of Shares issuable upon exercise hereof shall be equitably adjusted.

     3.4 (c) Stock Dividends. If the Company at any time while this Warrant Agreement is outstanding and unexpired shall pay a dividend payable in shares of Class A Common Stock (except any distribution specifically provided for in the foregoing Sections 3.4 (a) and (b)), then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (a) the numerator of which shall be the total number of shares of Class A Common Stock outstanding immediately prior to such dividend or distribution, and (b) the denominator of which shall be the total number of shares of Class A Common Stock outstanding immediately after such dividend or distribution and the number of Shares subject to this Warrant Agreement shall be appropriately adjusted.

     3.5 Registration of Shares. The Company covenants and agrees that it will use its best efforts to ensure that all shares of Class A Common Stock deliverable upon exercise in full of the purchase right represented by this Warrant Agreement are registered under the Securities Act of 1933, as amended (the "Act") at the same time as the Registrable Shares issuable on the conversion of the Series A Convertible Preferred Stock issued to the Holder.

     3.6 No Impairment. The Company will not, by amendment of its Charter or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant Agreement and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant Agreement against impairment.

     3.7 Notices of Record Date. In the event of any taking by the Company of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed merger or consolidation of the Company with or into any other corporation, or any proposed sale, lease or conveyance of all or substantially all of the assets of the Company, or any proposed liquidation, dissolution or winding up of the Company, the Company shall mail to the holder of this Warrant Agreement, at least fifteen (15) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or vote, and the amount and character of such dividend, distribution or vote.

                                   ARTICLE IV

                HOLDER REPRESENTATIONS, WARRANTIES AND COVENANTS

     The Holder represents and warrants to and covenants with the Company as follows:

     Section 4.1 Representations. It understands the risks of investing in the Company and can afford a loss of its entire investment. It is acquiring the Warrant for investment for its own account and not with the view to, or for resale in connection with any distribution thereof. It understands that the Warrant and the shares of Class A Common Stock issuable upon exercise thereof have not been registered under the Act, or any state blue sky laws, by reason of specified exemptions from the registration provisions of the Act and such laws. It acknowledges that the Warrant and the shares of Common Stock issuable upon exercise thereof must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. It has been advised or is aware of the provisions of Rule 144 promulgated under the Act, which permits the resale of shares purchased in a private placement subject to the satisfaction of certain conditions and that such Rule may not be available for resale of the shares issuable upon the exercise of the Warrant. It has had an opportunity to (i) discuss the Company's business, management and financial affairs with its management (ii) review the financial statements relating to the Company's last two fiscal years and (iii) review the Company's facilities.

     Section 4.2 Restrictions on Transferability. Neither the Warrant, nor the shares of Class A Common Stock received upon exercise thereof, shall be transferable, except upon the conditions specified in and in accordance with the terms of this Article IV or until such time as an effective registration statement covering the shares issuable upon the exercise of this Warrant has been filed with the Securities and Exchange Commission (the "Commission").

     Section 4.3 Restrictive Legend. Each certificate representing shares of the Company's Class A Common Stock issuable upon exercise of the Warrant, or any other securities issued in respect of the Class A Common Stock issued upon exercise of the Warrant, upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws) unless and until such shares have been registered under the Act.:

                     THE SHARES REPRESENTED HEREBY HAVE NOT
                BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
               AS AMENDED (THE "ACT"), AND MAY NOT BE TRANSFERRED
               IN VIOLATION OF SUCH ACT, THE RULES AND REGULATIONS
                  THEREUNDER OR THE PROVISIONS OF THIS WARRANT.

     Section 4.4 Restrictions on, and Notice of, Proposed Transfers. The Holder agrees that prior to any proposed transfer of this Warrant or any of the shares of Class A Common Stock issuable upon exercise of this Warrant (collectively, the "Restricted Securities"), in the absence of an effective registration statement filed with the Commission covering the shares of Class A Common Stock issuable upon exercise of the Warrant, the Holder shall give written notice to the Company of its intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied by a written opinion of legal counsel who shall be reasonably satisfactory to the Company, addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Act or under any applicable state or other securities laws.

                                    ARTICLE V

                                  MISCELLANEOUS

     Section 5.1 Notices. Notices or demands relating to this Warrant Agreement shall be sufficiently given or made if sent by facsimile, first-class mail, postage prepaid, addressed as follows, or telecopied, or delivered by nationally-recognized overnight or other courier:

If to the Holder:       ProFutures  Special  Equities  Fund, L.P.
                        1310 Highway 620 South
                        Suite 200
                        Austin TX  77734

If to the Company:      PHC, Inc.
                        200 Lake Street
                        Peabody, MA 01960
                        Attention: Bruce A. Shear
                        Fax (978) 536-2677

copy to:                Arnold Westerman, Esq.
                        Arent Fox Kintner Plotkin & Kahn
                        1050 Connecticut AVE NW
                        Washington DC 20036
                        Fax: (202) 857-6462

     Section 5.2 Successors. All the covenants and provisions of this Warrant Agreement by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors and assigns hereunder; provided that this Warrant Agreement may be assigned by the Holder only with the prior written consent of the Company, and without such consent any attempted transfer shall be null and void.

     Section 5.3 MASSACHUSETTS CONTRACT. THIS WARRANT AGREEMENT AND THE WARRANT, AND ALL QUESTIONS RELATING TO THE INTERPRETATION, CONSTRUCTION AND ENFORCEABILITY OF THIS WARRANT AGREEMENT AND THE WARRANT, SHALL BE GOVERNED IN ALL RESPECTS BY THE SUBSTANTIVE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.

     Section 5.4 Amendments and Waivers. Except as otherwise provided herein, the provisions of this Warrant Agreement may not be amended, modified or supplemented, other than by a written instrument executed by the Company and the Holder.

     Section 5.5 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Company the Holder shall be enforceable to the fullest extent permitted by law.

     IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed and delivered, all as of the date and year first above written.

                                           PHC, INC.



                                          By:  /s/ Bruce A. Shear
                                          Name:   Bruce A. Shear
                                          Title:  President

                                          PROFUTURES SPECIAL EQUITIES FUND, L.P.
                                          By: ProFutures Fund Management, Inc.,
                                          a General Partner


                                          By: /s/ Gary D. Halbert
                                          Name:  Gary D. Halbert
                                          Title: President

                                    EXHIBIT A
                                Form of Election

To:   PHC, Inc.
      200 Lake Street
      Peabody, MA 01960
      Attention:  Bruce A. Shear


     1. The undersigned hereby elects to purchase ______ shares of Class A Common Stock PHC, Inc. pursuant to the terms of the attached Warrant Agreement, and tenders herewith payment of the Exercise Price of such shares in full.

     2. Please issue a certificate or certificates representing the shares deliverable upon the exercise set forth in paragraph 1 in the name of the undersigned or, subject to compliance with the restrictions on transfer set forth in Article IV of the Warrant Agreement, in such other name or names as are specified below:


                                    _____________________________________
                                          (Name)

                                    _____________________________________

                                    _____________________________________

                                    _____________________________________
                                           (Address)

     3. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares until and unless such shares are registered under the Securities Act of 1933.


                                    _____________________________________
                                    Signature

______________
Date

Exhibit 4.28



                             SUBSCRIPTION AGREEMENT

                                    PHC, INC.


THE SECURITIES WHICH ARE THE SUBJECT OF THIS SUBSCRIPTION AGREEMENT (AS IT MAY BE AMENDED FROM TIME TO TIME, THE "AGREEMENT") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR UNDER THE APPLICABLE SECURITIES LAWS OF ANY STATE AND WILL BE OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS BY VIRTUE OF PHC, INC.'S INTENDED COMPLIANCE WITH SECTIONS 3(b), 4(2) AND 4(6) OF THE SECURITIES ACT, THE PROVISIONS OF REGULATION D UNDER SUCH ACT AND SIMILAR EXEMPTIONS UNDER STATE LAW. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION ("SEC"), ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The undersigned purchaser (hereafter, the "Purchaser") hereby offers to purchase certain Series A Convertible Preferred Stock (referred to herein as a "Share" or collectively as "Shares") of PHC, Inc. (the "Company"), a publicly held corporation formed under the laws of the Commonwealth of Massachusetts.
This offer to purchase may, for any reason whatsoever, be revoked by the Purchaser or rejected by the Company prior to acceptance of this offer by the Company.

     Section 1.1 Purchase and Sale of Shares. Upon the following terms and conditions, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, the number of Shares indicated herein, which Shares shall have the rights, designations and preferences set forth in Schedule I hereto.

     Section 1.2 Purchase Price. The purchase price for the Shares (the "Purchase Price") shall be $1,000 per Share.

     Section 1.3 The Closing.

     (a) The closing of the purchase and sale of the Shares (the "Closing"), shall take place at the law offices of Arent, Fox, Kintner, Plotkin & Kahn, 1050 Connecticut Avenue, N.W., Washington, D.C. 20036, at 10:00 a.m., local Washington, D.C. time, on the later of the following: (i) the date on which the last to be fulfilled or waived of the conditions set forth in Section 4.1 and
4.2 hereof and applicable to the Closing shall be fulfilled or waived in accordance herewith, or (ii) such other time and place and/or on such other date as the Purchaser and the Company may agree. The date on which the Closing occurs is referred to herein as the "Closing Date."

     (b) On the Closing Date, the Company shall deliver to the Purchaser (i) a certificate representing the Shares registered in the name of the Purchaser or deposit such Shares into accounts designated by the Purchaser and (ii) the Warrant for the number of shares of the Company's Common Stock indicated herein, in the form attached hereto as Exhibit A, incorporated herein by reference. The Purchaser shall on the Closing Date deliver to the Company the Purchase Price for all the Shares by cashier's check or wire transfer in immediately available funds to such account as shall be designated in writing by the Company. In addition, each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Closing.

     Section 1.4 Covenant to Register.

     (a) For purposes of this Section, the following definitions shall apply:

     The terms "register," "registered," and "registration" refer to a registration under the Securities Act of 1933, as amended (the "Act"), effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement, document or amendment thereto.

     (ii) The term "Registrable Securities" means the shares of the Company's Class A Common Stock, par value $.01 per share (the "Common Stock"), issuable upon conversion of shares of the Shares and upon exercise of the Warrant, or upon conversion of any other stock issued in payment of dividends on the Shares or otherwise issuable pursuant to this Agreement or the provisions of Schedule I hereto, and any securities of the Company or securities of any successor corporation issued as, or issuable upon the conversion or exercise of any warrant right or other security that is issued as a dividend or other distribution with respect to, or in exchange for, or in replacement of, the Shares.

     (iii) The term "holder of Registrable Securities" means the Purchaser and any permitted assignee of registration rights pursuant to Section 1.4(h).

     (b) (i) The Company shall as soon as possible file a registration statement on Form SB-2 or Form S-3 covering at least 200% of the number of Registrable Securities which would then be issuable upon conversion of the Shares at the conversion price then in effect, and shall use its best efforts to cause such registration statement to become effective on or before ninety (90) days after the Closing Date (the "Initial Registration"). In the event such registration is not so declared effective or does not include all Registrable Securities, a holder of Registrable Securities shall have the right to require by notice in writing that the Company register all or any part of the Registrable Securities held by such holder (a "Demand Registration") and the Company shall thereupon effect such registration in accordance herewith (which may include adding such shares to an existing shelf registration). The parties agree that if the holder of Registrable Securities demands registration of less than all of the Registrable Securities, the Company, at its option, may nevertheless file a registration statement covering all of the Registrable Securities. If such registration statement is declared effective with respect to all Registrable Securities and the Company is in compliance with its obligations under Subsection (d) of this Section 1.4, the demand registration rights granted pursuant to this Subsection (b)(i) shall cease. If such registration statement is not declared effective with respect to all Registrable Securities or if the Company is not in compliance with such obligations, the demand registration rights described herein shall remain in effect.

     (ii) The Company shall not be obligated to effect a Demand Registration under Subsection (b)(i) above: (A) if all of the Registrable Securities held by the holder of Registrable Securities which are demanded to be covered by the Demand Registration are, at the time of such demand, included in an effective registration statement and the Company is in compliance with its obligations under Subsection (d) of this Section 1.4; (B) if all of the Registrable Securities may be sold under Rule 144(k) of the Act and the Company's transfer agent has accepted an instruction from the Company to such effect; or (C) at any time after two (2) years from the Closing Date.

     (iii) Subject to Subsection (iv)(B) hereof, the Company may suspend the effectiveness of any such registration effected pursuant to this Subsection (b) in the event and for such period of time as, such a suspension is required by the rules and regulations of the Securities and Exchange Commission ("SEC"). The Company will use its best efforts to cause such suspension to terminate at the earliest possible date.

     (iv) (A) If the Company is advised by the SEC that a registration statement filed hereunder is subject to a "no-review" and such registration statement is not declared effective within five (5) business days thereafter (an
"Acceleration Date") or, irrespective of the SEC review, a registration statement is not declared effective by the ninety first (91st) day after the Closing Date (the "Target Date"), the Company shall pay Purchaser as liquidated damages an amount equal to two percent (2%) of the total Purchase Price of the Shares for each thirty (30) day period following the earlier of the Acceleration Date or Target Date, as applicable, until such time as the registration statement is declared effective; provided, however, that such damages shall not be payable if the failure to meet the Acceleration Date or Target Date, as applicable, is due to action or inaction by Purchaser with respect to providing information for the registration statement. The payment set forth above shall be pro-rated daily as to any period of less than thirty (30) days. Such payment shall be made to the Purchaser either (I) by cashier's check or wire transfer in immediately available funds to such account as shall be designated in writing by the Purchaser or (II) in Shares, the number of which shall be equal to the amount due under this Subsection divided by $1,000 per Share. The foregoing amount shall be paid irrespective of the amount of Registrable Securities then held by Purchaser.

     (B) If, following effectiveness of a registration, either the effectiveness of the registration statement is suspended or a current prospectus meeting the requirements of Section 10 of the Act is not available for delivery by the Purchaser (either referred to herein as a "suspension"), the Company shall thereupon pay to Purchaser as liquidated damages an amount equal to two percent (2%) of the Purchase Price of the Shares for each thirty (30) day period of the suspension. The payment set forth above shall be pro-rated daily as to periods of less than thirty (30) days. Such payment shall be made to the Purchaser by cashiers check or wire transfer in immediately available funds to such account as shall be designated in writing by the Purchaser, and shall be paid irrespective of the amount of Registrable Securities held by Purchaser on or after the date following the suspension.

     (C) Any amount payable pursuant to the foregoing provisions of this Subsection (iv) shall be delivered on or before the fifth (5th) day following the end of the calendar month in which such payment obligation arose. The "Purchase Price" of Registrable Securities shall be (1) if derived from conversion or substitution of Shares, the Purchase Price of the Shares, and (2) if received in satisfaction of a Company obligation, the dollar amount of such obligation.

     (D) This Subsection is in addition to the provisions of Section 7.2(a) hereof.

     (c) If the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Purchaser) any of its stock or other securities under the Act in connection with a public offering of such securities (other than a registration on Form S-4, Form S-8 or other limited purpose form) and all Registrable Securities have not theretofore been included in a registration statement under Subsection (b) of this Section
1.4 which remains effective, the Company shall, at such time, promptly give all holders of Registrable Securities written notice of such registration. Upon the written request of any holder of Registrable Securities given within twenty (20) days after receipt of such notice by the holder of Registrable Securities, the Company shall use its best efforts to cause to be registered under the Act all Registrable Securities that such holder of Registrable Securities requests to be registered. However, the Company shall have no obligation under this Subsection
(c) if (i) the Registrable Securities may be sold without registration under Rule 144(k) and the Company's transfer agent has accepted an instruction from the Company to such effect, (ii) the Registration Statement is filed more than two (2) years after the Closing Date, or (iii) to the extent that, with respect to any underwritten offering initiated by the Company later than one calendar year following the Closing, the managing underwriter of such offering reasonably notifies such holder(s) in writing of its determination that the Registrable Securities or a portion thereof shall be excluded therefrom.

     (d) Whenever  required under this Section 1.4 to effect the registration of
any  Registrable   Securities   including,   without  limitation,   the  Initial
Registration, the Company shall, as expeditiously as reasonably possible:

     (i) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration to become effective as provided in Section 1.4(b)(i), and keep such registration statement effective for so long as any holder of Registrable Securities desires to dispose of the securities covered by such registration statement; provided, however, that in no event shall the Company be required to keep the Registration Statement effective for a period greater than two (2) years from the Closing Date;

     (ii) Respond to comments made by the SEC with respect to a registration statement filed pursuant to this Agreement within ten (10) business days after the date of the comment letter, and prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement and notify the holders of the filing and effectiveness of such Registration Statement and any amendments or supplements;

     (iii) Furnish to each holder of Registrable Securities such numbers of copies of a current prospectus, including a preliminary prospectus, conforming with the requirements of the Act, copies of the registration statement any amendment or supplement to any thereof and any documents incorporated by reference therein and such other documents, all free of charge, as such holder of Registrable Securities may reasonably require in order to facilitate the disposition of Registrable Securities owned by such holder of Registrable Securities;

     (iv) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or "Blue Sky" laws of such jurisdictions as shall be reasonably requested by the holder of Registrable Securities;

     (v) Notify each holder of Registrable Securities immediately of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and use its best efforts to promptly update and/or correct such prospectus;

     (vi) Furnish, at the request of any holder of Registrable Securities in connection with any underwritten public offering, (A) an opinion of counsel of the Company, dated the effective date of the registration statement, in form and substance reasonably satisfactory to the holder and its counsel and covering, without limitation, such matters as the due authorization and issuance of the securities being registered and certain matters pertaining to disclosure under and compliance with securities laws by the Company in connection with the registration thereof and/or (B) a "comfort" letter or letters of the Company's independent public accountants provided at the Company's expense in form and substance reasonably satisfactory to the holder and its counsel;

     (vii) Use its best efforts to list the Registrable Securities covered by such registration statement with any national market or securities exchange on which such securities are then listed;

     (viii) Make available for inspection by the holder of Registrable Securities, upon request, all SEC Documents (as defined below) filed subsequent to the Closing and require the Company's officers, directors and employees to supply all information reasonably requested by any holder of Registrable Securities in connection with such registration statement: and

     (ix) Furnish to each holder of Registrable Securities prompt notice of the commencement of any stop-order proceedings under the Act, together with copies of all documents in connection therewith, and use its best efforts to obtain withdrawal of any such stop order as soon as possible.

     (e) Upon request of the Company, each holder of Registrable Securities will furnish to the Company in connection with any registration under this Section such information regarding itself, the Registrable Securities and other securities of the Company held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of the Registrable Securities held by such holder of Registrable Securities. The intended method of disposition (Plan of Distribution) of such securities as so provided by Purchaser shall be included without alteration in the Registration Statement covering the Registrable Securities and shall not be changed without the prior written consent of the Purchaser.
                                      - 4 -

     (f) (i) The Company shall indemnify, defend and hold harmless each holder of Registrable Securities which are included in a registration statement pursuant to the provisions of Subsections (b) or (c) hereof and each of its officers, directors, employees, agents, partners or controlling persons (within the meaning of the Act) (each, an "indemnified party") from and against, and shall reimburse such indemnified party with respect to, any and all claims, suits, demands, causes of action, losses, damages, liabilities, costs or expenses ("Liabilities") to which such indemnified party may become subject under the Act or otherwise, arising from or relating to (A) any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or (B) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company shall not be liable in any such case to the extent that any such Liability arises out of or is based upon an untrue statement or omission so made in strict conformity with information furnished by such indemnified party in writing specifically for use in a registration statement.

     (ii) In the event of any registration under the Act of Registrable Securities pursuant to Subsections (b) or (c), each holder of such Registrable Securities hereby severally agrees to indemnity, defend and hold harmless the Company, and its officers, directors, employees, agents, partners, or controlling persons (within the meaning of the Act) (each, an "indemnified party") from and against, and shall reimburse such indemnified party with respect to, any and all Liabilities to which such indemnified party may become subject under the Act or otherwise, arising from or relating to (A) any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or (B) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, that such holders will be liable in any such case to the extent and only to the extent, that any such Liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, prospectus or amendment or supplement thereto in reliance upon and in conformity with written information furnished by such holder specifically for use in the preparation thereof.

     (iii) Promptly after receipt by any indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against another party (the "indemnifying party") hereunder, notify such party in writing thereof, but the omission so to notify such party shall not relieve such party from any Liability which it may have to the indemnified party other than under this Section and shall only relieve it from any Liability which it may have to the indemnified party under this section if and to the extent an indemnifying party is materially prejudiced by such omission. In case any such action shall be brought against any indemnified party and such indemnified party shall notify an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to the indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to the indemnified party under this section for any legal expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided however, that if the defendants in any such action include both parties and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to them which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of one such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred.

     (g) (i) With respect to the inclusion of Registrable Securities in a registration statement pursuant to Subsections (b) or (c), all fees, costs and expenses of and incidental to such registration, inclusion and public offering shall be borne by the Company, provided, however, that any securityholders participating in such registration shall bear their pro-rata share of the underwriting discounts and commissions, if any, incurred by them in connection with such registration.

     (ii) The fees, costs and expenses of registration to be borne by the Company as provided in this Subsection shall include, without limitation, all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, and all legal fees and disbursements and other expenses of complying with state securities or Blue Sky laws of any jurisdiction or jurisdictions in which securities to be offered are to be registered and qualified. Subject to appropriate agreements as to confidentiality, the Company shall make available to the holders of Registrable Securities and their counsel its documents and personnel for due diligence purposes. Except as otherwise provided herein, fees and disbursements of counsel and accountants for the selling security holders shall be borne by the respective selling security holders.

     (h) The rights to cause the Company to register all or any portion of Registrable Securities pursuant to this Section 1.4 may be assigned by Purchaser to a transferee or assignee. Within a reasonable time after such transfer, the Purchaser shall notify the Company of the name and address of such transferee or assignee, and the securities with respect to which such registration rights are being assigned. Such assignment shall be effective only if, immediately following such transfer, the further disposition of such securities by the transferee or assignee is restricted under the Act. Any transferee asserting registration rights hereunder shall be bound by the applicable provisions of this Agreement.

     (i) The Company shall not agree to allow the holders of any securities of the Company to include any of their securities in any registration statement filed by the Company pursuant to Subsection (b) unless such inclusion will not reduce the amount of the Registrable Securities included therein.

     Section 1.5 Company Standoff, Except in a corporate reorganization, business combination, stock or asset purchase, merger or consolidation, under existing employee stock incentive or purchase plans or pursuant to this Agreement, the Company shall not for its own account effect any public sale or distribution of any securities similar to the Registrable Securities or any securities exercisable for or convertible or changeable into the Registrable Securities during the thirty (30) days prior to, and during the sixty (60) days immediately following, the effective date of any registration statement filed or amended pursuant to Section 1.4(b); provided, however, that the Company may effect such public sale or distribution during the sixty (60) days immediately following the effective date of such registration statement if such sale or distribution of securities is at a price equal to or greater than 125% of the last trade price of the Company's Common Stock on the day of Closing.

     Section 2.1 Representations and Warranties of the Purchaser. The Purchaser makes the following representations and warranties to the Company.

     (a) Accredited Investor. The Purchaser is an "accredited investor", as such term is defined in Rule 50 1 (a) of Regulation D, promulgated under the Act.

     (b) Speculative Investment. The Purchaser is aware that an investment in the Shares is highly speculative and subject to substantial risks. The Purchaser is capable of bearing the high degree of economic risk and the burden of this venture, including, but not limited to, the possibility of complete loss of the Purchaser's investment in the Shares and underlying Common Stock which make liquidation of this investment impossible for the indefinite future.

     (c) Disposition. The Purchaser understands that (i) except as provided for in Section 1.4, the Shares and underlying Common Stock of the Company (the "Securities"), have not been and are not being registered under the Securities Act or any applicable state securities laws, and may not be transferred unless
(A) subsequently registered thereunder, or (B) the Securities may be sold or transferred pursuant to an exemption from securities registration under the Securities Act and any applicable state securities laws or (C) sold pursuant to Rule 144, promulgated under the Securities Act (or any successor Rule), or (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of such Rule and further, if such Rule is not applicable, any resale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with another exemption under the Securities Act or the rules of the SEC thereunder. Notwithstanding any provision to the contrary contained herein, a holder may pledge such Securities as collateral for a revolving credit note pursuant to a loan and security agreement with a lending institution.

     (d) Privately Offered. The offer to acquire the Shares was directly communicated to the Purchaser in such manner that the Purchaser was able to ask questions of and receive answers concerning the terms and conditions of this transaction. At no time was the Purchaser presented with or solicited by or through any leaflet, public promotional meeting, television advertisement, or any other form of general advertising.

     (e) Purchase for Investment, The Securities are being acquired solely for the Purchaser's own account, for investment, and are not being purchased with view to the resale, distribution, subdivision or fractionalization thereof without proper registration with applicable securities administrators.

     Section 2.2 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchaser:

     (a) Organizations and Qualifications. The Company is a corporation duly incorporated and existing in good standing under the laws of the Commonwealth of Massachusetts and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company does not have any subsidiaries except as listed in Exhibit B, attached hereto and incorporated herein by reference. The Company and each such subsidiary, if any, is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary other than those in which the failure so to qualify would not have a Material Adverse Effect. "Material Adverse Effect", for purposes of this Agreement, means any adverse effect on the business operations, properties, prospects, or financial condition of the entity with respect to which such term is used and which is material to such entity and other entities controlled by such entity taken as a whole.

     (b) Authorizations Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement and to issue the Shares and Registrable Securities in accordance with the terms hereof, (ii) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required, (iii) this Agreement has been duly executed and delivered by the Company, (iv) this Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditor' rights and remedies or by other equitable principles of general application) and (v) prior to the Closing Date, any necessary Certificate of Amendment to the Company's Charter authorizing Company to issue all of the Shares and Registerable Securities, in accordance with Schedule 1, will have been filed with the Massachusetts Secretary of State and will be in full force and effect enforceable against the Company in accordance with the terms of such amended Charter.

     (c) Authorized Capital Rights or Commitments to Stock. The authorized capital stock of the Company consists of 22,200,000 shares of Common Stock and 1,000,000 shares of Series A Preferred Stock; there are 4,704,956 shares of Common Stock issued and 730,292 shares of Class B Common Stock outstanding; there are no shares of such Preferred Stock issued and outstanding; and, upon issuance of the Shares in accordance with the terms hereof, there will be 4,704,956 shares of Class B Common Stock and 950 shares of such Preferred Stock issued and outstanding.

      All of the outstanding shares of the Company's Common Stock have been validly issued and are fully paid and nonassessable. Except as set forth in Exhibit B hereto or as described in the SEC Documents, no shares of Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company, or contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, or commitments to purchase or acquire, any shares. or securities or rights convertible into shares, of capital stock of the Company. The Company has furnished or made available to the Purchaser true and correct copies of the Company's Articles of Organization as in effect on the date hereof (the "Charter"), and the Company's By-Laws, as in effect on the date hereof (the "By-Laws").

     (d) Issuance of Shares. The issuance of the Shares has been duly authorized and, when paid for and issued in accordance with the terms hereof, the shall be validly issued, fully paid and non-assessable and entitled to the rights and preferences set forth in Schedule I hereto. The Common Stock issuable upon conversion of the Shares will be duly authorized and reserved for issuance and, upon conversion, will be validly issued, fully paid and non-assessable and the holders shall be entitled to all rights and preferences accorded to a holder of Common Stock.

     (e) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not (i) result in a violation of the Company's Charter or By-Laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or assets of the Company or any of its subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect); provided that, for purposes of such representation as to Federal, state, local or foreign law, rule or regulation, no representation is made herein with respect to any of the same applicable solely to the Purchaser and not to the Company. The business of the Company is not being conducted in violation of any law, ordinance or regulations of any governmental entity, except for violations which either singly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under Federal, state or local law, rule or regulation in the United States to obtain any consent, authorization or order of, or make any filing (other than any filing of a vote establishing a class or series of stock with the Massachusetts Secretary of State) or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Shares in accordance with the terms hereof (other than any SEC, NASD or state securities filings which may be required to be made by the Company subsequent to the Closing, and any registration statement which may be filed pursuant hereto); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Purchaser herein.

     (f) SEC Documents, Financial Statements. The Common Stock of the Company is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, except as set forth in Exhibit B, the Company has filed on a timely basis all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d), in addition to one or more registration statements and amendments thereto heretofore filed by the Company with the SEC under the Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the "SEC Documents"). The Company directly or through its agent has delivered to the Purchaser true and complete copies of the SEC Documents except for the exhibits and incorporated documents. The Company has not provided to the Purchaser any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement.

     Except as set forth in Exhibit B, as of their respective dates the SEC Documents complied in all material respects with the requirements of the Act or the Exchange Act as the case may be and the rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as set forth in Exhibit B, the financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).
                                      - 8 -

     (g) No Material Adverse Change. Since the date through which the most recent quarterly report of the Company on Form 10-Q has been prepared and filed with the SEC, a copy of which is included in the SEC Documents, no Material Adverse Effect has occurred or exists with respect to the Company or any of its subsidiaries.

     (h) No Undisclosed Liabilities. The Company and its subsidiaries have no material liabilities or obligations not disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company's or any of its subsidiaries' respective businesses since the date of the most recently filed SEC Documents which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company or any of its subsidiaries.

     (i) No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to the Company or any of its subsidiaries or their respective businesses, properties, prospects, operations or financial condition which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

     (j) No General Solicitation. Neither the Company, nor any of its affiliates, or, to the best of its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) in connection with the offer or sale of the Shares.

     (k) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Shares under the Act.

     Section 3.1 Securities Compliance. The Company shall notify the SEC and NASD, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Shares, and the Common Stock issuable upon conversion thereof, to the Purchaser.

     Section 3.2 Registration and Listing. Until. at least two (2) years after all Shares have been converted into Registrable Securities, the Company will cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under such Exchange Act, will comply with all requirements related to any registration statement filed pursuant to this Agreement and will not take any action or file any document (whether or not permitted by the Act or the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Acts, except as permitted herein. Until at least two (2) years after all Shares have been converted into Common Stock the Company will take all action within its power to continue the listing or trading of its Common Stock on the NASDAQ Small Cap Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD and NASDAQ. The covenants set forth in this Section 3.2 shall not be deemed to prohibit a merger, sale of all assets or other corporate reorganization if the entity surviving or succeeding to the Company is bound by this Agreement with respect to its securities issued in exchange for or in replacement of the Shares or Common Stock or the consideration received for or in replacement of the Shares or Common Stock is cash.

     Section 3.3 Right of First Refusal and Most-Favored-Nation Clause. If at any time during the period beginning on the fifth (5th) day prior to (but not including) the Closing Date and ending sixty (60) days immediately following the effective date of the Initial Registration, the Company proposes to issue Common Stock or securities convertible into or exercisable for Common Stock or other convertible securities, pursuant to an offering exempt from registration under the Act, the Company shall provide to Purchaser reasonable advance notice of all the terms of such proposed issuance. The Purchaser shall have the right to purchase or refuse to purchase all or any part of such securities proposed to be issued in such offering, and shall have at least seventy two (72) hours after receipt of such notice to review the terms of the proposed issuance.

     If the Company issues Common Stock or securities convertible into or exercisable for Common Stock or other convertible securities, at a time when any of the Shares remain outstanding, at an effective price per share of Common Stock which is lower than the conversion price of the Shares at that time, then the Company shall, within five (5) business days, deliver to each holder upon conversion an additional number of shares of Common Stock necessary to reduce the effective conversion price to such lower issue price. This Section shall not be applicable to issuances of Common Stock pursuant to (a) any business combination, acquisition transaction, stock or asset purchase undertaken by the Company or (b) any shareholder-approved option plan covering not more than 10% of the Company's outstanding stock.

     Section 4.1 Conditions Precedent to the Obligation of the Company to Sell the Shares. The obligation hereunder of the Company to issue and/or sell the Shares to the Purchaser is subject to the satisfaction, at or before the Closing, of each of the conditions set forth below. These conditions may be waived by the Company at any time in its sole discretion.

     (a) Accuracy of the Purchaser's Representations and Warranting. The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a particular date).

     (b) Performance by the Purchaser. The Purchaser shall have performed all agreements and satisfied all conditions required to be performed or satisfied by the Purchaser at or prior to the Closing.

     (c) No Injunction. No statute, rule, regulation. executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

     (d) Legal action. No legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement.

     (e) Execution. The Purchaser shall have executed this Agreement, and delivered such Agreement to the Company.

     (f) Purchase Price. The Purchaser shall have delivered the Purchase Price in accordance with Section 1.3(b) above.

     Section 4.2 Conditions Precedent to the Obligation of the Purchaser to Purchase the Shares. The obligation hereunder of the Purchaser to acquire and pay for the Shares is subject to the satisfaction, at or before the Closing, of each of the conditions set forth below. These conditions may be waived by the Purchaser at any time in its sole discretion.

     (a) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a particular date).

     (b) Performance by the Company. The Company shall have performed all agreements and satisfied all conditions required to be performed or satisfied by the Company at or prior to the Closing.

     (c) NASDAO. From the date hereof to the Closing Date, trading in the Company's Common Stock shall not have been suspended by the SEC or the NASDAQ Small Cap Market (except for any suspension of trading of limited duration agreed to between the Company and the NASDAQ Small Cap Market solely to permit dissemination of material information regarding the Company), and trading in securities generally as reported by NASDAQ shall not have been suspended or limited or minimum prices shall not have been established on securities whose trades are reported by NASDAQ.

     (d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

     (e) Opinion of Counsel Etc. The Purchaser shall have received before or at the Closing an opinion of counsel to the Company (covering, without limitation, such of the matters set forth in Section 2.2(a) through (e)), as are in form and substance reasonably satisfactory to the Purchaser and its counsel, and such other certificates and documents as the Purchaser or its counsel shall reasonably require incident to the Closing.

     (f) Execution. The Company shall have executed this Agreement, and delivered such Agreement to the Purchaser.

     Section 5.1 Legend on Stock. Each certificate representing the Shares and, if necessary, Common Stock issued upon conversion thereof, shall be stamped or otherwise imprinted with a legend substantially in the following form:

THESE SECURITIES [AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE CONVERSION HEREOF] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAW OR, IN THE OPINION OF COUNSEL, REGISTRATION UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAW IS NOT REQUIRED IN CONNECTION WITH SUCH SALE OR OFFER, AND SUCH OPINION IS REASONABLY SATISFACTORY TO THE COMPANY.

     The Company agrees to reissue certificates representing the Shares or, if applicable, the Common Stock issued upon conversion thereof, without the legend set forth above at such time as (a) the holder thereof is permitted to dispose of such Shares (or securities issued upon conversion thereof) pursuant to Rule 144(k) under the Act, (b) the securities are sold to a purchaser or purchasers who (in the opinion of counsel to such holders, in form and substance reasonably satisfactory to the Company and its counsel) are able to dispose of such securities publicly without registration under the Act, or (iii) such securities are registered under the Act

     Section 6.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing by the mutual written consent of the Company, and the Purchaser.

     Section 6.2 Other Termination. This Agreement may be terminated by action of the Board of Directors or other governing body of the Purchaser or the Company at any time if the Closing shall not have been consummated by the fifth
(5th) business day following the date of this Agreement, provided that the party seeking to terminate the Agreement is not in breach of the Agreement.

     Section 6.3 Automatic Termination. This Agreement shall automatically terminate without any further action of either party hereto if the Closing shall not have occurred by the seventh (7th) business day following the date of this Agreement, provided, however, that any such termination shall not terminate the liability of any party which is then in breach of the Agreement.

     Section 7.1 Fees and Expenses. Except as otherwise set forth in Section 1.4 hereof with respect to the registration of Registrable Securities, the Company shall pay the fees, commissions and expenses of its advisers, brokers, finders, counsel, accountants and other experts, if any, and all other expenses associated therewith, and shall on the Closing Date reimburse ProFutures Special Equities Fund, L.P. up to $5,000 for fees and expenses of its counsel in connection with the preparation, negotiation and coordination of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Shares and Common Stock pursuant hereto.

     Section 7.2 Specific Enforcement, Consent to Jurisdiction.

     (a) The Company and the Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which either of them may be entitled by law or equity.

     (b) The Company and the Purchaser each (i) hereby irrevocably submits to the jurisdiction of the United States District Court and other courts of the United States sitting in the State of Texas for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. The Company and the Purchaser each consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this paragraph shall affect or limit any right to serve process in any other manner permitted by law.

     Section 7.3 Entire Agreement: Amendment. This Agreement contains the entire understanding of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

     Section 7.4 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or delivery by telex (with correct answer back received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second (2nd) business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

     The addresses for such communications shall be:

to the Company:   Bruce A. Shear, President and Chief Executive Officer
                  PHC, Inc.
                  200 Lake Street -- Suite 102
                  Peabody, Massachusetts 01960

to the Purchaser: At the address set forth at the foot of this Agreement or as specified in writing by Purchaser.

Any party hereto may from time to time change its address for notices by giving at least ten (10) days' written notice of such changed address to the other party hereto.

     Section 7.5 Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

     Section 7.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

     Section 7.7 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the present state of incorporation of the Company without regard to such state's principles of conflict of laws.

     Section 7.8 Survival. The representations and warranties of the Company and the Purchaser contained in herein and the agreements and covenants set forth in Sections 1.1 through 1.5, 3.1 through 3.3 and 7.1 through 7.16 shall survive the Closing for a period of two (2) years.

     Section 7.9 Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Purchaser without its consent, unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

     Section 7.10 NASDAO. The term "NASDAQ" or "NASDAQ Small Cap Market" herein refers to the principal market on which the Common Stock of the Company is traded. If the Common Stock is listed on a securities exchange. or if another market becomes the principal market on which the Common Stock is traded or through which price quotations for the Common Stock are reported, the term "NASDAQ" or "NASDAQ Small Cap Market" shall be deemed to refer to such exchange or other principal market.

     Section 7.11 Acceptance. Execution and delivery of this Agreement shall constitute an offer to purchase the Shares, which offer, unless previously revoked by the Purchaser, may be accepted or rejected by the Company, in its sole discretion for any cause or for no cause and without liability to the Purchaser. The Company shall indicate acceptance of this Agreement by signing as indicated on the signature page hereof.

     Section 7.12 Binding Agreement. Upon acceptance of this Agreement by the Company, the Purchaser agrees that he may not cancel, terminate or revoke any agreement of the Purchaser made hereunder, and that this Agreement shall survive the death or disability of the Purchaser and shall be binding upon heirs, successors, assigns, executors, administrators, guardians, conservators or personal representatives of the Purchaser.

     Section 7.13 Incorporation by Reference. All information set forth on the signature page is incorporated as integral terms of this Agreement.

     Section 7.14 Counterparts. This Agreement may be signed in multiple counterparts, which counterparts shall constitute one and the same original instrument.

     Section 7.15 Severability. If any portion of this Agreement shall be held illegal, unenforceable, void or voidable by any court each of the remaining terms hereof shall nevertheless remain in full force and effect as a separate contract.

     Section 7.16 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.




   [This space has been left blank intentionally. The signature page follows.]

IN WITNESS THEREOF, the Purchaser has executed this Agreement on the date set forth below.

For the purchase price of $1,000 per Share, the Purchaser tenders herewith the full purchase price of:

         $500,000 (500 shares)

Number of Shares of Common Stock to be issuable under the Warrant:

         26,315 shares

The exact name(s) (Including correct, legible spelling) and the information under which title to the Shares will be taken is as follows (Please print or type):

      ProFutures Special Equities Fund, L.P.

Address of Purchaser:   % ProFutures Fund Management, Inc.
                        1030 Highway 620 South - Suite 200
                        Austin, TX  78734

Social Security or IRS Employer Identification Number(s):

      74-2786952

Signature of Purchaser:                              Dated March 13, 1998

IF PURCHASER IS AN INDIVIDUAL OR JOINT PURCHASE:

______________________________________________
(Signature)
_______________________________________________
(Signature of Joint Owner, if any)

IF PURCHASER IS AN ENTITY:

Name of Entity:  ProFutures Special Equities Fund, L.P.
                 By ProFutures Fund Management, Inc., a General Partner


By:  ______________________________________
          (Signature)

Name:      /s/ Gary D. Halbert
Title:         President

Accepted by:

PHC, INC., a Massachusetts corporation

By:  ___________________________________
     (Signature)
Name:  /s/ Bruce A. Shear
Title:     President
                                     - 14 -

IN WITNESS THEREOF, the Purchaser has executed this Agreement on the date set forth below.

For the purchase price of $1,000 per Share, the Purchaser tenders herewith the full purchase price of:

         $150,000 (150 shares)

Number of Shares of Common Stock to be issuable under the Warrant:

         7,890 shares

The exact name(s)(Including correct,legible spelling) and the information under which title to the Shares will be taken is as follows (Please print or type):

      Gary D. Halbert

Address of Purchaser:   1030 Highway 620 South - Suite 200
                        Austin, TX  78734

Social Security or IRS Employer Identification Number(s):

      ###-##-####

Signature of Purchaser:                                 Dated March 13, 1998

IF PURCHASER IS AN INDIVIDUAL OR JOINT PURCHASE:

/s/ Gary D. Halbert
(Signature)
_______________________________________________
(Signature of Joint Owner, if any)

IF PURCHASER IS AN ENTITY:

Name of Entity:  _______________________________________

By:  ______________________________________
          (Signature)

Name:     ____________________________________________
Title:    ____________________________________________

Accepted by:

PHC, INC., a Massachusetts corporation

By:  ___________________________________
     (Signature)
Name:  /s/ Bruce A. Shear
Title:     President

IN WITNESS THEREOF, the Purchaser has executed this Agreement on the date set forth below.

For the purchase price of $1,000 per Share, the Purchaser tenders herewith the full purchase price of:

         $100,000 (100 shares)

Number of Shares of Common Stock to be issuable under the Warrant:

         5,260 shares

The exact name(s) (Including correct, legible spelling) and the information under which title to the Shares will be taken is as follows (Please print or type):

      John F. Mauldin

Address of Purchaser:   1000 Ballpark in Arlington - Suite 216
                        Arlington, TX  76011

Social Security or IRS Employer Identification Number(s):

      ###-##-####

Signature of Purchaser:                                 Dated March 13, 1998

IF PURCHASER IS AN INDIVIDUAL OR JOINT PURCHASE:

/s/ John F. Mauldin
(Signature)
_______________________________________________
(Signature of Joint Owner, if any)

IF PURCHASER IS AN ENTITY:

Name of Entity:  ________________________________


By:  ______________________________________
          (Signature)

Name:     _________________________________
Title:    _________________________________

Accepted by:

PHC, INC., a Massachusetts corporation

By:  ___________________________________
     (Signature)
Name:  /s/ Bruce A. Shear
Title:     President

IN WITNESS THEREOF, the Purchaser has executed this Agreement on the date set forth below.

For the purchase price of $1,000 per Share, the Purchaser tenders herewith the full purchase price of:

         $200,000 (200 shares)

Number of Shares of Common Stock to be issuable under the Warrant:

         10,525 shares

The exact name(s) (Including correct, legible spelling) and the information under which title to the Shares will be taken is as follows (Please print or type):

      Augustine Fund, L.P.

Address of Purchaser:   141 West Jackson Boulevard - Suite 2182
                        Chicago, IL  60604

Social Security or IRS Employer Identification Number(s):

      36-418-6782

Signature of Purchaser:                                  Dated March 13, 1998

IF PURCHASER IS AN INDIVIDUAL OR JOINT PURCHASE:

______________________________________________
(Signature)
_______________________________________________
(Signature of Joint Owner, if any)

IF PURCHASER IS AN ENTITY:

Name of Entity:  Augustine Fund, L.P.
            By Augustine Capital Management, Inc., the General Partner

By:  ______________________________________
          (Signature)

Name:      /s/ Thomas Duszynski
Title:         Chief Operating Officer

Accepted by:

PHC, INC., a Massachusetts corporation

By:  ___________________________________
     (Signature)
Name: /s/ Bruce A. Shear
Title:    President

                                   SCHEDULE I

                                    PHC, INC.

                 RESOLUTIONS ESTABLISHING RIGHTS AND PREFERENCES
                    FOR SERIES A CONVERTIBLE PREFERRED STOCK

     RESOLVED, that there shall be a series of shares of the Corporation designated "Series A Convertible Preferred Stock"; that the number of shares of such series shall be 1,000, that the Corporation issue such shares, and that the rights and preferences of such series (the "6% Preferred") and the limitations or restrictions thereon, shall be as set forth herein.

     The following terms and conditions shall be adopted and incorporated by reference into the foregoing resolutions as if fully set forth therein:

     1. Dividends.

     (a) The holders of the 6% Preferred shall be entitled to receive out of any assets legally available therefor cumulative dividends at the rate of $60 per share per annum, accrued daily and payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, in preference and priority to any payment of any dividend on the Common Stock or any other class or series of stock of the Corporation. Such dividends shall accrue on any given share from the day of original issuance of such share and shall accrue from day to day whether or not earned or declared. If at any time dividends on the outstanding 6% Preferred at the rate set forth above shall not have been paid or declared and set apart for payment with respect to all preceding periods, the amount of the deficiency shall be fully paid or declared and set apart for payment, but without interest, before any distribution, whether by way of dividend or otherwise, shall be declared or paid upon or set apart for the shares of any other class or series of stock of the Corporation.

     (b) Any dividend payable on a dividend payment date may be paid, at the option of the Corporation, either (i) in cash or (ii) in shares of 6% Preferred valued at $1,000 per share, if the Common Stock issuable upon conversion of such shares has been registered for resale under the Securities Act of 1933, as amended (the "Act"), and the registration statement including a current prospectus with respect thereto remains in effect at the date of delivery of such shares, and if the Corporation shall have given written notice of its intention to pay such dividend in stock to all holders of the 6% Preferred at least ten (10) days before the record date for such dividend.

     2. Liquidation Preference, Redemption.

     (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the 6% Preferred shall be entitled to receive, prior and in preference to any distribution of any assets of the Corporation to the holders of any other class or series of shares, the amount of $1,000 per share plus any accrued but unpaid dividends (the "Liquidation Preference").

     (b) A consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation (other than a sale or transfer to a wholly-owned subsidiary of the Corporation), shall, at the option of the holders of the 6% Preferred, be deemed a liquidation, dissolution or winding up within the meaning of this
Section 2 if the shares of stock of the Corporation outstanding immediately prior to such transaction represent immediately after such transaction less than a majority of the voting power of the surviving corporation (or of the acquirer of the Corporation's assets in the case of a sale of assets). Such option may be exercised by the vote or written consent of holders of a majority of the 6% Preferred at any time within thirty (30) days after written notice (which shall be given promptly) of the essential terms of such transaction shall have been given to the holders of the 6% Preferred in the manner provided by law for the giving of notice of meetings of shareholders.

     (c) The Corporation may, at its option, cause all outstanding shares of the 6% Preferred to be redeemed after the date on which a registration statement under the Act ("Registration Statement") has been declared effective (the "effective date"); provided the Corporation has given notice of its intention to redeem to the holders of the 6% Preferred at least five (5) days prior to the redemption date. In addition, if any conversion of 6% Preferred, when aggregated with all prior conversions, will cause the Company to issue a number of shares of Common Stock which exceeds twenty percent (20%) of the shares of Common Stock then issued and outstanding, the Company shall redeem such number of shares of 6% Preferred as is necessary to limit such issuance of Common Stock to twenty percent (20%) of the shares of Common Stock then issued and outstanding, unless the Company has previously obtained stockholder approval to issue in excess of twenty percent (20%) of the shares of Common Stock then issued and outstanding. If a redemption will occur under either of the preceding sentences, on the redemption date, the Corporation shall pay such holders by cashiers check or wire transfer in immediately available funds the amount of $1,300 per share of 6% Preferred plus all accrued but unpaid dividends. Promptly thereafter, the holders shall surrender the certificate or certificates representing the 6% Preferred, duly endorsed, at the office of the Corporation or of any transfer agent for such shares, or at such other place designated by the Corporation.

     3. 6% Preferred - Forced Conversion.

     (a) The Corporation may, at its option, cause all outstanding shares of the 6% Preferred to be converted into Common Stock at any time beginning one (1) year after the date of issuance, on at least twenty (20) days' advance notice, at a conversion price determined as set forth in Section 4 hereof (the "Conversion Price") as of the date specified in such notice (the "Conversion Date") and otherwise on the terms set forth in Section 4 hereof, provided, that the Corporation may not exercise such right of conversion unless (i) the Closing Price (last trade price) of the Common Stock as reported by NASDAQ for the twenty (20) consecutive trading days prior to the date the Conversion Notice is mailed has not on any day been less than one hundred forty percent (140%) of the last trade price of the Company's Common Stock on the day of Closing (subject to adjustment for stock dividends, stock splits and reverse stock splits), and (ii) the shares issuable upon conversion of the 6% Preferred are registered for resale by an effective Registration Statement which became effective not more than one hundred twenty (120) days after the date of issuance of the 6% Preferred, and a current prospectus meeting the requirements of Section 10 of the Act is available for delivery at the Conversion Date.

     (b) At least twenty (20) days prior to the Conversion Date, written notice (the "Conversion Notice") shall be mailed, first class postage prepaid, by the Corporation to each holder of record of the 6% Preferred, at the address last shown on the records of the Corporation for such holder, notifying such holder of the conversion which is to be effected, specifying the Conversion Date and calling upon each such holder to surrender to the Corporation, in the manner and at the place designated, a certificate or certificates representing the number of shares of 6% Preferred held by such holder. Subject to the provisions of the following subsection (c), on or after the Conversion Date, each holder of 6% Preferred shall surrender to the Corporation the certificate or certificates representing the shares of 6% Preferred owned by such holder as of the Conversion Date, in the manner and at the place designated in the Conversion Notice, and thereupon the shares issuable upon such conversion shall be delivered as provided in Section 4(b) hereof.

     (c) If, on the Conversion Date, the registration condition specified in clause (ii) of subsection (a) shall not be satisfied, then no shares shall be converted and the Conversion Notice shall be deemed to be withdrawn. In such event, any certificates for 6% Preferred which have been surrendered for conversion shall be returned to the persons surrendering the same; provided, however, that if a holder has received shares of Common Stock upon conversion of 6% Preferred after the Conversion Notice was given but before the Conversion Date, such holder may elect either to retain such Common Stock or rescind such conversion by tendering such shares of Common Stock to the Corporation.

     (d) On the second anniversary of the issuance of the 6% Preferred, all then outstanding shares of 6% Preferred shall be automatically converted into Common Stock at the Conversion Price and otherwise pursuant to the applicable provisions set forth in Section 4 hereof.

     4. 6% Preferred - Optional Conversion. The holders of the 6% Preferred shall have optional conversion rights as follows:

     (a) Right to Convert. At any time after the earlier of (i) the date on which a Registration Statement has been declared effective, or (ii) the close of business on the ninety first (91st) day following the date of issuance of the 6% Preferred, shares of 6% Preferred shall become convertible, at the option of the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (A) the Liquidation Preference of the 6% Preferred determined pursuant to Section 2 hereof on the date the notice of conversion is given, by (B) the Conversion Price determined as hereinafter provided in effect on the applicable conversion date.

     (b) Mechanics of Conversion. To convert shares of 6% Preferred into shares of Common Stock, the holder shall give written notice to the Corporation (which notice may be given by facsimile transmission) that such holder elects to convert the shares and shall state therein date of the conversion, the number of shares to be converted and the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. Promptly thereafter, the holder shall surrender the certificate or certificates representing the shares to be converted, duly endorsed, at the office of the Corporation or of any transfer agent for such shares, or at such other place designated by the Corporation; provided that the holder shall not be required to deliver the certificates representing such shares if the holder is waiting to receive all or part of such certificates from the Corporation. The Corporation shall, immediately upon receipt of such notice, issue and deliver to or upon the order of such holder, against delivery of the certificates representing the shares which have been converted, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled and such certificate or certificates shall not bear any restrictive legend; provided (A) the Common Stock evidenced thereby are sold pursuant to an effective registration statement under the Act, (B) the holder provides the Corporation with an opinion of counsel reasonably acceptable to the Corporation to the effect that a public sale of such shares may be made without registration under the Act, or (C) such holder provides the Corporation with reasonable assurance that such shares can be sold free of any limitations imposed by Rule 144, promulgated under the Act. The Corporation shall cause such issuance and delivery to be effected within three (3) business days and shall transmit the certificates by messenger or overnight delivery service to reach the address designated by such holder within three (3) business days after the receipt of such notice. The notice of conversion may be given by a holder at any time during the day up to 5:00 p.m. Boston, Massachusetts time and such conversion shall be deemed to have been made immediately prior to the close of business on the date such notice of conversion is given (a "conversion date"). The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock at the close of business on such date.

     (c) Conversion, Redemption and Note Delivery Required. The Corporation acknowledges and understands that a delay in the issuance of the Common Stock upon conversion or pursuant to a redemption according to the provisions hereof, or a delay in delivering the Promissory Note set forth in Subsection (d) hereof, could result in economic loss to the holders of the 6% Preferred. As compensation to any holder when the Corporation has failed with respect to such holder to comply with the Corporation's obligations hereunder, and not as a penalty, the Corporation shall pay to such holder liquidated damages of $500 per day plus an amount equal to: (i) two percent (2%) of the total Purchase Price of Shares for the first thirty (30) day period after the date on which the Common Stock should have been issued by the Corporation (i.e., the end of the three (3) business day period described in Subsection (b)), shares of 6% Preferred redeemed by the Corporation or Promissory Note delivered to holder (i.e., the end of the three (3) business day period described in Subsection (d)), as applicable; plus (ii) an amount equal to three percent (3%) of the total Purchase Price of Shares for each subsequent thirty (30) day period thereafter. Amounts payable shall be pro-rated daily as to a periods of less than thirty
(30) days. Such amounts shall be paid to the holder at the end of each month in which such amounts have accrued. Payment shall be made immediately by cashier's check or wire transfer in immediately available funds to such account as shall be designated in writing by the holder. Each holder shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of hereof and. to enforce specifically the terms and provisions hereof, this being, in addition to any other remedy to which a holder may be entitled by law or equity.

     (d) Determination of Conversion Price:

     (i )The "Conversion Price" for purposes of hereof shall be equal to eighty percent (80%) of the average of the closing bid prices of the Common Stock as reported by NASDAQ during the five (5) consecutive trading days preceding the conversion date (but not including such date); provided, however, that in no event may the Conversion Price be more than three dollars and twenty cents ($3.20) (the "Maximum Conversion Price") or less than an amount equal to the closing bid price per share of the Common Stock on the date of issuance minus fifty cents ($0.50) (the "Minimum Conversion Price"). If, but for this Section 4(d)(i), the Conversion Price would have been below Minimum Conversion Price, the Company shall pay the holder by delivering to holder a Promissory Note, the form which has been delivered to the Corporation and is incorporated herein by reference, bearing the principal amount equal to the difference between (A) the number of shares of Common Stock that would have been issued at the amount the Conversion Price would have been but for this Section 4(d)(i) multiplied by 100% of the closing bid price of the Common Stock on the conversion date as determined in accordance with the Subsection (d) (the latter amount being referred to herein as the "Conversion Date Price"), minus (B) the number of shares of Common Stock actually issued pursuant to the conversion multiplied by the Conversion Date Price. Such Promissory Note shall be delivered to holder by the third (3rd) day following the applicable conversion date.

     (ii) The "closing bid price" of the Common Stock on a trading day shall be the closing bid price of the Common Stock on the NASDAQ Small Cap Market or any other principal securities price quotation system or market on which prices of the Common Stock are reported. The term "trading day" means a day on which trading is reported on the principal quotation system or market on which prices of the Common Stock are reported.

     (iii) If, during the period of consecutive trading days provided for above, the Corporation shall declare or pay any dividend on the Common Stock payable in Common Stock or in rights to acquire Common Stock, or shall effect a stock split or reverse stock split, or a combination, consolidation or reclassification of the Common Stock, the Conversion Price, Maximum Conversion Price and Minimum Conversion Price shall be proportionately decreased or increased, as appropriate, to give effect to such event.

     (e) Distributions. If the Corporation shall at any time or from time to time make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation or any of its subsidiaries other than additional shares of Common Stock, then in each such event provision shall be made so that the holders of 6% Preferred shall receive, upon the conversion thereof, the securities of the Corporation which they would have received had they been the owners on the date of such event of the number of shares of Common Stock issuable to them upon conversion.

     (f) Certificates as to Adjustments. Upon the occurrence of any adjustment or readjustment of the Conversion Price, the Maximum Conversion Price and Minimum Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and cause the independent public accountants regularly employed to audit the financial statements of the Corporation to verify such computation and prepare and furnish to each holder of 6% Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of 6%. Preferred, furnish or cause to be furnished to such holder a like certificate prepared by the Corporation setting forth (i) such adjustments and readjustments, and (ii) the number of other securities and the amount, if any, of other property which at the time would be received upon the conversion of 6% Preferred with respect to each share of Common Stock received upon such conversion.

     (g) Notice of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any security or right convertible into or entitling the holder thereof to receive additional shares of Common Stock, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of 6% Preferred at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, security or right and the amount and character of such dividend, distribution, security or right.

     (h) Issue Taxes. The Corporation shall pay any and all issue and other taxes, excluding any income, franchise or similar taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of 6% Preferred pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

     (i) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the 6% Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the 6% Preferred, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the 6% Preferred, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain any requisite shareholder approval.

     (j) Fractional Shares. No fractional shares shall be issued upon the conversion of any share or shares of 6% Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of 6% Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors of the Corporation or an authorized Committee thereof).

     (k) Notices. Any notice required by the provisions of this Section to be given to the holders of shares of 6% Preferred shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at its address appearing on the books of the Corporation.

     (1) Reorganization or Merger. In case of any reorganization or any reclassification of the capital stock of the Corporation or any consolidation or merger of the Corporation with or into any other corporation or corporations or a sale of all or substantially all of the assets of the Corporation to any other person (other than a sale or transfer to a wholly owned subsidiary of the Corporation), and the holders of 6% Preferred do not elect to treat such transaction as a liquidation, dissolution or winding up as provided in Section 2 hereof, then, as part of such reorganization, consolidation, merger or sale, provision shall be made so that each share of 6% Preferred shall thereafter be convertible into the number of shares of stock or other securities or property (including cash) to which a holder of the number of shares of Common Stock deliverable upon conversion of such share of 6% Preferred would have been entitled upon the record date of (or date of, if no record date is fixed) such event and, in any case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the 6% Preferred, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as equivalent as is practicable, in relation to any shares of stock or the securities or property (including cash) thereafter deliverable upon the conversion of the shares of 6% Preferred.

     5. Re-issuance of Certificates. In the event of a conversion (or, if applicable, redemption) of 6% Preferred in which less than all of the shares of 6% Preferred of a particular certificate are converted or redeemed, as the case may be, the Corporation shall promptly without delay cause to be issued and delivered to the holder of such certificate, a certificate representing the remaining shares of 6% Preferred which have not been so converted or redeemed.

     6. Other Provisions. For all purposes of this Resolution, the term "date of issuance" and the terms "Closing" or "Closing Date" shall mean the day on which shares of the 6% Preferred are first issued by the Corporation. Any provision herein which conflicts with or violates any applicable usury law shall be deemed modified to the extent necessary to avoid such conflict or violation. The term "NASDAQ" herein refers to the principal market on which the Common Stock of the Corporation is traded. If the Common Stock is listed on a securities exchange, or if another market becomes the principal market on which the Common Stock is traded or through which price quotations for the Common Stock are reported, the term "NASDAQ" shall be deemed to refer to such exchange or other principal market.

     7. Restrictions and Limitations. The Corporation shall not undertake the following actions without the consent of the holders of a majority of the 6%
Preferred: (i) modify its Articles of Organization or Bylaws so as to amend or change any of the rights, preferences, or privileges of the 6% Preferred, (ii) authorize or issue any other preferred equity security senior to or on a parity with the 6% Preferred as to dividends, liquidation preferences, conversion rights, redemption rights or other rights, preferences or privileges for a period of thirty (30) days after Closing, as applicable or (iii), purchase or otherwise acquire for value any Common Stock or other equity security of the Corporation either junior or senior to or on a parity with the 6% Preferred while there exists any arrearage in the payment of cumulative dividends hereunder other than redemptions of stock from terminating employees pursuant to contractual rights in favor of the Corporation.

     8. Voting Rights. Except as provided herein or as provided for by law, the 6% Preferred shall have no voting rights.

     9. Attorney's Fees. Any holder of 6% Preferred shall be entitled to recover from the Corporation the reasonable attorneys' fees and expenses incurred by such holder in connection with enforcement by such holder of any obligation of the Corporation hereunder.

     10. No Adverse Actions. The Corporation shall not in any manner, whether by amendment of the Articles of Organization (including, without limitation, any vote establishing a class or series of stock), merger, reorganization, recapitalization, consolidation, sales of assets, sale of stock tender offer, dissolution or otherwise, take any action, or permit any action to be taken, solely or primarily for the purpose of increasing the value of any class of stock of the Corporation if the effect of such action is to reduce the value or security of the 6% Preferred.

                     EXHIBIT A to the Subscription Agreement

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE ON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY OTHER SECURITIES LAWS (THE "ACTS"). NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER MAY BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THIS WARRANT OR COMMON STOCK PURCHASABLE HEREUNDER, AS APPLICABLE, UNDER THE ACTS, OR (B) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACTS.

                                    PHC, INC.
                                     WARRANT


Issue Date: March ___, 1998

     1. Basic Terms. This Warrant (as it may be amended from time to time, the "Warrant") certifies that, for value received, the registered holder specified below or its registered assigns ("Holder"), is the owner of warrants of PHC, Inc., a Massachusetts corporation (the "Corporation"), and is entitled, subject to the terms and conditions of this Warrant, including adjustments as provided herein, to purchase ______ ( ) (number to be pro-rated for a total of 50,000 share) shares of the Common Stock (the "Common Stock") of the Corporation from the Corporation at the price per share shown below (the "Exercise Price").

              Holder:



              Exercise   Price  per   share:   ______   Dollars   and   ______
              Cents ($     )per share

                               [This amount will be the Closing Bid Price of the
                                Corporation's Common Stock on the Issue Date]

     Except as specifically provided otherwise, all references in this Warrant to the Exercise Price and the number of shares of Common Stock purchasable hereunder shall be to the Exercise Price and number of shares after any adjustments are made thereto pursuant to this Warrant.

     2. Corporation's Representations/Covenants. The Corporation represents and covenants that the shares of Common Stock issuable upon the exercise of this Warrant shall at delivery be fully paid and non-assessable and free from taxes, liens, encumbrances and charges with respect to their purchase. The Corporation shall take any necessary actions to assure that the par value per share of the Common Stock is at all times equal to or less than the then current Exercise Price per share of Common Stock issuable pursuant to this Warrant. The Corporation shall at all times reserve and hold available sufficient shares of Common Stock to satisfy all conversion and purchase rights of outstanding convertible securities, options and warrants of the Corporation, including this Warrant.

     3. Method of Exercise: Fractional Shares. This Warrant is exercisable at the option of the Holder in whole at any time or in part from time to time by surrendering this Warrant, on any business day during the period (the "Exercise Period") beginning on the issue date of this Warrant specified above and ending at 5:00 p.m. (Boston, Massachusetts time) three (3) years after the issue date. To exercise this Warrant, the Holder shall surrender this Warrant at the principal office of the Corporation or that of the duly authorized and acting transfer agent for its Common Stock, together with the executed exercise form (substantially in the form of that attached hereto) and together with payment for the Common Stock purchased under this Warrant. The principal office of the Corporation is located at the address specified on the signature page of this Warrant; provided, however, that the Corporation may change its principal office upon notice to the Holder. At the option of the Holder payment shall be made either in cash (by wire) or by certified or bank cashier's check payable to the order of the Corporation or the Holder may elect to receive shares of Common Stock calculated pursuant to paragraph 4. The Corporation shall, immediately upon receipt of such notice, issue and deliver to or upon the order of such Holder a certificate or certificates for the number of shares of Common Stock to which such Holder shall be entitled and such certificate or certificates shall not bear any restrictive legend; provided (A) the Common Stock evidenced thereby are sold pursuant to an effective registration statement under the Act, (B) the holder provides the Corporation with an opinion of counsel reasonably acceptable to the Corporation to the effect that a public sale of such shares may be made without registration under the Act, or (C) such holder provides the Corporation with reasonable assurance that such shares can be sold free of any limitations imposed by Rule 144, promulgated under the Act. The Corporation shall cause such issuance and delivery to be effected within three (3) business days and shall transmit the certificates by messenger or overnight delivery service to reach the address designated by such holder within three (3) business days after the receipt of such notice. This Warrant is not exercisable with respect to a fraction of a share of Common Stock. In lieu of issuing a fraction of a share remaining after exercise of this Warrant as to all full shares covered by this Warrant the Corporation shall either at its option (a) pay for the fractional share cash equal to the same fraction at the fair market price for such share; or (b) issue scrip for the fraction in the registered or bearer form which shall entitle the Holder to receive a certificate for a full share of Common Stock on surrender of scrip aggregating a full share. As compensation to the Holder when the Corporation has failed with respect to such Holder to comply with the Corporation's obligations hereunder, and not as a penalty, the Corporation shall pay to such holder liquidated damages of $500 per day until the certificates are delivered as instructed. Such damages shall be paid to the Holder by cashiers check or wire transfer in immediately available funds to such account as shall be designated in writing by the Holder at the end of each month in which such amounts have accrued. Holder shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of hereof and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which Holder may be entitled by law or equity.

     4. Cashless Exercise.

     (a) The Holder may, upon any full or partial exercise of this Warrant, pay the Exercise Price applicable to such exercise by delivering this Warrant and receiving from the Corporation in return therefor the number of shares of Common Stock as to which the Warrant is being exercised which have a fair market value on the date of exercise equal to the fair market value of the Warrant as established in paragraph 4(b).

     (b) The fair market value of this Warrant shall mean the fair market value of the Common Stock purchasable under this Warrant minus the Exercise Price of this Warrant.

     (c) The fair market value of the Common Stock is, if the Common Stock is traded on a national securities exchange or in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the average of the daily market prices of such stock on the ten (10) trading days immediately preceding the date as of which such value is to be determined. The market price for each such trading day shall be average of the closing prices on such day of the Common Stock on all domestic exchanges on which the Common Stock is then listed, or if there have not been sales on any such exchange on such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ National Market System as of 3:30 p.m., EST time, on such day, or, if the Common Stock is not quoted in the NASDAQ System, the average of the high and low bid and asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization.

     If at any time the Common Stock is not listed on any domestic exchange or quoted in the NASDAQ System or the domestic over-the-counter market, the fair market value shall be the higher of (i) the book value thereof, as determined by any firm of independent public accountants of recognized standing selected by the Corporation (which may be the Corporation's regular independent accountants), as of the last day of any month ending within sixty days preceding the date as of which the determination is to be made; or (ii) the fair market value thereof, which shall be reasonably determined by the Corporation and the Holder as of a date which is within fifteen days of the date as of which the determination is to be made.

     5. Protection Against Dilution. The number of shares of Common Stock purchasable under this Warrant, and the Exercise Price, shall be adjusted as set forth below. If at any time or from time to time after the date of this Warrant, the Corporation:

     (a) takes a record of the holders of its outstanding shares of Common Stock for the purposes of entitling them to receive a dividend payable in, or other distribution of, Common Stock,

     (b) subdivides its outstanding shares of Common Stock into a larger number of shares of Common Stock; or

     (c) combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock;

then, and in each such case, the Exercise Price shall be adjusted to that price determined by multiplying the Exercise Price in effect immediately prior to such event by a fraction (A) the numerator of which is the total number of outstanding shares of Common Stock immediately prior to such event and (B) the denominator of which is the total number of outstanding shares of Common Stock immediately after such event. Upon each adjustment in the Exercise Price under this Warrant such number of shares of Common Stock purchasable under this Warrant shall be adjusted by multiplying the number of shares of Common Stock by a fraction, the numerator of which is the Exercise Price immediately prior to such adjustment and the denominator of which is the Exercise Price in effect upon such adjustment.

     6. Adjustment for Reorganization, Consolidation, Merger, Etc.

     (a) During the Exercise Period, the Corporation shall, prior to consummation of a consolidation with or merger into another corporation, or conveyance of all or substantially all of its assets to any other corporation or corporations, whether affiliated or unaffiliated (any such corporation being included within the meaning of the term "successor corporation"), or agreement to so consolidate, merge or convey assets, require the successor corporation to assume, by written instrument delivered to the Holder, the obligation to issue and deliver to such Holder such shares of stock, securities or property as the Holder shall be entitled to purchase or receive in accordance with the provisions of paragraph 6(b) hereof.

     (b) In the case of any capital reorganization or reclassification of the Common Stock of the Corporation (or any other corporation the stock or other securities of which are at the time receivable on the exercise of this Warrant) during the Exercise Period or in case, during the Exercise Period, the Corporation (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all its assets to another corporation, the Holder, upon exercise, at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the Common Stock of the Corporation (or such other corporation), the proportionate share of all stock, securities or other property issued, paid or delivered for or on all of the Common Stock of the Corporation (or such other corporation) as is allocable to the shares of Common Stock then called for by this Warrant as if the Holder had exercised the Warrant immediately prior thereto, all subject to further adjustment as provided in paragraph 4 of this Warrant.

     7. Notice of Adjustment. On the happening of an event requiring an adjustment of the Exercise Price or the shares purchasable under this Warrant, the Corporation shall immediately give written notice to the Holder stating the adjusted Exercise Price and the adjusted number an kind of securities or other property purchasable under this Warrant resulting from the event and settin forth in reasonable detail the method of calculation and the facts upon which the calculation is based.

     8. Dissolution, Liquidation. In case the voluntary or involuntary dissolution, liquidation or winding up of the Corporation (other than in connection with a reorganization, consolidation, merger, or other transaction covered by paragraph 5 above) is at any time proposed, the Corporation shall give at least thirty days prior written notice to the Holder. Such notice shall contain: (a) the date on which the transaction is to take place; (b) the record date (which shall be at least thirty (30) days after the giving of the notice) as of which holders of Common Stock will be entitled to receive distributions as a result of the transaction; (c) a brief description of the transaction, (d) a brief description of the distributions to be made to holders of Common Stock as a result of the transaction; and (d) an estimate of the fair value of the distributions. On the date of the transaction, if it actually occurs, this Warrant and all rights under this Warrant shall terminate.

     9. Rights of Holder. The Corporation shall deliver to the Holder all notices and other information provided to its holders of shares of Common Stock or other securities which may be issuable hereunder concurrently with the delivery of such information to the holders. This Warrant does not entitle the Holder to any voting rights or, except for the foregoing notice provisions, any other rights as a shareholder of the Corporation. No dividends are payable or will accrue on this Warrant or the Shares purchasable under this Warrant until, and except to the extent that, this Warrant is exercised. Upon the surrender of this Warrant and payment of the Exercise Price as provided above, the person or entity entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the record holder of such shares as of the close of business on the date of the surrender of this Warrant for exercise as provided above. Upon the exercise of this Warrant the Holder shall have all of the rights of a shareholder in the Corporation.

     10. Exchange for Other Denominations. This Warrant is exchangeable, on its surrender by the Holder to the Corporation, for a new Warrant of like tenor and date representing in the aggregate the right to purchase the balance of the number of shares Purchasable under this Warrant in denominations and subject to restrictions on transfer contained herein, in the names designated by the Holder at the time of surrender.

     11. Substitution. Upon receipt by the Corporation of evidence satisfactory (in the exercise of reasonable discretion) to it of the ownership of and the loss, theft or destruction or mutilation of the Warrant, and (in the case or loss, theft or destruction) of indemnity satisfactory (in the exercise of reasonable discretion) to it, and (in the case of mutilation) upon the surrender and cancellation thereof, the Corporation will issue and deliver, in lieu thereof, a new Warrant of like tenor.

     12. Restrictions on Transfer. Neither this Warrant nor the shares of Common Stock issuable on exercise of this Warrant have been registered under the Securities Act or any other securities laws (the "Acts"). Neither this Warrant nor the shares of Common Stock purchasable hereunder may be sold, transferred, pledged or hypothecated in the absence of (a) an effective registration statement for this Warrant or Common Stock purchasable hereunder, as applicable, under the Acts, or (b) an opinion of counsel reasonably satisfactory to the Corporation that registration is not required under such Acts. In addition, this Warrant may be transferred or assigned only if such transferee or assignee shall be an "accredited investor", as described in Section 17 hereof, and such transfer or assignment is made expressly subject to the terms and conditions of this Warrant. If the Holder seeks an opinion as to transfer without registration from Holder's counsel, the Corporation shall provide such factual information to Holder's counsel as Holder's counsel reasonably request for the purpose of rendering such opinion. Each certificate evidencing shares of Common Stock purchased hereunder will bear a legend describing the restrictions on transfer contained in this paragraph unless, in the opinion of counsel reasonably acceptable to the Corporation, the shares need no longer to be subject to the transfer restrictions.

     13. Transfer. Except as otherwise provided in this Warrant, this Warrant is transferable only on the books of the Corporation by the Holder in person or by attorney, on surrender of this Warrant. properly endorsed.

     14. Recognition of Holder. Prior to due presentment for registration of transfer of this Warrant, the Corporation shall treat the Holder as the person exclusively entitled to receive notices and otherwise to exercise rights under this Warrant.All notices required or permitted to be given to the Holder shall be in writing and shall be given by first class mail, postage prepaid, addressed to the Holder at the address of the Holder appearing in the records of the Corporation.

     15. Payment of Taxes. The Corporation shall pay all taxes and other governmental charges, other than applicable income taxes and transfer taxes, if any, which shall be payable by Holder, that may be imposed with respect to the issuance of shares of Common Stock pursuant to the exercise of this Warrant.

     16. Headings. The headings in this Warrant are for purposes of convenience in reference only, shall not be deemed to constitute a part of this Warrant and shall not affect the meaning or construction of any of the provisions of this Warrant.

     17. Accredited Investor Status. The Holder represents and warrants to the Corporation that Holder is an "accredited investor" as that term is defined in Rule 501 of Regulation D, promulgated under the Securities Act of 1933, as amended.

     18. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the present state of incorporation of the Company without regard to such state's principles of conflict of laws.

     19. Miscellaneous. This Warrant may not be changed, waived, discharged or terminated except by an instrument in writing signed by the Corporation and the Holder. This Warrant shall inure to the benefit of and shall be binding upon the successors and assigns of the Corporation and the Holder.





                                       PHC, INC., a Massachusetts corporation


                                       By:  ________________________________
                                                 Authorized Officer


                                       Printed Name:  _______________________
                                       Title:  ______________________________

                                       200 Lake Street -- Suite 102
                                       Peabody, Massachusetts 01960

                                    PHC, Inc.

                                Form of Transfer


             (To be executed by the Holder to transfer the Warrant)


For value received the undersigned registered holder of the attached Warrant hereby sells, assigns, and transfers the Warrant to the Assignee(s) named below:

Name of
Assignee:  ____________________________________________

Address:   ____________________________________________

         ____________________________________________


Assignee's Taxpayer ID No.:  _____________________________

Number of shares
subject to transferred Warrant:  ____________________________


The  undersigned   registered  holder  further   irrevocably   appoints  as  its
attorney-in-fact (with full power of substitution) to transfer this Warrant as aforesaid on the books of the Corporation.



Date:  ________________________________
       ________________________________
                 Signature

                                    PHC, Inc.
                                  Exercise Form

                    (To be executed by the Holder to purchase
                      Common Stock pursuant to the Warrant)


The undersigned holder of the attached Warrant hereby: (1) irrevocably elects to exercise purchase rights represented by such Warrant for, and to purchase,
______ shares of Common Stock of PHC, Inc., a Massachusetts corporation, pursuant to the Warrant Certificate and encloses payment of $ _______________ therefor (in cash, by wire, or by certified or bank cashier's check); (2)
requests that a certificate for the shares be issued in the name of the undersigned; and (3) if such number of shares is not all of the shares purchasable under this Warrant, that a new Warrant of like tenor for the balance of the remaining shares purchasable under this Warrant be issued under the terms and conditions of the Warrant.






Date:  __________________________         ____________________________________
                                            Signature

      Incorporated by Reference into the Resolutions Establishing Right and
              Preferences for Series a Convertible Preferred Stock.


                          PROMISSORY NOTE (the "Note")



Date:  __________________,  ________________________

Maker: PHC, Inc.

Maker's Mailing Address:     200 Lake Street -- Suite 102
                             Peabody, Massachusetts 01960

Payee:

Place for Payment:

Principal Amount: $_________________________________

Annual Interest Rate on Unpaid Principal From Date: Eight percent (8%).

Annual Past Due  Interest  Rate on Unpaid  Principal  from  Maturity to Payment:
Fifteen percent (15%).

Terms of Payment: Principal and interest shall be due and payable in six (6) equal consecutive monthly payments of $ ________________ (based on a six (6) month amortization) with the first payment being due and payable on the first day of _____________________.

The Maker promises to pay to the order of Payee at the place for payment and according to the terms of payment the outstanding principal and accrued interest at the rates stated above. All unpaid amounts owing on this Note shall be due by the final scheduled payment date of ________________________.

Additional Provisions:

If Maker defaults in the payment of this Note, or in any instrument securing or collateral to it, then Payee may declare the unpaid principal balance of this Note and all accrued interest immediately due and payable. Maker and each surety, endorser, and guarantor or other party liable for the payment of any sums of money payable on this Note severally waive all demands for payment, presentations for payment, notices of dishonor, notices of intention to accelerate maturity, notices of acceleration of maturity, protests, and notices of protest, to the extent permitted by law.

     If this Note or any instrument securing or collateral to it is given to an attorney for collection or enforcement. or if suit is brought for collection or enforcement or if it is collected or enforced through probate, bankruptcy, or other judicial proceedings then Maker shall pay Payee all costs of collection and enforcement, including reasonable attorneys fees and court costs, in addition to other amounts due.


                           PHC. INC., PROMISSORY NOTE
Page 1

     Interest that may be contracted for, taken, reserved, charged or received under law; any interest in excess of that maximum amount shall be credited on the principal of the debt or, if that has been paid, refunded. On any acceleration or required or permitted prepayment, any such excess shall be canceled automatically as of the acceleration or prepayment or, if already paid, credited on the principal of the debt or, if the principal of the debt has been paid, refunded. This provision overrides other provisions in this and all other instruments concerning the debt.

     When the context requires, singular nouns and pronouns include the plural.

     This Note is to be governed and construed in accordance with the laws of the State of Texas.

     MAKER, FOR GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, (I) HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT AND OTHER COURTS OF THE UNITED STATES SITTING IN TEXAS FOR THE PURPOSES OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND (ii) HEREBY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURT, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER. MAKER CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF TO MAKER AT ITS MAIN BUSINESS OFFICE AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING IN THIS PARAGRAPH SHALL AFFECT OR LIMIT ANY RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

     Executed as of date first above written.

                  PHC Inc., a Massachusetts corporation

                  By:  _______________________________________
                  Name of
                  Authorized Officer:  __________________________
                  Title:  ______________________________________








                           PHC. INC., PROMISSORY NOTE
Page 2

                     EXHIBIT B to the Subscription Agreement

Section 2.2(a): PHC, Inc. Subsidiaries:

PHC of Utah, Inc.                       Pioneer Counseling of Virginia, Inc.
D/B/A Highland Ridge Hospital           (80% Owned)
4578 Highland Drive                     D/B/A Pioneer Counseling of Virginia
Salt Lake City, UT 94117                D/B/A Counseling Associates of Virginia
                                        400 East Burwell street
                                        Salem, VA 24153

PHC of Virginia, Inc.                   PHC of Kansas, Inc.
D/B/A Mount Regis Center                D/B/A Total Concept EAP
D/B/A Changes                           7451 Szwitzer, Suite 101
405 Kimball Avenue                      Shawnee Mission, KS 66203
Salem, VA 24153

Quality Care Centers of Mass, Inc.      PHC of California, Inc.
D/B/A Franvale Nursing & Rehab Center   D/B/A Marin Grove
20 Pond Street                          42 Grove Street
Braintree, MA 02194                     San Rafael, CA 94901

PHC of Nevada, Inc.                     Professional Health Associates
D/B/A Harmony Healthcare                94-19 59 Avenue
2340 Paseo del Prado, Bldg.D           Elmhum NY 11373
Las Vegas, NV 89102

Northpoint - Pioneer, Inc.              STL, Inc.
D/B/A Pioneer Counseling Center         200 Lake Street
31700 W. 13 Mile; Suite 201             Suite 102
Farmington Hills, MI 48334              Peabody, MA 0 1960

BSC-NY, Inc.                            Harmony Behavioral Health
D/B/A Behavioral Stress Center          2340 Paseo del Prado, Bldg.D
94-19 59 Avenue                         Las Vegas, NV 89102
Elmhurst, NY 11373

PHC of Michigan, Inc.                   PHC of Rhode island, Inc.
D/B/A Harbor Oaks Hospital              D/B/A Good Hope Center
35031 23 Mile Road                      P.O. Box 1491
New Baltimore, MI 48047                 Coventry, RI 02816-0029

                               EXHIBIT B (cont'd.)
     Section 2.2(f):

     The Company failed to file two years' of audited financial statements for Behavioral Stress Centers, Inc. and Clinical Diagnostics and Clinical Associates, as described in the December 18, 1996 letter from Choate, Hall & Stewart to Mr. Robert Bayless of the Securities and Exchange Commission.

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE ON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY OTHER SECURITIES LAWS (THE "ACTS"). NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER MAY BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (A) AN REGISTRATION STATEMENT FOR THIS WARRANT OR COMMON STOCK PURCHASABLE HEREUNDER, AS APPLICABLE, UNDER THE ACTS, OR (B) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACTS.

                                    PHC, INC.
                                     WARRANT


Issue Date: March 16, 1998

     1. Basic Term. This Warrant (as it may be amended from time to time, the "Warrant") certifies that, for value received, the holder specified below or its assigns "Holder"), is the owner of warrants of PHC, Inc., a Massachusetts corporation (the "Corporation"), and is entitled, subject to the terms and conditions of this Warrant, including adjustments as provided herein, to purchase Twenty Six Thousand Three Hundred Fifteen (26,315) shares of Class A Common Stock (the "Common Stock") of the Corporation from the Corporation at the price per share shown below (the "Exercise Price").

     Holder: ProFutures Special Equities Fund, L.P.


     Exercise Price per share: Two Dollars and Five-Sixteenths Cents ($2 5/16) per share


Except as specifically provided otherwise, all references in this Warrant to the Exercise Price and the number of shares of Common Stock purchasable hereunder shall be to the Exercise Price and number of shares after any adjustments are made thereto pursuant to this Warrant.

     2. Corporations Representations/Covenants. The corporation and covenants that the shares of Common Stock issuable upon the exercise of this Warrant shall at delivery be fully paid and nonasseble and free from taxes, liens, encumbrances and charges with respect to their purchase. The Corporation shall take any necessary actions to assure that the par value per share of the Common Stock is at all times equal to or less than the then current Exercise Price per share of Common Stock issuable pursuant to this Warrant. The Corporation shall at all times reserve and hold available sufficient shares of Common Stock to satisfy all conversion and purchase rights of outstanding convertible securities, options and warrants of the Corporation, including this Warrant

     3. Method of Exercise: Fractional Shares. This Warrant is exercisable at the option of the Holder in whole at any time or in part from time to time by surrendering this Warrant, on any business day during the period (the "Exercise Period") beginning on the issue date of this Warrant specified above and ending at 5:00 p.m. (Boston, Massachusetts time) three (3) years after the Late date. To exercise this Warrant, the Holder shall surrender this Warrant at the office of the Corporation or that of the duly authorized and acting transfer agent for its Common Stock, together with the executed exercise form (substantially in the form of that attached hereto) and together with payment for the Common Stock purchased under this Warrant the principal office of the Corporation is located at the address specified on the signature page of this Warrant; provided, however, that the Corporation may change its principal office upon notice to the Holder. At the option of the Holder payment shall be made either in cash (by wire) or by certified or bank cashier's check payable to the order of the Corporation or the Holder may elect to move shares of Common Stock calculated pursuant to paragraph 4. The Corporation shall, immediately upon receipt of such notice, issue and deliver to or upon the order of such Holder a certificate or certificates for the number of shares of Common Stock to which such Holder shall be entitled and such certificate or certificates shall not bear any restrictive legend; provided (A) the Common Stock evidenced thereby are sold pursuant to an effective registration statement under the Act, (B) the holder provides the Corporation with an opinion of counsel reasonably acceptable to the Corporation to the effect that a public sale of such shares may be made on under the Act, or
(C) such holder provides the Corporation with reasonable assurance that such shares can be sold free of any limitations imposed by Rule 144, promulgated under the Act. The Corporation shall cause such issuance and delivery to be effected within three (3) business days and shall transmit the certificates by messenger or overnight delivery service to reach the address designated by such holder within three (3) business days after the receipt of such notice. This Warrant is not exercisable with respect to a fraction of a share of Common Stock. In lieu of issuing a fraction of a share remaining after exercise of this Warrant as to all full shares covered by this Warrant, the Corporation shall either at its option (a) pay for the fractional share cash equal to the same fraction at the fair market price for such share; or (b) issue scrip for the fraction in the registered or bearer form which shall entitle the Holder to receive a certificate for a full share of Common Stock on surrender of scrip aggregating a full share. As compensation to the Holder when the Corporation has failed with respect to such Holder to comply with the Corporation's obligations hereunder, and not as a penalty, the Corporation shall pay to such holder liquidated damages of $500 per day until the certificates are delivered as instructed. Such damages shall be paid to the Holder by cashier's check or wire transfer in immediately available funds to such account as shall be designated in writing by the Holder at the end of each month in which such amounts have accrued. Holder shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of hereof and to enforce specifically the transfer and provisions hereof, this being in addition to any other remedy to which Holder may be entitled by law or equity.


     (a) The Holder may, upon any full or partial exercise of this Warrant, pay the Exercise Price applicable to such exercise by delivering this Warrant and receiving from the Corporation in return therefor the number of shares of Common Stock as to which the Warrant is being exercised which have a fair market value on the date of exercise equal to the fair market value of the Warrant as established in paragraph 4(b).

     (b) The fair market value of this Warrant shall mean the fair market value of the Common Stock purchasable under this Warrant minus the Exercise Price of this Warrant.


     (c) The fair market value of the Common Stock is, if the Common Stock is traded on a national securities exchange or in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the average of the daily market prices of such stock on the ten (10) trading days immediately preceding the date as of which such value is to be determined. The market price for each such trading shall be average of the closing prices on such day of the Common Stock on all domestic exchanges on which the Common Stock is then listed, or if there have not been sales on any such exchange on such day, the average of the highest bid and lowest asked prices on all such exchanges at he end of such day, or, if the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ National Market System as of 3:30 p.m., EST time, on such day, or, if the Common Stock is not quoted in the NASDAQ System, the average of the high and low bid and asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization.

If at any time the Common Stock is not listed on any domestic exchange or quoted in the NASDAQ System or the domestic over-the-counter market, the fair market value shall be the higher of (i) the book value thereof, as determined by any firm of independent public accountants of recognized standing selected by the Corporation (which may be the Corporation's regular independent accountants), as of the last day of any month ending within sixty days preceding the date as of which the determination is to be made; or (ii) the fair market value thereof, which shall be reasonably determined by the Corporation and the Holder as of a date which is within fifteen days of the date as of which the determination is to be made.

     5. Protection Against Dilution. The number of shares of Common Stock purchasable under this Warrant, and the Exercise Price, shall be adjusted as set forth below. If at any time or from time to time after the date of this Warrant, the Corporation:

     (a) takes a record of the holders of its outstanding shares of Common Stock for the purposes of entitling them to receive a dividend payable in, or other distribution of, Common Stock,

     (b) subdivides its outstanding shares of Common Stock into a larger number of shares of Common Stock; or

     (c) combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock;

then, and in each such case, the Exercise Price shall be adjusted to that price determined by multiplying the Exercise Price in effect immediately prior to such event by a fraction (A) the numerator of which is the total number of outstanding shares of Common Stock immediately prior to such event and (B) the denominator of which is the total number of outstanding shares of Common Stock immediately after such event. Upon each adjustment in the Exercise Price under this Warrant such number of shares of Common Stock purchasable under this Warrant shall be adjusted by multiplying the number of shares of Common Stock by a fraction, the numerator of which is the Exercise Price immediately prior to such adjustment and the denominator of which is the Exercise Price in effect upon such adjustment.

     6. Adjustment for Reorganization, Consolidation, Merger, Etc.

     (a) During the Exercise Period, the Corporation shall, prior to consummation of a consolidation with or merger into another corporation, or conveyance of all or substantially all of its assets to any other corporation or corporations, whether affiliated or unaffiliated (any such corporation being included within the meaning of the term "successor corporation"), or agreement to so consolidate, merge or convey assets, require the successor corporation to assume, by written instrument delivered to the Holder, the obligation to issue and deliver to such Holder such shares of stock, securities or property as the Holder shall be entitled to purchase or receive in accordance with the provisions of paragraph 6(b) hereof.

     (b) In the case of any capital reorganization or reclassification of the Common Stock of the Corporation (or any other corporation the stock or other securities of which are at the time receivable on the exercise of this Warrant) during the Exercise Period or in case, during the Exercise Period, the Corporation (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all its assets to another corporation, the Holder, upon exercise, at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the Common Stock of the Corporation (or such other corporation), the proportionate share of all stock, securities or other property issued, paid or delivered for or on all of the Common Stock of the Corporation (or such other corporation) as is allocable to the shares of Common Stock then called for by this Warrant as if the Holder had exercised the Warrant immediately prior thereto, all subject to further adjustment as provided in paragraph 4 of this Warrant.

     7. Notice of Adjustment. On the happening of an event requiring an adjustment of the Exercise Price or the shares purchasable under this Warrant, the Corporation shall immediately give written notice to the Holder stating the adjusted Exercise Price and the adjusted number and kind of securities or other property purchasable under this Warrant resulting from the event and setting forth in reasonable detail the method of calculation and the facts upon which the calculation is based.

     8. Dissolution, Liquidation. In case the voluntary or involuntary dissolution, liquidation or winding up of the Corporation (other than in connection with a reorganization, consolidation, merger, or other transaction covered by paragraph 5 above) is at any time proposed, the Corporation shall give at least thirty days prior written notice to the Holder. Such notice shall contain: (a) the date on which the transaction is to take place; (b) the record date (which shall be at least thirty (30) days after the giving of the notice) as of which holders of Common Stock will be entitled to receive distributions as a result of the transaction; (c) a brief description of the transaction, (d) a brief description of the distributions to be made to holders of Common Stock as a result of the transaction; and (d) an estimate of the fair value of the distributions. On the date of the transaction, if it actually occurs, this Warrant and all rights under this Warrant shall terminate.

     9. Rights of Holder. The Corporation shall deliver to the Holder all notices and other information provided to its holders of shares of Common Stock or other securities which may be issuable hereunder concurrently with the delivery of such information to the holders. This Warrant does not entitle the Holder to any voting rights or, except for the foregoing notice provisions, any other rights as a shareholder of the Corporation. No dividends are payable or will accrue on this Warrant or the Shares purchasable under this Warrant until. and except to the extent that, this Warrant is exercised. Upon the surrender of this Warrant and payment of the Exercise Price as provided above, the person or entity entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the record holder of such shares as of the close of business on the date of the surrender of this Warrant for exercise as provided above. Upon the exercise of this Warrant the Holder shall have all of the rights of a shareholder in the Corporation.

     10. Exchange for Other Denominations. This Warrant is exchangeable, on its surrender by the Holder to the Corporation, for a new Warrant of like tenor and date representing in the aggregate the right to purchase the balance of the number of shares Purchasable under this Warrant in denominations and subject to restrictions on transfer contained herein, in the names designated by the Holder at the time of surrender.

     11. Substitution. Upon receipt by the Corporation of evidence satisfactory (in the exercise of reasonable discretion) to it of the ownership of and the loss, theft or destruction or mutilation of the Warrant, and (in the case or loss, theft or destruction) of indemnity satisfactory (in the exercise of reasonable discretion) to it, and (in the case of mutilation) upon the surrender and cancellation thereof, the Corporation will issue and deliver, in lieu thereof, a new Warrant of like tenor.

     12. Restrictions on Transfer. Neither this Warrant nor the shares of Common Stock issuable on exercise of this Warrant have been registered under the Securities Act or any other securities laws (the "Acts"). Neither this Warrant nor the shares of Common Stock purchasable hereunder may be sold, transferred, pledged or hypothecated in the absence of (a) an effective registration statement for this Warrant or Common Stock purchasable hereunder, as applicable, under the Acts, or (b) an opinion of counsel reasonably satisfactory to the Corporation that registration is not required under such Acts. In addition, this Warrant may be transferred or assigned only if such transferee or assignee shall be an "accredited investor", as described in Section 17 hereof, and such transfer or assignment is made expressly subject to the terms and conditions of this Warrant. If the Holder seeks an opinion as to transfer without registration from Holder's counsel, the Corporation shall provide such factual information to Holder's counsel as Holder's counsel reasonably request for the purpose of rendering such opinion. Each certificate evidencing shares of Common Stock purchased hereunder will bear a legend describing the restrictions on transfer contained in this paragraph unless, in the opinion of counsel reasonably acceptable to the Corporation, the shares need no longer to be subject to the transfer restrictions.

     13. Transfer. Except as otherwise provided in this Warrant, this Warrant is transferable only on the books of the Corporation by the Holder in person or by attorney, on surrender of this Warrant,. properly endorsed.

     14. Recognition of Holder. Prior to due presentment for registration of transfer of this Warrant, the Corporation shall treat the Holder as the person exclusively entitled to receive notices and otherwise to exercise rights under this Warrant. All notices required or permitted to be given to the Holder shall be in writing and shall be given by first class mail, postage prepaid, addressed to the Holder at the address of the Holder appearing in the records of the Corporation.

     15. Payment of Taxes. The Corporation shall pay all taxes and other governmental charges, other than applicable income taxes and transfer taxes, if any, which shall be payable by Holder, that may be imposed with respect to the issuance of shares of Common Stock pursuant to the exercise of this Warrant.

     16. Headings. The headings in this Warrant are for purposes of convenience in reference only, shall not be deemed to constitute a part of this Warrant and shall not affect the meaning or construction of any of the provisions of this Warrant.

     17. Accredited Investor Status. The Holder represents and warrants to the Corporation that Holder is an "accredited investor" as that term is defined in Rule 501 of Regulation D, promulgated under the Securities Act of 1933, as amended.

     18. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the present state of incorporation of the Company without regard to such state's principles of conflict of laws.

     19. Miscellaneous. This Warrant may not be changed, waived, discharged or terminated except by an instrument in writing signed by the Corporation and the Holder. This Warrant shall inure to the benefit of and shall be binding upon the successors and assigns of the Corporation and the Holder.





                                       PHC, INC., a Massachusetts corporation


                                       By:  /s/ Bruce A Shear
                                                Authorized Officer


                                       Printed Name:  Bruce A. Shear
                                       Title:         President

                                       200 Lake Street -- Suite 102
                                       Peabody, Massachusetts 01960

                                    PHC, Inc.

                                Form of Transfer


             (To be executed by the Holder to transfer the Warrant)

For value received the undersigned registered holder of the attached Warrant hereby sells, assigns, and transfers the Warrant to the Assignee(s) named below:

Name of
Assignee:  ____________________________________________

Address:   ____________________________________________

         ____________________________________________


Assignee's Taxpayer ID No.:  _____________________________

Number of shares
subject to transferred Warrant:  ____________________________


The  undersigned   registered  holder  further   irrevocably   appoints  as  its
attorney-in-fact (with full power of substitution) to transfer this Warrant as aforesaid on the books of the Corporation.



Date:  ______________________             _____________________________________
                                               Signature

                                    PHC, Inc.
                                  Exercise Form

                    (To be executed by the Holder to purchase
                      Common Stock pursuant to the Warrant)


The undersigned holder of the attached Warrant hereby: (1) irrevocably elects to exercise purchase rights represented by such Warrant for, and to purchase,
______ shares of Common Stock of PHC, Inc., a Massachusetts corporation, pursuant to the Warrant Certificate and encloses payment of $ _______________ therefor (in cash, by wire, or by certified or bank cashier's check); (2)
requests that a certificate for the shares be issued in the name of the undersigned; and (3) if such number of shares is not all of the shares purchasable under this Warrant, that a new Warrant of like tenor for the balance of the remaining shares purchasable under this Warrant be issued under the terms and conditions of the Warrant.






Date:  __________________________          __________________________________
                                                Signature

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE ON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY OTHER SECURITIES LAWS (THE "ACTS"). NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER MAY BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (A) AN REGISTRATION STATEMENT FOR THIS WARRANT OR COMMON STOCK PURCHASABLE HEREUNDER, AS APPLICABLE, UNDER THE ACTS, OR (B) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACTS.

                                    PHC, INC.
                                     WARRANT


Issue Date: March 16, 1998

     1. Basic Term. This Warrant (as it may be amended from time to time, the "Warrant") certifies that, for value received, the holder specified below or its assigns ("Holder"), is the owner of warrants of PHC, Inc., a Massachusetts corporation (the "Corporation"), and is entitled, subject to the terms and conditions of this Warrant, including adjustments as provided herein, to purchase Seven Thousand Eight Hundred Ninety (7,890) shares of Class A Common Stock (the "Common Stock") of the Corporation from the Corporation at the price per share shown below (the "Exercise Price").

         Holder:                                Gary D. Halbert


     Exercise Price per share: Two Dollars and Five-Sixteenths Cents ($2 5/16) per share


Except as specifically provided otherwise, all references in this Warrant to the Exercise Price and the number of shares of Common Stock purchasable hereunder shall be to the Exercise Price and number of shares after any adjustments are made thereto pursuant to this Warrant.

     2. Corporation's Representations/Covenants. The corporation and covenants that the shares of Common Stock issuable upon the exercise of this Warrant shall at delivery be fully paid and nonasseble and free from taxes, liens, encumbrances and charges with respect to their purchase. The Corporation shall take any necessary actions to assure that the par value per share of the Common Stock s at all times equal to or less than the then current Exercise Price per share of Common Stock issuable pursuant to this Warrant. The Corporation shall at all times reserve and hold available sufficient shares of Common Stock to satisfy all conversion and purchase rights of outstanding convertible securities, options and warrants of the Corporation, including this Warrant

     3. Method of Exercise: Fractional Shares. This Warrant is exercisable at the option of the Holder in whole at any time or in part from time to time by surrendering this Warrant, on any business day during the period (the "Exercise Period") beginning on the issue date of this Warrant specified above and ending at 5:00 p.m. (Boston, Massachusetts time) three (3) years after the Late date. To exercise this Warrant, the Holder shall surrender this Warrant at the office of the Corporation or that of the duly authorized and acting transfer agent for its Common Stock, together with the executed exercise form (substantially in the form of that attached hereto) and together with payment for the Common Stock purchased under this Warrant the principal office of the Corporation is located at the address specified on the signature page of this Warrant; provided, however, that the Corporation may change its principal office upon notice to the Holder. At the option of the Holder payment shall be made either in cash (by wire) or by certified or bank cashier's check payable to the order of the Corporation or the Holder may elect to move shares of Common Stock calculated pursuant to paragraph 4. The Corporation shall, immediately upon receipt of such notice, issue and deliver to or upon the order of such Holder a certificate or certificates for the number of shares of Common Stock to which such Holder shall be entitled and such certificate or certificates shall not bear any restrictive legend; provided (A) the Common Stock evidenced thereby are sold pursuant to an effective registration statement under the Act, (B) the holder provides the Corporation with an opinion of counsel reasonably acceptable to the Corporation to the effect that a public sale of such shares may be made on under the Act, or
(C) such holder provides the Corporation with reasonable assurance that such shares can be sold free of any limitations imposed by Rule 144, promulgated under the Act. The Corporation shall cause such issuance and delivery to be effected within three (3) business days and shall transmit the certificates by messenger or overnight delivery service to reach the address designated by such holder within three (3) business days after the receipt of such notice. This Warrant is not exercisable with respect to a fraction of a share of Common Stock. In lieu of issuing a fraction of a share remaining after exercise of this Warrant as to all full shares covered by this Warrant, the Corporation shall either at its option (a) pay for the fractional share cash equal to the same fraction at the fair market price for such share; or (b) issue scrip for the fraction in the registered or bearer form which shall entitle the Holder to receive a certificate for a full share of Common Stock on surrender of scrip aggregating a full share. As compensation to the Holder when the Corporation has failed with respect to such Holder to comply with the Corporation's obligations hereunder, and not as a penalty, the Corporation shall pay to such holder liquidated damages of $500 per day until the certificates are delivered as instructed. Such damages shall be paid to the Holder by cashier's check or wire transfer in immediately available funds to such account as shall be designated in writing by the Holder at the end of each month in which such amounts have accrued. Holder shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of hereof and to enforce specifically the transfer and provisions hereof, this being in addition to any other remedy to which Holder may be entitled by law or equity.


     (a) The Holder may, upon any full or partial exercise of this Warrant, pay the Exercise Price applicable to such exercise by delivering this Warrant and receiving from the Corporation in return therefor the number of shares of Common Stock as to which the Warrant is being exercised which have a fair market value on the date of exercise equal to the fair market value of the Warrant as established in paragraph 4(b).

     (b) The fair market value of this Warrant shall mean the fair market value of the Common Stock purchasable under this Warrant minus the Exercise Price of this Warrant.

     (c) The fair market value of the Common Stock is, if the Common Stock is traded on a national securities exchange or in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System ("NASDA", the average of the daily market prices of such stock on the ten
(10) trading days immediately preceeding the date as of which such value is to be determined. The market price for each such trading day shall be average of the closing prices on such day of the Common Stock on all domestic exchanges on which the Common Stock is then listed, or if there have not been sales on any such exchange on such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ National Market System as of 3:30 p.m., EST time, on such day, or, if the Common Stock is not quoted in the NASDAQ System, the average of the high and low bid and asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization.

If at any time the Common Stock is not listed on any domestic exchange or quoted in the NASDAQ System or the domestic over-the-counter market, the fair market value shall be the higher of (i) the book value thereof, as determined by any firm of independent public accountants of recognized standing selected by the Corporation (which may be the Corporation's regular independent accountants), as of the last day of any month ending within sixty days preceding the date as of which the determination is to be made; or (ii) the fair market value thereof, which shall be reasonably determined by the Corporation and the Holder as of a date which is within fifteen days of the date as of which the determination is to be made.

     5. Protection Against Dilution. The number of shares of Common Stock purchasable under this Warrant, and the Exercise Price, shall be adjusted as set forth below. If at any time or from time to time after the date of this Warrant, the Corporation:

     (a) takes a record of the holders of its outstanding shares of Common Stock for the purposes of entitling them to receive a dividend payable in, or other distribution of, Common Stock,

     (b) subdivides its outstanding shares of Common Stock into a larger number of shares of Common Stock; or

     (c) combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock;

then, and in each such case, the Exercise Price shall be adjusted to that price determined by multiplying the Exercise Price in effect immediately prior to such event by a fraction (A) the numerator of which is the total number of outstanding shares of Common Stock immediately prior to such event and (B) the denominator of which is the total number of outstanding shares of Common Stock immediately after such event. Upon each adjustment in the Exercise Price under this Warrant such number of shares of Common Stock purchasable under this Warrant shall be adjusted by multiplying the number of shares of Common Stock by a fraction, the numerator of which is the Exercise Price immediately prior to such adjustment and the denominator of which is the Exercise Price in effect upon such adjustment.

     6. Adjustment for Reorganization, Consolidation, Merger, Etc.

     (a) During the Exercise Period, the Corporation shall, prior to consummation of a consolidation with or merger into another corporation, or conveyance of all or substantially all of its assets to any other corporation or corporations, whether affiliated or unaffiliated (any such corporation being included within the meaning of the term "successor corporation"), or agreement to so consolidate, merge or convey assets, require the successor corporation to assume, by written instrument delivered to the Holder, the obligation to issue and deliver to such Holder such shares of stock, securities or property as the Holder shall be entitled to purchase or receive in accordance with the provisions of paragraph 6(b) hereof.

     (b) In the case of any capital reorganization or reclassification of the Common Stock of the Corporation (or any other corporation the stock or other securities of which are at the time receivable on the exercise of this Warrant) during the Exercise Period or in case, during the Exercise Period, the Corporation (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all its assets to another corporation, the Holder, upon exercise, at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the Common Stock of the Corporation (or such other corporation), the proportionate share of all stock, securities or other property issued, paid or delivered for or on all of the Common Stock of the Corporation (or such other corporation) as is allocable to the shares of Common Stock then called for by this Warrant as if the Holder had exercised the Warrant immediately prior thereto, all subject to further adjustment as provided in paragraph 4 of this Warrant.

     7. Notice of Adjustment. On the happening of an event requiring an adjustment of the Exercise Price or the shares purchasable under this Warrant, the Corporation shall immediately give written notice to the Holder stating the adjusted Exercise Price and the adjusted number and kind of securities or other property purchasable under this Warrant resulting from the event and setting forth in reasonable detail the method of calculation and the facts upon which the calculation is based.

     8. Dissolution, Liquidation. In case the voluntary or involuntary dissolution, liquidation or winding up of the Corporation (other than in connection with a reorganization, consolidation, merger, or other transaction covered by paragraph 5 above) is at any time proposed, the Corporation shall give at least thirty days prior written notice to the Holder. Such notice shall contain: (a) the date on which the transaction is to take place; (b) the record date (which shall be at least thirty (30) days after the giving of the notice) as of which holders of Common Stock will be entitled to receive distributions as a result of the transaction; (c) a brief description of the transaction, (d) a brief description of the distributions to be made to holders of Common Stock as a result of the transaction; and (d) an estimate of the fair value of the distributions. On the date of the transaction, if it actually occurs, this Warrant and all rights under this Warrant shall terminate.

     9. Rights of Holder. The Corporation shall deliver to the Holder all notices and other information provided to its holders of shares of Common Stock or other securities which may be issuable hereunder concurrently with the delivery of such information to the holders. This Warrant does not entitle the Holder to any voting rights or, except for the foregoing notice provisions, any other rights as a shareholder of the Corporation. No dividends are payable or will accrue on this Warrant or the Shares purchasable under this Warrant until. and except to the extent that, this Warrant is exercised. Upon the surrender of this Warrant and payment of the Exercise Price as provided above, the person or entity entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the record holder of such shares as of the close of business on the date of the surrender of this Warrant for exercise as provided above. Upon the exercise of this Warrant the Holder shall have all of the rights of a shareholder in the Corporation.

     10. Exchange for Other Denominations. This Warrant is exchangeable, on its surrender by the Holder to the Corporation, for a new Warrant of like tenor and date representing in the aggregate the right to purchase the balance of the number of shares Purchasable under this Warrant in denominations and subject to restriction s on transfer contained herein, in the names designated by the Holder at the time of surrender.

     11. Substitution. Upon receipt by the Corporation of evidence satisfactory (in the exercise of reasonable discretion) to it of the ownership of and the loss, theft or destruction or mutilation of the Warrant, and (in the case or loss, theft or destruction) of indemnity satisfactory (in the exercise of reasonable discretion) to it, and (in the case of mutilation) upon the surrender and cancellation thereof, the Corporation will issue and deliver, in lieu thereof, a new Warrant of like tenor.

     12. Restrictions on Transfer. Neither this Warrant nor the shares of Common Stock issuable on exercise of this Warrant have been registered under the Securities Act or any other securities laws (the "Acts"). Neither this Warrant nor the shares of Common Stock purchasable hereunder may be sold, transferred, pledged or hypothecated in the absence of (a) an effective registration statement for this Warrant or Common Stock purchasable hereunder, as applicable, under the Acts, or (b) an opinion of counsel reasonably satisfactory to the Corporation that registration is not required under such Acts. In addition, this Warrant may be transferred or assigned only if such transferee or assignee shall be an "accredited investor", as described in Section 17 hereof, and such transfer or assignment is made expressly subject to the terms and conditions of this Warrant. If the Holder seeks an opinion as to transfer without registration from Holder's counsel, the Corporation shall provide such factual information to Holder's counsel as Holder's counsel reasonably request for the purpose of rendering such opinion. Each certificate evidencing shares of Common Stock purchased hereunder will bear a legend describing the restrictions on transfer contained in this paragraph unless, in the opinion of counsel reasonably acceptable to the Corporation, the shares need no longer to be subject to the transfer restrictions.

     13. Transfer. Except as otherwise provided in this Warrant, this Warrant is transferable only on the books of the Corporation by the Holder in person or by attorney, on surrender of this Warrant. properly endorsed.

     14. Recognition of Holder. Prior to due presentment for registration of transfer of this Warrant, the Corporation shall treat the Holder as the person exclusively entitled to receive notices and otherwise to exercise rights under this Warrant. All notices required or permitted to be given to the Holder shall be in writing and shall be given by first class mail, postage prepaid, addressed to the Holder at the address of the Holder appearing in the records of the Corporation.

     15. Payment of Taxes. The Corporation shall pay all taxes and other governmental charges, other than applicable income taxes and transfer taxes, if any, which shall be payable by Holder, that may be imposed with respect to the issuance of shares of Common Stock pursuant to the exercise of this Warrant.

     16. Headings. The headings in this Warrant are for purposes of convenience in reference only, shall not be deemed to constitute a part of this Warrant and shall not affect the meaning or construction of any of the provisions of this Warrant.

     17. Accredited Investor Status. The Holder represents and warrants to the Corporation that Holder is an "accredited investor" as that term is defined in Rule 501 of Regulation D, promulgated under the Securities Act of 1933, as amended.

     18. Governing Law. This Agreement hall be governed by and construed and enforced in accordance with the internal laws of the present state of incorporation of the Company without regard to such state's principles of conflict of laws.

     19. Miscellaneous. This Warrant may not be changed, waived, discharged or terminated except by an instrument in writing signed by the Corporation and the Holder. This Warrant shall inure to the benefit of and shall be binding upon the successors and assigns of the Corporation and the Holder.





                                       PHC, INC., a Massachusetts corporation


                                       By:   /s/ Bruce A Shear
                                                 Authorized Officer


                                       Printed Name:  Bruce A. Shear
                                       Title:         President

                                       200 Lake Street -- Suite 102
                                       Peabody, Massachusetts 01960

                                    PHC, Inc.

                                Form of Transfer


             (To be executed by the Holder to transfer the Warrant)


For value received the undersigned registered holder of the attached Warrant hereby sells, assigns, and transfers the Warrant to the Assignee(s) named below:

Name of
Assignee: ____________________________________________

Address:  ____________________________________________

         ____________________________________________


Assignee's Taxpayer ID No.:  _____________________________

Number of shares
subject to transferred Warrant:  ____________________________


The  undersigned   registered  holder  further   irrevocably   appoints  as  its
attorney-in-fact (with full power of substitution) to transfer this Warrant as aforesaid on the books of the Corporation.



Date:  ________________________       ________________________________
                                         Signature

                                    PHC, Inc.
                                  Exercise Form

                    (To be executed by the Holder to purchase
                      Common Stock pursuant to the Warrant)


The undersigned holder of the attached Warrant hereby: (1) irrevocably elects to exercise purchase rights represented by such Warrant for, and to purchase,
______ shares of Common Stock of PHC, Inc., a Massachusetts corporation, pursuant to the Warrant Certificate and encloses payment of $ _______________ therefor (in cash, by wire, or by certified or bank cashier's check); (2)
requests that a certificate for the shares be issued in the name of the undersigned; and (3) if such number of shares is not all of the shares purchasable under this Warrant, that a new Warrant of like tenor for the balance of the remaining shares purchasable under this Warrant be issued under the terms and conditions of the Warrant.






Date:  __________________________________
       __________________________________
                  Signature

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE ON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY OTHER SECURITIES LAWS (THE "ACTS"). NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER MAY BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (A) AN REGISTRATION STATEMENT FOR THIS WARRANT OR COMMON STOCK PURCHASABLE HEREUNDER, AS APPLICABLE, UNDER THE ACTS, OR (B) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACTS.

                                    PHC, INC.
                                     WARRANT


Issue Date: March 16, 1998

     1. Basic Term. This Warrant (as it may be amended from time to time, the "Warrant") certifies that, for value received, the holder specified below or its assigns ("Holder"), is the owner of warrants of PHC, Inc., a Massachusetts corporation (the "Corporation"), and is entitled, subject to the terms and conditions of this Warrant, including adjustments as provided herein, to purchase Five Thousand Two Hundred Sixty (5,260) shares of Class A Common Stock (the "Common Stock") of the Corporation from the Corporation at the price per share shown below (the "Exercise Price").

            Holder:      John F. Mauldin


     Exercise Price per share: Two Dollars and Five-Sixteenths Cents ($2 5/16) per share


Except as specifically provided otherwise, all references in this Warrant to the Exercise Price and the number of shares of Common Stock purchasable hereunder shall be to the Exercise Price and number of shares after any adjustments are made thereto pursuant to this Warrant.

     2. Corporation's Representations/Covenants. The corporation and covenants that the shares of Common Stock issuable upon the exercise of this Warrant shall at delivery be fully paid and nonasseble and free from taxes, liens, encumbrances and charges with respect to their purchase. he Corporation shall take any necessary actions to assure that the par value per share of the Common Stock is at all times equal to or less than the then current Exercise Price per share of Common Stock issuable pursuant to this Warrant. The Corporation shall at all times reserve and hold available sufficient shares of Common Stock to satisfy all conversion and purchase rights of outstanding convertible securities, options and warrants of the Corporation, including this Warrant

     3. Method of Exercise: Fractional Shares. This Warrant is exercisable at the option of the Holder in whole at any time or in part from time to time by surrendering this Warrant, on any business day during the period (the "Exercise Period") beginning on the issue date of this Warrant specified above and ending at 5:00 p.m. (Boston, Massachusetts time) three (3) years after the Late date. To exercise this Warrant, the Holder shall surrender this Warrant at the office of the Corporation or that of the duly authorized and acting transfer agent for its Common Stock, together with the executed exercise form (substantially in the form of that attached hereto) and together with payment for the Common Stock purchased under this Warrant the principal office of the Corporation is located at the address specified on the signature page of this Warrant; provided, however, that the Corporation may change its principal office upon notice to the Holder. At the option of the Holder payment shall be made either in cash (by wire) or by certified or bank cashier's check payable to the order of the Corporation or the Holder may elect to move shares of Common Stock calculated pursuant to paragraph 4. The Corporation shall, immediately upon receipt of such notice, issue and deliver to or upon the order of such Holder a certificate or certificates for the number of shares of Common Stock to which such Holder shall be entitled and such certificate or certificates shall not bear any restrictive legend; provided (A) the Common Stock evidenced thereby are sold pursuant to an effective registration statement under the Act, (B) the holder provides the Corporation with an opinion of counsel reasonably acceptable to the Corporation to the effect that a public sale of such shares may be made on under the Act, or
(C) such holder provides the Corporation with reasonable assurance that such shares can be sold free of any limitations imposed by Rule 144, promulgated under the Act. The Corporation shall cause such issuance and delivery to be effected within three (3) business days and shall transmit the certificates by messenger or overnight delivery service to reach the address designated by such holder within three (3) business days after the receipt of such notice. This Warrant is not exercisable with respect to a fraction of a share of Common Stock. In lieu of issuing a fraction of a share remaining after exercise of this Warrant as to all full shares covered by this Warrant, the Corporation shall either at its option (a) pay for the fractional share cash equal to the same fraction at the fair market price for such share; or (b) issue scrip for the fraction in the registered or bearer form which shall entitle the Holder to receive a certificate for a full share of Common Stock on surrender of scrip aggregating a full share. As compensation to the Holder when the Corporation has failed with respect to such Holder to comply with the Corporation's obligations hereunder, and not as a penalty, the Corporation shall pay to such holder liquidated damages of $500 per day until the certificates are delivered as instructed. Such damages shall be paid to the Holder by cashiers check or wire transfer in immediately available funds to such account as shall be designated in writing by the Holder at the end of each month in which such amounts have accrued. Holder shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of hereof and to enforce specifically the transfer and provisions hereof, this being in addition to any other remedy to which Holder may be entitled by law or equity.

     (a) The Holder may, upon any full or partial exercise of this Warrant, pay the Exercise Price applicable to such exercise by delivering this Warrant and receiving from the Corporation in return therefor the number of shares of Common Stock as to which the Warrant is being exercised which have a fair market value on the date of exercise equal to the fair market value of the Warrant as established in paragraph 4(b).

     (b) The fair market value of this Warrant shall mean the fair market value of the Common Stock purchasable under this Warrant minus the Exercise Price of this Warrant.

     (c) The fair market value of the Common Stock is, if the Common Stock is traded on a national securities exchange or in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the average of the daily market prices of such stock on the ten (10) trading days immediately preceding the date as of which such value is to be determined. The market price for each such trading day shall be average of the closing prices on such day of the Common Stock on all domestic exchanges on which the Common Stock is then listed, or if there have not been sales on any such exchange on such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ National Market System as of 3:30 p.m., EST time, on such day, or, if the Common Stock is not quoted in the NASDAQ System, the average of the high and low bid and asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization.

If at any time the Common Stock is not listed on any domestic exchange or quoted in the NASDAQ System or the domestic over-the-counter market, the fair market value shall be the higher of (i) the book value thereof, as determined by any firm of independent public accountants of recognized standing selected by the Corporation (which may be the Corporation's regular independent accountants), as of the last day of any month ending within sixty days preceding the date as of which the determination is to be made; or (ii) the fair market value thereof, which shall be reasonably determined by the Corporation and the Holder as of a date which is within fifteen days of the date as of which the determination is to be made.

     5. Protection Against Dilution. The number of shares of Common Stock purchasable under this Warrant, and the Exercise Price, shall be adjusted as set forth below. If at any time or from time to time after the date of this Warrant, the Corporation:

     (a) takes a record of the holders of its outstanding shares of Common Stock for the purposes of entitling them to receive a dividend payable in, or other distribution of, Common Stock,

     (b) subdivides its outstanding shares of Common Stock into a larger number of shares of Common Stock; or

     (c) combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock;

then, and in each such case, the Exercise Price shall be adjusted to that price determined by multiplying the Exercise Price in effect immediately prior to such event by a fraction (A) the numerator of which is the total number of outstanding shares of Common Stock immediately prior to such event and (B) the denominator of which is the total number of outstanding shares of Common Stock immediately after such event. Upon each adjustment in the Exercise Price under this Warrant such number of shares of Common Stock purchasable under this Warrant shall be adjusted by multiplying the number of shares of Common Stock by a fraction, the numerator of which is the Exercise Price immediately prior to such adjustment and the denominator of which is the Exercise Price in effect upon such adjustment.

     6. Adjustment for Reorganization, Consolidation, Merger, Etc.

     (a) During the Exercise Period, the Corporation shall, prior to consummation of a consolidation with or merger into another corporation, or conveyance of all or substantially all of its assets to any other corporation or corporations, whether affiliated or unaffiliated (any such corporation being included within the meaning of the term "successor corporation"), or agreement to so consolidate, merge or convey assets, require the successor corporation to assume, by written instrument delivered to the Holder, the obligation to issue and deliver to such Holder such shares of stock, securities or property as the Holder shall be entitled to purchase or receive in accordance with the provisions of paragraph 6(b) hereof.

     (b) In the case of any capital reorganization or reclassification of the Common Stock of the Corporation (or any other corporation the stock or other securities of which are at the time receivable on the exercise of this Warrant) during the Exercise Period or in case, during the Exercise Period, the Corporation (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all its assets to another corporation, the Holder, upon exercise, at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the Common Stock of the Corporation (or such other corporation), the proportionate share of all stock, securities or other property issued, paid or delivered for or on all of the Common Stock of the Corporation (or such other corporation) as is allocable to the shares of Common Stock then called for by this Warrant as if the Holder had exercised the Warrant immediately prior thereto, all subject to further adjustment as provided in paragraph 4 of this Warrant.

     7. Notice of Adjustment. On the happening of an event requiring an adjustment of the Exercise Price or the shares purchasable under this Warrant, the Corporation shall immediately give written notice to the Holder stating the adjusted Exercise Price and the adjusted number and kind of securities or other property purchasable under this Warrant resulting from the event and setting forth in reasonable detail the method of calculation and the facts upon which the calculation is based.

     8. Dissolution, Liquidation. In case the voluntary or involuntary dissolution, liquidation or winding up of the Corporation (other than in connection with a reorganization, consolidation, merger, or other transaction covered by paragraph 5 above) is at any time proposed, the Corporation shall give at least thirty days prior written notice to the Holder. Such notice shall contain: (a) the date on which the transaction is to take place; (b) the record date (which shall be at least thirty (30) days after the giving of the notice) as of which holders of Common Stock will be entitled to receive distributions as a result of the transaction; (c) a brief description of the transaction, (d) a brief description of the distributions to be made to holders of Common Stock as a result of the transaction; and (d) an estimate of the fair value of the distributions. On the date of the transaction, if it actually occurs, this Warrant and all rights under this Warrant shall terminate.

     9. Rights of Holder. The Corporation shall deliver to the Holder all notices and other information provided to its holders of shares of Common Stock or other securities which may be issuable hereunder concurrently with the delivery of such information to the holders. This Warrant does not entitle the Holder to any voting rights or, except for the foregoing notice provisions, any other rights as a shareholder of the Corporation. No dividends are payable or will accrue on this Warrant or the Shares purchasable under this Warrant until. and except to the extent that, this Warrant is exercised. Upon the surrender of this Warrant and payment of the Exercise Price as provided above, the person or entity entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the record holder of such shares as of the close of business on the date of the surrender of this Warrant for exercise as provided above. Upon the exercise of this Warrant the Holder shall have all of the rights of a shareholder in the Corporation.

     10. Exchange for Other Denominations. This Warrant is exchangeable, on its surrender by the Holder to the Corporation, for a new Warrant of like tenor and date representing in the aggregate the right to purchase the balance of the number of shares Purchasable under this Warrant in denominations and subject to restrictions on transfer contained herein, in the names designated by the Holder at the time of surrender.

     11. Substitution. Upon receipt by the Corporation of evidence satisfactory (in the exercise of reasonable discretion) to it of the ownership of and the loss, theft or destruction or mutilation of the Warrant, and (in the case or loss, theft or destruction) of indemnity satisfactory (in the exercise of reasonable discretion) to it, and (in the case of mutilation) upon the surrender and cancellation thereof, the Corporation will issue and deliver, in lieu thereof, a new Warrant of like tenor.

     12. Restrictions on Transfer. Neither this Warrant nor the shares of Common Stock issuable on exercise of this Warrant have been registered under the Securities Act or any other securities laws (the "Acts"). Neither this Warrant nor the shares of Common Stock purchasable hereunder may be sold, transferred, pledged or hypothecated in the absence of (a) an effective registration statement for this Warrant or Common Stock purchasable hereunder, as applicable, under the Acts, or (b) an opinion of counsel reasonably satisfactory to the Corporation that registration is not required under such Acts. In addition, this Warrant may be transferred or assigned only if such transferee or assignee shall be an "accredited investor", as described in Section 17 hereof, and such transfer or assignment is made expressly subject to the terms and conditions of this Warrant. If the Holder seeks an opinion as to transfer without registration from Holder's counsel, the Corporation shall provide such factual information to Holder's counsel as Holder's counsel reasonably request for the purpose of rendering such opinion. Each certificate evidencing shares of Common Stock purchased hereunder will bear a legend describing the restrictions on transfer contained in this paragraph unless, in the opinion of counsel reasonably acceptable to the Corporation, the shares need no longer to be subject to the transfer restrictions.

     13. Transfer. Except as otherwise provided in this Warrant, this Warrant is transferable only on the books of the Corporation by the Holder in person or by attorney, on surrender of this Warrant. properly endorsed.

     14. Recognition of Holder. Prior to due presentment for registration of transfer of this Warrant, the Corporation shall treat the Holder as the person exclusively entitled to receive notices and otherwise to exercise rights under this Warrant. All notices required or permitted t be given to the Holder shall be in writing and shall be given by first class mail, postage repaid, addressed to the Holder at the address of the Holder appearing in the records of the Corporation.

     15. Payment of Taxes. The Corporation shall pay all taxes and other governmental charges, other than applicable income taxes and transfer taxes, if any, which shall be payable by Holder, that may be imposed with respect to the issuance of shares of Common Stock pursuant to the exercise of this Warrant.

     16. Headings The headings in this Warrant are for purposes of convenience in reference only, shall not be deemed to constitute a part of this Warrant and shall not affect the meaning or construction of any of the provisions of this Warrant.

     17. Accredited Investor Status. The Holder represents and warrants to the Corporation that Holder is an "accredited investor" as that term is defined in Rule 501 of Regulation D, promulgated under the Securities Act of 1933, as amended.

     18. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the present state of incorporation of the Company without regard to such state's principles of conflict of laws.

     19. Miscellaneous. This Warrant may not be changed, waived, discharged or terminated except by an instrument in writing signed by the Corporation and the Holder. This Warrant shall inure to the benefit of and shall be binding upon the successors and assigns of the Corporation and the Holder.





                                       PHC, INC., a Massachusetts corporation


                                       By:  /s/ Bruce A Shear
                                                Authorized Officer


                                       Printed Name:  Bruce A. Shear
                                       Title:         President

                                       200 Lake Street -- Suite 102
                                       Peabody, Massachusetts 01960

                                    PHC, Inc.

                                Form of Transfer


             (To be executed by the Holder to transfer the Warrant)


For value received the undersigned registered holder of the attached Warrant hereby sells, assigns, and transfers the Warrant to the Assignee(s) named below:
Name of
Assignee:  ____________________________________________

Address:   ____________________________________________

         ____________________________________________


Assignee's Taxpayer ID No.:  _____________________________

Number of shares
subject to transferred Warrant:  ____________________________


The  undersigned   registered  holder  further   irrevocably   appoints  as  its
attorney-in-fact (with full power of substitution) to transfer this Warrant as aforesaid on the books of the Corporation.



Date:  _________________________         _____________________________________
                                             Signature

                                    PHC, Inc.
                                  Exercise Form

                    (To be executed by the Holder to purchase
                      Common Stock pursuant to the Warrant)


The undersigned holder of the attached Warrant hereby: (1) irrevocably elects to exercise purchase rights represented by such Warrant for, and to purchase,
______ shares of Common Stock of PHC, Inc., a Massachusetts corporation, pursuant to the Warrant Certificate and encloses payment of $ _______________ therefor (in cash, by wire, or by certified or bank cashier's check); (2)
requests that a certificate for the shares be issued in the name of the undersigned; and (3) if such number of shares is not all of the shares purchasable under this Warrant, that a new Warrant of like tenor for the balance of the remaining shares purchasable under this Warrant be issued under the terms and conditions of the Warrant.






Date:  _________________________         ____________________________________
                                          Signature

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE ON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY OTHER SECURITIES LAWS (THE "ACTS"). NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER MAY BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (A) AN REGISTRATION STATEMENT FOR THIS WARRANT OR COMMON STOCK PURCHASABLE HEREUNDER, AS APPLICABLE, UNDER THE ACTS, OR (B) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACTS.
                                    PHC, INC.
                                     WARRANT


Issue Date: March 16, 1998

     1. Basic Term. This Warrant (as it may be amended from time to time, the "Warrant") certifies that, for value received, the holder specified below or its assigns ("Holder"), is the owner of warrants of PHC, Inc., a Massachusetts corporation (the "Corporation"), and is entitled, subject to the terms and conditions of this Warrant, including adjustments as provided herein, to purchase Ten Thousand Five Hundred Twenty Five (10,525) shares of Class A Common Stock (the "Common Stock") of the Corporation from the Corporation at the price per share shown below (the "Exercise Price").

            Holder:                                 Augustine Fund, L.P.


     Exercise Price per share: Two Dollars and Five-Sixteenths Cents ($2 5/16) per share


Except as specifically provided otherwise, all references in this Warrant to the Exercise Price and the number of shares of Common Stock purchasable hereunder shall be to the Exercise Price and number of shares after any adjustments are made thereto pursuant to this Warrant.

     2. Corporation's Representations/Covenants. The corporation and covenants that the shares of Common Stock issuable upon the exercise of this Warrant shall at delivery be fully paid and nonasseble and free from taxes, liens, encumbrances and charges with respect to their purchase. The Corporation shall take any necessary actions to assure that the par value per share of the Common Stock is at all times equal to or less than the then current Exercise Price per share of Common Stock issuable pursuant to this Warrant. The Corporation shall at all times reserve and hold available sufficient shares of Common Stock to satisfy all conversion and purchase rights of outstanding convertible securities, options and warrants of the Corporation, including this Warrant

     3. Method of Exercise: Fractional Shares. This Warrant is exercisable at the option of the Holder in whole at any time or in part from time to time by surrendering this Warrant, on any business day during the period (the "Exercise Period") beginning on the issue date of this Warrant specified above and ending at 5:00 p.m. (Boston, Massachusetts time) three (3) years after the Late date. To exercise this Warrant, the Holder shall surrender this Warrant at the office of the Corporation or that of the duly authorized and acting transfer agent for its Common Stock, together with the executed exercise form (substantially in the form of that attached hereto) and together with payment for the Common Stock purchased under this Warrant the principal office of the Corporation is located at the address specified on the signature page of this Warrant; provided, however, that the Corporation may change its principal office upon notice to the Holder. At the option of the Holder payment shall be made either in cash (by wire) or by certified or bank cashier's check payable to the order of the Corporation or the Holder may elect to move shares of Common Stock calculated pursuant to paragraph 4. The Corporation shall, immediately upon receipt of such notice, issue and deliver to or upon the order of such Holder a certificate or certificates for the number of shares of Common Stock to which such Holder shall be entitled and such certificate or certificates shall not bear any restrictive legend; provided (A) the Common Stock evidenced thereby are sold pursuant to an effective registration statement under the Act, (B) the holder provides the Corporation with an opinion of counsel reasonably acceptable to the Corporation to the effect that a public sale of such shares may be made on under the Act, or
(C) such holder provides the Corporation with reasonable assurance that such shares can be sold free of any limitations imposed by Rule 144, promulgated under the Act. The Corporation shall cause such issuance and delivery to be effected within three (3) business days and shall transmit the certificates by messenger or overnight delivery service to reach the address designated by such holder within three (3) business days after the receipt of such notice. This Warrant is not exercisable with respect to a fraction of a share of Common Stock. In lieu of issuing a fraction of a share remaining after exercise of this Warrant as to all full shares covered by this Warrant, the Corporation shall either at its option (a) pay for the fractional share cash equal to the same fraction at the fair market price for such share; or (b) issue scrip for the fraction in the registered or bearer form which shall entitle the Holder to receive a certificate for a full share of Common Stock on surrender of scrip aggregating a full share. As compensation to the Holder when the Corporation has failed with respect to such Holder to comply with the Corporation's obligations hereunder, and not as a penalty, the Corporation shall pay to such holder liquidated damages of $500 per day until the certificates are delivered as instructed. Such damages shall be paid to the Holder by cashier's check or wire transfer in immediately available funds to such account as shall be designated in writing by the Holder at the end of each month in which such amounts have accrued. Holder shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of hereof and to enforce specifically the transfer and provisions hereof, this being in addition to any other remedy to which Holder may be entitled by law or equity.


     (a) The Holder may, upon any full or partial exercise of this Warrant, pay the Exercise Price applicable to such exercise by delivering this Warrant and receiving from the Corporation in return therefor the number of shares of Common Stock as to which the Warrant is being exercised which have a fair market value on the date of exercise equal to the fair market value of the Warrant as established in paragraph 4(b).

     (b) The fair market value of this Warrant shall mean the fair market value of the Common Stock purchasable under this Warrant minus the Exercise Price of this Warrant.

     (c) The fair market value of the Common Stock is, if the Common Stock is traded on a national securities exchange or in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System ("NASDA"), the average of the daily market prices of such stock on the ten (10) trading days immediately preceding the date as of which such value is to be determined. The market price for each such trading day shall be average of the closing prices on such day of the Common Stock on all domestic exchanges on which the Common Stock is then listed, or if there have not been sales on any such exchange on such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ National Market System as of 3:30 p.m., EST time, on such day, or, if the Common Stock is not quoted in the NASDAQ System, the average of the high and low bid and asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization.
                                      - 2 -

If at any time the Common Stock is not listed on any domestic exchange or quoted in the NASDAQ System or the domestic over-the-counter market, the fair market value shall be the higher of (i) the book value thereof, as determined by any firm of independent public accountants of recognized standing selected by the Corporation (which may be the Corporation's regular independent accountants), as of the last day of any month ending within sixty days preceding the date as of which the determination is to be made; or (ii) the fair market value thereof, which shall be reasonably determined by the Corporation and the Holder as of a date which is within fifteen days of the date as of which the determination is to be made.

     5. Protection Against Dilution. The number of shares of Common Stock purchasable under this Warrant, and the Exercise Price, shall be adjusted as set forth below. If at any time or from time to time after the date of this Warrant, the Corporation:

     (a) takes a record of the holders of its outstanding shares of Common Stock for the purposes of entitling them to receive a dividend payable in, or other distribution of, Common Stock,

     (b) subdivides its outstanding shares of Common Stock into a larger number of shares of Common Stock; or

     (c) combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock;

then, and in each such case, the Exercise Price shall be adjusted to that price determined by multiplying the Exercise Price in effect immediately prior to such event by a fraction (A) the numerator of which is the total number of outstanding shares of Common Stock immediately prior to such event and (B) the denominator of which is the total number of outstanding shares of Common Stock immediately after such event. Upon each adjustment in the Exercise Price under this Warrant such number of shares of Common Stock purchasable under this Warrant shall be adjusted by multiplying the number of shares of Common Stock by a fraction, the numerator of which is the Exercise Price immediately prior to such adjustment and the denominator of which is the Exercise Price in effect upon such adjustment.

     6. Adjustment for Reorganization, Consolidation, Merger, Etc.

     (a) During the Exercise Period, the Corporation shall, prior to consummation of a consolidation with or merger into another corporation, or conveyance of all or substantially all of its assets to any other corporation or corporations, whether affiliated or unaffiliated (any such corporation being included within the meaning of the term "successor corporation"), or agreement to so consolidate, merge or convey assets, require the successor corporation to assume, by written instrument delivered to the Holder, the obligation to issue and deliver to such Holder such shares of stock, securities or property as the Holder shall be entitled to purchase or receive in accordance with the provisions of paragraph 6(b) hereof.

     (b) In the case of any capital reorganization or reclassification of the Common Stock of the Corporation (or any other corporation the stock or other securities of which are at the time receivable on the exercise of this Warrant) during the Exercise Period or in case, during the Exercise Period, the Corporation (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all its assets to another corporation, the Holder, upon exercise, at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the Common Stock of the Corporation (or such other corporation), the proportionate share of all stock, securities or other property issued, paid or delivered for or on all of the Common Stock of the Corporation (or such other corporation) as is allocable to the shares of Common Stock then called for by this Warrant as if the Holder had exercised the Warrant immediately prior thereto, all subject to further adjustment as provided in paragraph 4 of this Warrant.

     7. Notice of Adjustment. On the happening of an event requiring an adjustment of the Exercise Price or the shares purchasable under this Warrant, the Corporation shall immediately give written notice to the Holder stating the adjusted Exercise Price and the adjusted number and kind of securities or other property purchasable under this Warrant resulting from the event and setting forth in reasonable detail the method of calculation and the facts upon which the calculation is based.

     8. Dissolution, Liquidation. In case the voluntary or involuntary dissolution, liquidation or winding up of the Corporation (other than in connection with a reorganization, consolidation, merger, or other transaction covered by paragraph 5 above) is at any time proposed, the Corporation shall give at least thirty days prior written notice to the Holder. Such notice shall contain: (a) the date on which the transaction is to take place; (b) the record date (which shall be at least thirty (30) days after the giving of the notice) as of which holders of Common Stock will be entitled to receive distributions as a result of the transaction; (c) a brief description of the transaction, (d) a brief description of the distributions to be made to holders of Common Stock as a result of the transaction; and (d) an estimate of the fair value of the distributions. On the date of the transaction, if it actually occurs, this Warrant and all rights under this Warrant shall terminate.

     9. Rights of Holder. The Corporation shall deliver to the Holder all notices and other information provided to its holders of shares of Common Stock or other securities which may be issuable hereunder concurrently with the delivery of such information to the holders. This Warrant does not entitle the Holder to any voting rights or, except for the foregoing notice provisions, any other rights as a shareholder of the Corporation. No dividends are payable or will accrue on this Warrant or the Shares purchasable under this Warrant until. and except to the extent that, this Warrant is exercised. Upon the surrender of this Warrant and payment of the Exercise Price as provided above, the person or entity entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the record holder of such shares as of the close of business on the date of the surrender of this Warrant for exercise as provided above. Upon the exercise of this Warrant the Holder shall have all of the rights of a shareholder in the Corporation.

     10. Exchange for Other Denominations. This Warrant is exchangeable, on its surrender by the Holder to the Corporation, for a new Warrant of like tenor and date representing in the aggregate the right to purchase the balance of the number of shares Purchasable under this Warrant in denominations and subject to restrictions on transfer contained herein, in the names designated by the Holder at the time of surrender.

     11. Substitution. Upon receipt by the Corporation of evidence satisfactory (in the exercise of reasonable discretion) to it of the ownership of and the loss, theft or destruction or mutilation of the Warrant, and (in the case or loss, theft or destruction) of indemnity satisfactory (in the exercise of reasonable discretion) to it, and (in the case of mutilation) upon the surrender and cancellation thereof, the Corporation will issue and deliver, in lieu thereof, a new Warrant of like tenor.

     12. Restrictions on Transfer. Neither this Warrant nor the shares of Common Stock issuable on exercise of this Warrant have been registered under the Securities Act or any other securities laws (the "Acts"). Neither this Warrant nor the shares of Common Stock purchasable hereunder may be sold, transferred, pledged or hypothecated in the absence of (a) an effective registration statement for this Warrant or Common Stock purchasable hereunder, as applicable, under the Acts, or (b) an opinion of counsel reasonably satisfactory to the Corporation that registration is not required under such Acts. In addition, this Warrant may be transferred or assigned only if such transferee or assignee shall be an "accredited investor", as described in Section 17 hereof, and such transfer or assignment is made expressly subject to the terms and conditions of this Warrant. If the Holder seeks an opinion as to transfer without registration from Holder's counsel, the Corporation shall provide such factual information to Holder's counsel as Holder's counsel reasonably request for the purpose of rendering such opinion. Each certificate evidencing shares of Common Stock purchased hereunder will bear a legend describing the restrictions on transfer contained in this paragraph unless, in the opinion of counsel reasonably acceptable to the Corporation, the shares need no longer to be subject to the transfer restrictions.

     13. Transfer. Except as otherwise provided in this Warrant, this Warrant is transferable only on the books of the Corporation by the Holder in person or by attorney, on surrender of this Warrant. properly endorsed.

     14. Recognition of Holder. Prior to due presentment for registration of transfer of this Warrant, the Corporation shall treat the Holder as the person exclusively entitled to receive notices and otherwise to exercise rights under this Warrant. All notices required or permitted to be given to the Holder shall be in writing and shall be given by first class mail, postage prepaid, addressed to the Holder at the address of the Holder appearing in the records of the Corporation.

     15. Payment of Taxes. The Corporation shall pay all taxes and other governmental charges, other than applicable income taxes and transfer taxes, if any, which shall be payable by Holder, that may be imposed with respect to the issuance of shares of Common Stock pursuant to the exercise of this Warrant.

     16. Headings. The headings in this Warrant are for purposes of convenience in reference only, shall not be deemed to constitute a part of this Warrant and shall not affect the meaning or construction of any of the provisions of this Warrant.

     17. Accredited Investor Status. The Holder represents and warrants to the Corporation that Holder is an "accredited investor" as that term is defined in Rule 501 of Regulation D, promulgated under the Securities Act of
1933, as amended.

     18. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the present state of incorporation of the Company without regard to such state's principles of conflict of laws.

     19. Miscellaneous. This Warrant may not be changed, waived, discharged or terminated except by an instrument in writing signed by the Corporation and the Holder. This Warrant shall inure to the benefit of and shall be binding upon the successors and assigns of the Corporation and the Holder.




                                       PHC, INC., a Massachusetts corporation


                                       By:   /s/ Bruce A Shear
                                                 Authorized Officer


                                       Printed Name:  Bruce A. Shear
                                       Title:         President

                                       200 Lake Street -- Suite 102
                                       Peabody, Massachusetts 01960

                                    PHC, Inc.

                                Form of Transfer


             (To be executed by the Holder to transfer the Warrant)


For value received the undersigned registered holder of the attached Warrant hereby sells, assigns, and transfers the Warrant to the Assignee(s) named below:

Name of
Assignee:  ____________________________________________

Address:   ____________________________________________

         ____________________________________________


Assignee's Taxpayer ID No.:  _____________________________

Number of shares
subject to transferred Warrant:  ____________________________


The  undersigned   registered  holder  further   irrevocably   appoints  as  its
attorney-in-fact (with full power of substitution) to transfer this Warrant as aforesaid on the books of the Corporation.



Date:  ______________________                 ________________________________
                                                Signature

                                    PHC, Inc.
                                  Exercise Form

                    (To be executed by the Holder to purchase
                      Common Stock pursuant to the Warrant)


The undersigned holder of the attached Warrant hereby: (1) irrevocably elects to exercise purchase rights represented by such Warrant for, and to purchase,
______ shares of Common Stock of PHC, Inc., a Massachusetts corporation, pursuant to the Warrant Certificate and encloses payment of $ _______________ therefor (in cash, by wire, or by certified or bank cashier's check); (2)
requests that a certificate for the shares be issued in the name of the undersigned; and (3) if such number of shares is not all of the shares purchasable under this Warrant, that a new Warrant of like tenor for the balance of the remaining shares purchasable under this Warrant be issued under the terms and conditions of the Warrant.






Date:  _________________________              _________________________________
                                                 Signature

Exhibit 10.133

                            ASSET PURCHASE AGREEMENT


     This Asset Purchase Agreement is made and entered into as of the 2nd day of February, 1998, by and between Lexington Healthcare Group, Inc., a Delaware corporation having its principal place of business at 35 Park Place, New Britain, Connecticut 06052 (together with its successors and assigns hereinafter collectively referred to as the "Buyer"), and Quality Care Centers of Massachusetts, a Massachusetts corporation having its principal place of business at 200 Lake Street, Suite 102, Peabody, Massachusetts 01960 (together with its successors and assigns hereinafter collectively referred to as the "Seller").

                              W I T N E S S E T H:

     WHEREAS, the Seller owns and leases certain assets in connection with, and operates the 128-bed licensed skilled nursing care facility known as, Franvale Nursing and Rehabilitation Center at 20 Pond Street, Braintree, Massachusetts 02184 (the "Facility"); and

     WHEREAS, the Buyer desires to acquire from the Seller, and the Seller desires to sell to the Buyer, certain of the assets of the Seller used in connection with the operation of the Facility, all upon and subject to the terms and conditions contained herein; and

     WHEREAS, the Buyer and the Seller have entered into a letter of intent, dated January 16, 1998 (the "Letter of Intent"), setting forth certain understandings regarding the proposed purchase of the assets to be purchased pursuant hereto.

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants, conditions, representations and undertakings hereinafter contained, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

                                    ARTICLE I

                                   Definitions

     "Acquired Assets" shall have the meaning ascribed thereto in Section 2.1 hereof.

     "Actual Amount" shall have the meaning ascribed thereto in Section 2.4 hereof.

     "Approvals" shall mean the notices, approvals, consents, licenses, orders, authorizations, registrations, declarations and filings described in Section 5.5 hereof.

     "Assumed  Liabilities"  shall have the meaning  ascribed thereto in Section
2.6 hereof.

     "Balance Sheet Analysis" shall have the meaning ascribed thereto in Section
3.15 hereof.

     "Business Day" shall mean any day other than Saturday, Sunday or any other day which is a legal holiday in Boston, Massachusetts.

     "Buyer" shall have the meaning ascribed thereto in the preamble hereto.

     "Closing" shall mean the consummation of the transactions described herein.

     "Closing  Date"  shall have the  meaning  ascribed  thereto in Section  9.1 hereof.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, including all regulations promulgated pursuant thereto.

     "Creditor Approvals" shall mean the written consent by the U.S. Department of Housing and Urban Development, Federal Housing Administration ("HUD"), to the sale of the Facility Real Estate and the assumption of all of the Indebtedness, obligations and liabilities of the Seller secured and evidenced by the HUD Mortgage.

     "Deposit" shall have the meaning ascribed thereto in Section 2.3 hereof.

     "ERISA" shall mean the Employee Retirement Security Act of 1976, as amended, including the regulations promulgated pursuant thereto.

     "Escrow Agent" shall mean the law firm of Choate, Hall & Stewart, Boston, Massachusetts 02109.

     "Excluded Assets" shall have the meaning ascribed thereto in Section 2.2 hereof.

     "Facility" shall have the meaning ascribed thereto in the recitals hereto.

     "Facility Improvements" shall have the meaning ascribed thereto in Section 2.1(i) hereof.

     "Facility Land" shall have the meaning ascribed thereto in Section 2.1(i) hereof.

     "Facility Real Estate" shall mean, collectively, the Facility, the Facility Improvements and the Facility Land.

     "Financial  Statements"  shall have the meaning ascribed thereto in Section
3.15 hereof.

     "GAAP" shall mean generally accepted accounting principles, consistently applied.

     "HUD Mortgage" shall mean the Mortgage dated as of September 8, 1994 from the Seller to Charles River Mortgage Company, Inc., insured by HUD pursuant to
Section 232 of the National Housing Act and the regulations thereunder and relating to the Facility Real Estate.

     "Indebtedness" shall mean, as applied to any Person, (i) all items (except items of capital stock or capital or paid-in surplus or retained earnings) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of the balance sheet of such Person as of the date of which Indebtedness is to be determined, including any capital lease; (ii) all indebtedness secured by any mortgage, pledge, lien or conditional sale or other title retention agreement to which any property or asset owned or held by such Person is subject, whether or not the indebtedness secured thereby shall have been assumed, or such Person is liable therefor; and (iii) all indebtedness of others which such Person has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted or sold with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, stock purchase, capital contributions or otherwise) or otherwise to become directly or indirectly liable.

     "Inspection Period" shall mean the thirty (30) day period commencing upon the date hereof.

     "Lien" shall mean (a) any mortgage, pledge, lien, charge, security interest or other similar encumbrance of any kind upon any property or assets of any character, or upon the income or profits therefrom; (b) any acquisition of or agreement to have an option to acquire any property or assets upon conditional sale or other title retention agreement, device or arrangement including a capitalized lease); or (c) any sale, assignment, pledge or other transfer for security of any accounts, general intangibles or chattel paper, with or without recourse.

     "Notices" shall have the meaning ascribed thereto in Section 5.5.

     "Permitted Encumbrances" shall mean (a) the encumbrances with respect to the Facility Real Estate as more fully described in Section 3.12(a) hereof, and
(b) the Liens with respect to the Personal  Property as more fully  described in
Section 3.3(a) hereof.

     "Person" shall mean a corporation, association, trust, partnership, joint venture, organization, proprietorship, natural person, government or political subdivision thereof or governmental agency.

     "Personal Property" shall mean the Acquired Assets other than the Facility Real Estate.

     "Plans" shall have the meaning ascribed thereto in Section 3.19.

     "PNA" shall have the meaning ascribed thereto in Section 3.22 hereof.

     "Post-Closing Adjustment Amount" shall have the meaning ascribed thereto in
Section 2.4 hereof.

     "Projected Amount" shall have the meaning ascribed thereto in Section 2.4 hereof.

     "Purchase Price" shall have the meaning ascribed thereto in Section 2.4 hereof.

     "Recoupment Claims" shall mean any recoupments or overpayments sought or claimed by any third party payor to, or governmental authority having jurisdiction over, the Facility for amounts arising from or related to payments to or amounts claimed by the Facility in connection with services rendered prior to the Closing Date.

     "Seller" shall have the meaning ascribed thereto in the preamble hereto.

     "Unassumed  Liabilities" shall have the meaning ascribed thereto in Section
2.6 hereof.


                                   ARTICLE II

                     General Provisions of Purchase and Sale

     Section 2.1 - Purchase and Sale of Acquired Assets. Upon the basis of and in reliance on the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Buyer agrees to purchase and acquire from the Seller, and the Seller agrees to sell, convey, transfer, assign and deliver to the Buyer, on the Closing Date, the Acquired Assets (as defined below), free and clear of any Lien (other than Permitted Encumbrances), except as disclosed herein, against receipt on the Closing Date of the Purchase Price specified in Section 2.4 hereof and assumption by the Buyer of the liabilities specified in Section 2.6(a) hereof. The term "Acquired Assets" shall mean all of those assets owned by the Seller or in which the Seller has any rights or interests comprising and used by the Seller in connection with or related to the ownership, management or operation of the Facility as of the Closing Date, and any and all of the Seller's right, title and interest therein and thereto (but excluding the Excluded Assets, as hereinafter defined), including, without limitation:

     (i) the premises located in the Town of Braintree, Norfolk County, Commonwealth of Massachusetts, as more particularly described on Exhibit A attached hereto and made a part hereof (the "Facility Land"), and all of the buildings, structures, improvements and tenements erected on the Facility Land (the "Facility Improvements"), and all rights of way, use privileges, franchises, servitudes, easements and other appurtenances, if any, relating to the Facility Improvements or the Facility Land, and all fixtures, including, without limitation, any and all boilers, pumps, tanks, lighting equipment and wiring, electric panel switchboards, heating, plumbing and ventilating apparatus, sprinklers, elevators, escalators, refrigeration, air conditioning and air cooling equipment, other building service equipment and other articles which are used or procured for use in connection with the operation and maintenance of the Facility Improvements, insofar as the same are, or can by agreement of the parties be made, a part of the Facility Land or the Facility Improvements;

          (ii) the machinery, equipment, parts, furniture, furnishings, office and computer equipment and other fixed assets listed on Schedule 2.1(ii) hereto owned by the Seller prior to the Closing Date and used or to be used by the Seller in connection with the ownership or operation of the Facility;

         (iii) the leases, contracts, contract rights, agreements and commitments, if any, listed on Schedule 2.1(iii) hereto which are related to the ownership or operation of the Facility in which the Seller now or hereafter has any present or future right or interest prior to the Closing Date and which are assumed by the Buyer pursuant to Section 2.6(a) hereof;

          (iv) all accounts receivable and other amounts owed (excluding accounts receivable and other amounts owed by any affiliate of the Seller to the Seller) relating to services or goods provided by the Seller in connection with the operation of the Facility and all account, account receivable and other books and records of the Seller which evidence, describe or otherwise relate to such accounts receivable and other amounts of the Seller described above;

          (v) the name "Franvale Nursing and Rehabilitation Center" and all derivatives thereof and all goodwill associated with the nursing home business operated by the Seller at the Facility;

          (vi) all transferable licenses, permits and other rights and interests (including, without limitation, any transferable licenses, permits, registrations or authorizations from or with Federal and state regulatory authorities and/or Medicare and/or Medicaid) relating to the ownership, management or operation of the Facility which the Seller is now or hereafter in possession of, or has rights to or in, prior to the Closing Date;

         (vii) all books and records, customer and supplier lists, provider agreements, patient lists, approvals, permits, contracts, plans, surveys, policy manuals, accounts and other records (except the Seller's general ledger, income and other tax returns, corporate minute books and stock books and any other record or document which contains confidential or proprietary information) used in connection with the ownership, management or operation of the Facility;

          (viii) any and all of the Seller's trademarks and trademark applications, service marks and service mark applications, trade and product names, copyrights and copyright applications (including the associated goodwill and the right to sue for and recover such damages and such other relief as might be granted by a court of competent jurisdiction for past infringement thereof) with respect to the business and/or operations of the Seller at the Facility; and

          (ix) any and all advances or pre-payments made by patients of the Facility for services not rendered prior to the Closing Date.

     Section 2.2 - Excluded Assets. Notwithstanding anything to the contrary herein provided, the Acquired Assets shall not include the cash, cash equivalents or investments of the Seller, the accounts receivable and other amounts owed by any affiliate of the Seller to the Seller or any other assets of the Seller identified on Schedule 2.2 hereto (the "Excluded Assets"), all of which Excluded Assets shall be retained by the Seller and shall not be sold, assigned, transferred, conveyed or delivered to the Buyer.

     Section 2.3 - Deposit. Upon the execution of this Agreement, the Buyer shall deliver to the Escrow Agent the sum of Fifty Thousand Dollars ($50,000), as a deposit (the "Deposit"), by wire transfer or by delivery of a bank check, certified check, or other mutually acceptable means. The Deposit shall be held by the Escrow Agent in a segregated interest-bearing account subject to the terms of an Escrow Agreement substantially in the form of Exhibit B hereto (the "Escrow Agreement"). The Deposit shall be refundable except as otherwise provided herein.

     Section 2.4 - Payment of Purchase Price; Adjustment. In full consideration of the Acquired Assets and subject to the terms and conditions of this Agreement, the Buyer hereby agrees to pay to the Seller the purchase price of One Dollar ($1.00) (the "Purchase Price") payable in cash at the Closing. In addition, the Purchase Price shall be subject to adjustment (the "Post-Closing Adjustment Amount") as described below. In the event that the actual Net Receivables (defined as the net accounts receivable of the Seller minus the gross accounts payable of the Seller determined in the manner reflected in the Balance Sheet Analysis) as of the Closing Date as calculated six months after the Closing Date by the parties from the financial records of the Buyer and in the manner reflected in the Balance Sheet Analysis (the "Actual Amount") exceeds the projected Net Receivables as of the Closing Date calculated in the manner reflected in the Balance Sheet Analysis (the "Projected Amount") by an amount which exceeds the Projected Amount by more than 10% (the "Threshold"), the Buyer shall pay to the Seller one dollar for each dollar that such Actual Amount exceeds the Projected Amount in excess of the Threshold. In the event that the Projected Amount exceeds the Actual Amount by an amount which exceeds the Actual Amount by more than the Threshold, the Seller shall pay to the Buyer one dollar for each dollar that the Projected Amount exceeds the Actual Amount in excess of the Threshold.

     Section 2.5 - Instruments of Transfer and Conveyance.

     (a) The sale, conveyance, transfer, assignment and delivery of the Acquired Assets, as herein provided, shall be effected by delivery by the Seller at the Closing of such quitclaim deeds, bills of sale, endorsements, assignments, certificates, drafts, checks or other instruments of transfer and conveyance as the Buyer reasonably deems necessary to vest in the Buyer good and clear, record and marketable title to the Acquired Assets subject only to the Permitted Encumbrances. The instruments of assignment and conveyance described in this
Section 2.5(a) shall include, inter alia, a Quitclaim Deed, substantially in the form of Exhibit C hereto, and a Bill of Sale, Assignment and Assumption Agreement, substantially in the form of Exhibit D hereto.

     (b) If all or any portion of the Facility Real Estate is registered land, the deed from the Seller shall be in form sufficient to entitle the Buyer to a certificate of title of said premises, and the Seller shall deliver with the deed all instruments, including, without limitation, the Seller's Owner's Duplicate Certificate of Title (or if the same cannot be located an approved Petition for New Duplicate Certificate), necessary to enable the Buyer to obtain such certificate of title.

     (c) Subject to Section 2.5(a) hereof, the Seller agrees that it will from time to time after the Closing Date, upon the request of the Buyer, promptly do, execute, acknowledge and deliver and will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, certificates, assignments, transfers, conveyances, powers of attorney, assurances and other documents as may be reasonably necessary or advisable in the opinion of the Buyer's counsel to assure or confirm the Buyer's free and clear title to and interest in any of the Acquired Assets.

     Section 2.6 - Assumption of Liabilities.

     (a) On the terms and subject to the conditions set forth herein, and subject to Section 2.6(b) hereof, on and after the Closing Date, the Buyer will assume and satisfy or perform when due all Indebtedness, obligations or liabilities of the Seller existing on the Closing Date and arising in connection with the ownership, management or operation of the Facility which are reflected in the Financial Statements or which constitute routine operating expenses similar to those reflected in the Financial Statements which arise in the ordinary course of business between the date of the Financial Statements and the Closing Date, including, without limitation, all such Indebtedness, obligations or liabilities of the Seller arising under those leases, contracts, agreements and commitments, if any, listed on Schedule 2.1(iii) hereto (the "Assumed Liabilities").

     (b) The Buyer will not assume or perform any Indebtedness, liabilities or obligations not expressly provided for in this Agreement, including, without limitation, any accounts payable or other amounts owed by the Seller to any affiliate of the Seller (the "Unassumed Liabilities").

     Section 2.7 - Assignment of Rights of the Buyer; Nominees.

     (a) It is understood and agreed by the Seller that the Buyer may assign this Agreement, in whole or in part, to an existing affiliate or an affiliate to be formed by the Buyer, provided that such affiliate shall assume all of the Buyer's rights and obligations hereunder. Notwithstanding the foregoing, the Buyer shall remain primarily obligated under this Agreement.

     (b) The Buyer, and any such affiliate, shall have the right to designate nominees to hold title to all or any portion of the Acquired Assets, provided that such nominees are themselves affiliates of the Buyer, and that the Buyer provides the Seller with notice of such designation at least three (3) days prior to the Closing Date. Notwithstanding the foregoing, the Buyer shall remain primarily obligated under this Agreement.

     Section 2.8 - Alternate Agreements for Certain-Contracts and Leases. If (i) any contract or lease to be assigned to the Buyer hereunder cannot be so assigned without the consent of a third party and such consent has not been obtained as of the Regulatory Approval Date, and (ii) the Buyer so elects, then the Seller and the Buyer shall enter into the reasonable arrangements as the Buyer may specify, without expense or liability to such Seller (except for the Seller's own attorneys, fees incurred in connection therewith), in order to obtain for the Buyer, as near as may be, the benefits of such contract or lease.

     Section 2.9 - Seller's Ability to Clear Title. If on the Closing Date for any reason, (i) title to the Acquired Assets shall not conform to the provisions of this Agreement, or (ii) any of the conditions precedent specified herein have not been satisfied, the Closing Date shall be extended for thirty (30) days, during which time Seller shall use commercially reasonable efforts to correct and perfect said title, make the Acquired Assets conform to the provisions hereof, or satisfy such condition precedent, as the case may be, provided, however, that the Seller shall not be required to expend more than $25,000 to fulfill its obligations under this Section 2.9. If, at the expiration of such extended time, the Seller shall have failed to remove such defect, or to make the Acquired Assets conform, or to satisfy such condition precedent, as the case may be, the Buyer shall be entitled to its remedies set forth herein.

                                   ARTICLE III

             Warranties, Representations and Covenants of the Seller

     To induce the Buyer to execute this Agreement, the Seller makes each of the representations, warranties, covenants and indemnities set forth in this Agreement with respect to itself, the Facility and the Facility Real Estate, as applicable, including those set forth in this Article, each of which shall survive the execution and delivery hereof, for a period of twelve (12) months from the Closing Date, all of which are material and have been relied upon by the Buyer and each of which shall be true and correct in all material respects as of the date hereof and on the Closing Date.

     Section 3.1 - Corporate Organization and Authority.

     (a) The Seller has all corporate power and authority and has been duly authorized to execute, deliver and perform this Agreement and all agreements and instruments delivered in connection herewith, and to consummate the transactions contemplated hereby and thereby, and this Agreement and all instruments and agreements delivered in connection herewith are the valid and binding obligations of the Seller, enforceable against it in accordance with their respective terms.

     (b) The Seller is a corporation duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its businesses as now being conducted and as now proposed to be conducted.

     Section 3.2 - No Conflicts. Except as otherwise set forth on Schedule 3.2 hereto or otherwise disclosed herein, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will: (i) conflict with, or result in, a breach or violation of the charter or by-laws of the Seller; (ii) to the best of the Seller's knowledge, violate or conflict in any material respect with any statute, law, rule or regulation; (iii) violate or conflict in any material respect with any order, writ, injunction or decree of any court or governmental authority applicable to the Seller; or (iv) require the consent, license, permission, filing, action or approval by or registration with or notice to any governmental authority or third party or violate or conflict in any material respect with or constitute a default under (or give rise to any right of termination, cancellation, revocation or acceleration under the terms, conditions, or provisions of) any material contract, note, bond, mortgage, agreement, understanding, license, arrangement or restriction of any kind to which the Seller is a party or by which the Seller or any assets or properties thereof may be bound

     Section 3.3 - Ownership of Assets.

     (a) The Seller has, and will transfer to the Buyer, good and clear record and marketable title to the Acquired Assets which constitute real property and good and clear title to the Acquired Assets which constitute personal property, except as set forth on Schedule 3.3(a), and, in the case of leased or licensed property, has valid leases or licenses under which it enjoys peaceful and undisturbed possession of all of the Acquired Assets which it is transferring (whether real or personal and whether tangible or intangible), including, without limitation, all such properties, rights and assets reflected on Schedule 2.1(ii) hereto, free and clear of any Liens or restrictions on transfer, except for the Permitted Encumbrances. Except for those Excluded Assets described on
Schedule 2.2, such Acquired Assets include all properties, rights and assets used in or necessary for the conduct of the nursing home business operated at the Facility.

     (b) The Acquired Assets will be in the same condition at the Closing as they were in at the time of the inspection thereof by the Buyer in accordance with Section 5.3 hereof, reasonable wear and tear and physical damage caused by the Buyer's or its representatives', agents' or employees', negligence, gross negligence or willful misconduct excepted.

     Section   3.4   -   Operating   Licenses,   Permits,   Certifications   and
Authorizations; Compliance of the Facility.

     (a) The Seller possesses all governmental licenses, permits, certifications and other authorizations as are used in or necessary for the conduct of the Facility (including, without limitation, certifications under the Medicare and Medicaid programs), all of such licenses, permits, certifications and authorizations are in full force and effect, and the Seller is not in default or, to the best of the Seller's knowledge, subject to any inquiry in any material respect under any of such licenses, permits, certifications or other authorizations, except as provided on Schedule 3.4(a). A true, correct and complete list of all such governmental licenses, permits, certifications and other authorizations, as well as all current and recent (within the past two (2) years) inspection reports and surveys related to the Facility, is set forth on
Schedule 3.4(a) hereto and a true, correct and complete copy of each such license, permit, certification, authorization, report and survey has been delivered to the Buyer. There are no applications pending with the Massachusetts Department of Public Health, Determination of Need Office with respect to the Facility.

     (b) Except as disclosed on Schedule 3.4(b) hereto, to the best of the Seller's knowledge, the Seller is currently operating the Facility in accordance with, and the Facility is in material compliance with, all applicable government statutes, laws, regulations, judgments, orders, decrees, permits, directives, requirements and ordinances. Except as disclosed on Schedule 3.4(b) hereto, no notice has been issued by any governmental authority having jurisdiction stating that there is any existing violation of any Federal, state or local statute, law, ordinance, directive, judgment, decree, permit, rule, order, regulation or requirement which applies to the Facility, or to the maintenance, operation or use of the Facility, which violation has not been irrevocably waived, remedied or dismissed.

     (c) Except as disclosed on Schedule 3.4 hereto, there are no (i) determinations of need, (ii) contracts or agreements with any governmental agency or private entity, or (iii) licenses, permits or other governmental approvals which require that a specific percentage of beds or slots in the Facility be reserved for Medicaid or Medicare eligible patients or that the
Facility provide a specific amount of welfare, free or charity care or discounted or government assisted patient care, other than the general requirement that access to the Facility by such Medicaid and Medicare recipients may not be limited in a discriminatory manner.

     Section 3.5 - Contracts with Third Parties.

     (a) Except as set forth on Schedule 3.5 hereto, there are no leases, contracts, agreements or commitments between the Seller or the Facility, on the one hand, and any third party, on the other hand, with respect to the ownership, management, operation or administration of the Facility.

     (b) The Seller has delivered to the Buyer true and complete copies of the leases, contracts, agreements or commitments listed on Schedule 3.5 hereto. All of such leases, contracts, agreements or commitments listed on Schedule 2.1(iii) hereto are valid, binding and in full force and effect. Except as set forth in this Agreement, no Person has any agreement, option, understanding or commitment for the purchase or transfer from the Seller of any of the Acquired Assets.

     Section 3.6 - Zoning. To the best of the Seller's knowledge, the Facility is not in material violation of any applicable state, county and local zoning, land use or building laws, regulations or ordinances, and is in possession of all applicable consents and approvals, so that the current use of the Facility is proper and lawful (which consents and approvals will not be impaired , limited, restricted or otherwise modified by the transfer of the Acquired Assets to the Buyer).

     Section 3.7 - Condemnation. There is no pending or, to the best of the Seller's knowledge, threatened condemnation or similar proceeding with respect to or affecting the Facility Real Estate, or any portion of the Facility Real Estate, and no written notice thereof has been received by the Seller.

     Section 3.8 - Utilities. The Facility Real Estate is adequately serviced by public water, public sanitary sewer, electric service, storm sewer and telephone service and the physical means of such service is, to the best of the Seller's knowledge, in good working order and the Seller enjoys the lawful use of the same. There are no septic systems servicing the Facility Real Estate.

     Section 3.9 - Insurance. The Seller has insurance contracts in full force and effect through the Closing Date, written by financially sound and reputable insurers licensed to write insurance in the jurisdiction of incorporation of the Seller, which insurance contracts provide for coverages which are usual and customary for the Facility as to amount and scope, including, without limitation, fire and extended coverage and comprehensive general liability coverage for the Seller and its employees, agents, officers, directors and those other individuals normally covered by such insurance, and are such as do not result in the Seller being a self-insurer in any respect, individually or in the aggregate, material to the business, operations, assets, prospects or condition, financial or otherwise of the Seller. The amount, scope, identity of insurer, premiums payable in respect of and other material aspects of each insurance contract for the Seller is set forth on Schedule 3.9 hereto and true, correct and complete copies of each such contract have been delivered to the Buyer.

     Section 3.10 - Assessments. There is no pending or, to the best of the Seller's knowledge, proposed assessments against the Facility Real Estate relating to utilities, sewers, or other improvements on or to be placed on or otherwise servicing the Facility Real Estate or any part thereof, including, without limitation, any long-term sewer assessment, and the Seller has no knowledge of any such improvements with respect to which assessments have not been made.

     Section 3.11 - Litigation. Except as set forth on Schedule 3.11 hereto, there is no claim, action, suit, litigation, proceeding or investigation of any kind, whether judicial, administrative or otherwise, pending or, to the best of the Seller's knowledge, threatened against or relating to the Acquired Assets, and there are no unsatisfied or outstanding judgments, orders, decrees or stipulations affecting any of the foregoing or to which any of the foregoing is or may become a party or by which any of the foregoing may be bound.

     Section 3.12 - Real Property, etc.

     (a) The Seller is the legal fee simple titleholder for all of the Facility Real Estate and has good and clear, record and marketable and insurable (at normal rates) title to the Facility Real Estate free and clear of all mortgages and security interests, leases, licenses, claims, options, options to purchase, liens, covenants, conditions, restrictions, rights-of way, easements, judgments, encumbrances and other matters affecting title to the Facility Real Estate except those matters shown on Schedule 3.12(a) hereto.

     (b) To the best of the Seller's knowledge, all surveys prepared or title insurance policies issued with respect to all or any part of the Facility Real Estate have been delivered to the Buyer. There is no pending litigation or dispute or, to the best of the Seller's knowledge, basis for dispute concerning the location of the lines and corners of the boundaries of the lots constituting the Facility Real Estate.

     (c) On the Closing Date, there will be no leases, subleases, tenancies, licenses, occupancy agreements or other agreements pursuant to which any party holds rights to use or occupy all or any portion of the Facility Real Estate and the Seller shall deliver possession of the Facility Real Estate free of all tenants and other occupants on the Closing Date.

     Section 3.13 - Filings, etc. Except for approvals and filings required as set forth in Schedule 3.13 hereto or as otherwise set forth in this Agreement, no approval, consent, authorization, or other order of, and no declaration, filing, registration, qualification or recording with, any governmental authority is required to be made by or on behalf of the Seller in connection with the execution, delivery or performance of this Agreement or the consummation of any of the transactions contemplated hereby or thereby.

     Section 3.14 - Environment.

     (a) To the best of the Seller's knowledge, there are no Hazardous Substances present at, nor is there or has there been any Hazardous Substance dumped, spilled or disposed of at, on, under or upon the Facility Real Estate, except for medical supplies, medical waste and cleaning supplies used and stored in accordance with all applicable laws.

     (b) The Seller has complied in all material respects with all Environmental Laws, and neither the Seller nor any agent, employee, affiliate or other Person acting on behalf of Seller has received notice from any governmental authority of a violation or an alleged violation of compliance, or of a noncompliance or an alleged noncompliance, of the Facility Real Estate, with any of the Environmental Laws.

     (c) As used herein, the term "Hazardous Substances" shall mean "oil," "hazardous material," "hazardous waste," "hazardous substance" or any other material which may be dangerous to health or the environment, either separately or in combination with any other substance, when improperly "generated," "stored," "utilized," "heated," "disposed," "released," "transported" or otherwise "managed," as the foregoing terms (in quotations) are defined by any federal, state and/or local statute, ordinance, by-law, code, rule and/or regulation applicable to (x) environmental conditions on, under or about the Facility Real Estate; or (y) any disposal, release, transportation or storage of Hazardous Substances by the Seller (collectively referred to herein as the "Environmental Laws"), including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. and the Resource Conversation and Recovery Act, as amended, 42 U.S.C. 6901, et seq, the Federal Resource Conservation and Recovery Act, the Federal Water Pollution Control Act, and the Federal Clean Air Act, and state equivalents (including, without limitation, Chapters 21C and 21E of the Massachusetts General Laws), and regulations promulgated thereunder.

     (d) Except as set forth on Schedule 3.14 hereto, there are no underground oil or other fuel storage tanks under the Facility Real Estate.

     Section 3.l5 - Financial Statements. The Seller has furnished to the Buyer the audited financial statements of the Seller for the years ended June 30, 1997, 1996, and 199S and interim financial statements of the Seller for the period ended December 31, 1997 (collectively, the "Financial Statements"). The Financial Statements are complete and accurate in all material respects and present fairly the assets, liabilities, operations and financial condition of the Seller and the results of its business operations at the Facility and have been prepared in conformity with GAAP. The Financial Statements for the period ended December 31, 1997 shall be accompanied by an analysis prepared by Feeley & Driscoll, P.C. of the accounts receivable and the accounts payable of the Seller as of such date in a form satisfactory to the Buyer (the "Balance Sheet Analysis").

     Section 3.16 - Tax Returns and Payments; Federal Taxpayer Identification Number. Seller has prepared in good faith and filed when due (including pursuant to all applicable extensions) all tax returns required by law to be filed and has paid when due all taxes, assessments and other governmental charges levied upon any of their properties, assets or income, other than those not yet delinquent. Seller has not executed any waiver that would have the effect of extending any applicable statute of limitations in respect of any of its tax liabilities. To the best of Seller's knowledge, the charges, accruals and reserves on the books of Seller in respect of taxes for all fiscal periods are adequate and there is no unpaid assessment or any basis for the assessment of any material amount of additional taxes for any fiscal period. Neither the Internal Revenue Service nor any other taxing authority is now asserting or, to the best of Seller's knowledge, threatening to assert against Seller any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith. Seller's federal taxpayer identification number is 04-3014675.

     Section 3.17 - Labor Relations. The Seller is not a party to any union or collective bargaining agreement nor has the Seller made any commitment or promise to any of its employees with the intention of incurring such obligation. Except as disclosed on Schedule 3.17 hereto, neither the Seller nor the Facility has been the object of any union organizing activity, and there have been no attempts, during the Seller's ownership or operation of the Facility, to organize the employees of the Facility either by organized unions or the employees themselves. No election or proceedings relating to the labor relations of the Facility is pending or threatened, nor is any material labor dispute or disturbance pending or threatened, and, to the best of the Seller's knowledge, the Seller has not committed any unfair labor practice. To the best of the Seller's knowledge, the Facility is in substantial compliance with all laws or regulations relating to the employment of labor (including, but not limited to, all provisions relating to equal opportunity, occupational safety and health, wages, hours, collective bargaining and the payment of social security and similar taxes) and, to the best of the Seller's knowledge, is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. There are no proceedings now pending or, to the best of the Seller's knowledge, threatened with respect to the operation of the Facility before the National Labor Relations Board, Massachusetts Commission Against Discrimination, Massachusetts Department of Labor, U.S. Department of Labor or any other Federal or state agencies having jurisdiction over employee rights with respect to hiring, tenure and conditions of employment. The Seller has not received written notice that there are violations of the Occupational Safety Hazard Act (OSHA) at the Facility.

     Section 3.18 - Employees. Set forth on Schedule 3.18 hereto is a list of all of the Seller's current employees, their rates of compensation, and the job performed or position held by each such employee. No later than the end of the Inspection Period, the Buyer shall notify the Seller as to which employees of the Seller, if any, the Buyer intends not to employ at the Facility on and after the Closing Date. No later than fifteen (15) days prior to the Closing Date, the Buyer shall notify the Seller as to which employees of the Seller, if any, the Buyer shall not employ at the Facility on and after the Closing Date.

     Section 3.19 - Employee Benefit Plans; ERISA.

     (a) Schedule 3.19 hereto sets forth an accurate and complete list of all bonus, deferred compensation, hospitalization or other medical, stock purchase, pension, life or other insurance, profit sharing, sick leave, vacation, retirement or stock option, post retirement health or life benefit and any other employee benefit plan, arrangement or practice, whether formal or informal, which the Seller sponsors, maintains, participates in or contributes to (or is obligated to contribute to) (hereinafter individually referred to as a "Plan" and collectively referred to as the "Plans"). Except as set forth on Schedule
3.19 hereto, the Seller does not have any such Plan and has made no commitment or representation to employees which was intended to establish any additional Plan or which was intended to modify or change any existing Plan. Neither the Seller nor any other organization which is a member of a controlled-group of organizations (within the meaning of Sections 414(b), (c), (m) or (o) of the
Code) of which the Seller is a member currently sponsors, maintains, participates in or contributes to (or is obligated to contribute to) or has ever sponsored, maintained, participated in or contributed to (or was obligated to contribute to) any "employee pension benefit plan' as defined in ERISA Section 3(2) or any multiemployer plan" as defined in ERISA Section 3(37). To the best of the Seller's knowledge, the execution and delivery of this Agreement by the Seller and consummation of the transactions contemplated hereunder will not result in any obligation or liability of the Buyer to the Seller or any controlled-group organization described above, to any employee of the Seller or such other organizations or to the Pension Benefit Guaranty Corporation.

     Section 3.20 - Rate Limitations and Rates. The Facility currently charges those rates and charges set forth on Schedule 3.20 hereto. The Seller has no reason to believe that such rates and charges were fraudulently calculated or implemented causing them to be illegal, invalid or unenforceable. Reimbursement by third party payors is currently at the rates set forth for each payor on
Schedule 3.20 hereto.

     Section 3.21 - Audits. Except as disclosed on Schedule 3.21 hereto, (i) the Seller has not been informed of any Recoupment Claims as a result of Medicaid, Medicare, and private insurance cost report audits within the 36 months preceding the date of this Agreement, (ii) there is no basis for any Recoupment Claims based on the fraudulent preparation or submission of cost reports by the Seller or its agents or representatives, and (iii) to the best of the Seller's knowledge, no third party payor (including but not limited to Medicaid or Medicare) has or will have at any time in the future any Recoupment Claims.

     Section 3.22 - Personal Needs Allowance. To the best of the Seller's knowledge, the Seller is currently in compliance with all provisions of 130 CMR 456.801-456.804 and any predecessor provisions relating to maintaining and accounting of the personal needs allowance ("PNA") for patients who are recipients of Medical Assistance as defined in Chapter 118E of the Massachusetts General Laws. At Closing, the Seller shall comply with the requirements of 130 CMR 456.804(C)(17) and shall make available to the Buyer records of PNA accounts.

     Section 3.23 - Patient Payments. Within seven (7) days after the Closing Date, the Seller shall provide a true and complete accounting as of the Closing Date of all advances or pre-payments made by patients for services not rendered prior to the Closing Date.

     Section 3.24 - Cost Reports and Reimbursement Documentation. The Seller has filed when due or after permitted extensions all cost reports required to be filed by third party payors and governmental agencies in compliance with applicable contractual provisions and/or rules and regulations. The Seller shall timely file a true and complete copy of each required short period cost report with third party payors and applicable governmental authorities after the Closing for the period ending on the Closing Date. The Seller has completed and filed when due all Management Minutes Questionnaires in accordance with 130 CMR 456.202.

                                   ARTICLE IV
                  Warranties and Representations of the Buyer

     Warranties and Representations of the Buyer To induce the Seller to execute this Agreement, the Buyer makes each of the representations, warranties, covenants and indemnities set forth in this Agreement, including those set forth in this Article, each of which shall survive the execution and delivery hereof and the Closing Date for a period of twelve (12) months from the Closing Date, all of which are material and have been relied upon by the Seller and each of which shall be true and correct in all material respects as of the date hereof and on the Closing Date.

     Section 4.1 - Corporate Organization and Authority.

     (a) The Buyer has all corporate power and authority and has been duly authorized to execute, deliver and perform this Agreement and all agreements and instruments delivered in connection herewith, and to consummate the transactions contemplated hereby and thereby, and this Agreement and all instruments and agreements delivered in connection herewith are the valid and binding obligations of the Buyer, enforceable against it in accordance with their respective terms.

     (b) The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Buyer has all requisite corporate power and authority to own, operate and lease its properties and to carry on its businesses as now being conducted and as now proposed to be conducted.

     Section 4.2 - No Conflicts. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement by the Buyer will:

     (i) to the best of the Buyer's knowledge, violate or conflict in any material respect with any statute, law, rule or regulation; (ii) violate or conflict in any material respect with any order, writ, injunction or decree of any court or governmental authority applicable to the Buyer; or (iii) violate or conflict in any material respect with or constitute a default under (or give rise to any right of termination, cancellation or acceleration under the terms, conditions or provisions of) any material contract, note, bond, mortgage, agreement, understanding, arrangement or restriction of any kind to which the Buyer is a party or by which the Buyer is bound, for which a consent or approval has not been obtained or a waiver received.

     Section 4.3 - Approvals. Assuming it receives the necessary cooperation and assistance from the Seller, the Buyer knows of no reason relating to the Buyer's financial condition or business operations why it would not obtain the Approvals and the Creditor Approvals necessary to consummate the transactions contemplated hereby.

                                    ARTICLE V

              Conduct and Covenants of the Parties Prior to Closing

     Section 5.1 - Covenants of the Seller Regarding Conduct of Business Prior to Closing. In addition to the other affirmative covenants set forth in this Agreement to induce the Buyer to execute this Agreement, the Seller covenants that, from the date hereof through the Closing Date, except as permitted otherwise by this Agreement or by prior written consent of the Buyer (such consent not to be unreasonably withheld), the Seller shall use its best efforts to:

     (i) conduct the Facility in the ordinary course and in the same manner as that in which it has heretofore been conducted, materially in accordance with all applicable laws, rules, regulations, and ordinances of all Federal, state, and local governments and governmental authorities.

     (ii) deliver to the Buyer, to the extent prepared in the ordinary course, patient census reports, projected consolidated revenue and pretax profit reports, payroll and related cost reports, payroll costs vs. program revenues reports, and financial budgets and reports concerning the Facility, and all other internal financial, operations and management reports for all members or any member of the management group of the Facility (except that nothing contained herein shall create an obligation to deliver any proprietary materials or information of the Seller), within a reasonable time after delivery to such management member or members;

     (iii) if the Facility is surveyed by the Massachusetts Department of Public Health and a plan of correction is implemented as a result of such survey, to forward a copy of the survey report and plan of correction to the Buyer immediately and to take any and all actions required for compliance with such plan of correction and to bear all costs incurred in connection with such compliance; and

     (iv) keep in full force and effect insurance comparable in amount and scope of coverage to that now maintained by the Seller for the benefit of the Facility.

         Section 5.2 - Access and Inspection Guidelines.

     (a) For purposes of all inspections conducted by the Buyer, the Buyer shall enter the Facility at its sole risk and only during normal business hours after the prior approval of the Seller (such approval not to be unreasonably withheld or delayed) and in a manner that will not unreasonably interfere with the Seller's business. The Buyer shall conduct such inspections at its sole cost and expense and shall indemnify the Seller for any claims, liabilities or damages arising from any physical damage caused by the Buyer's or its representatives', agents' or employees', negligence, gross negligence or willful misconduct during such inspections. Further, the Buyer shall make available to the Seller copies of any reports or information received pursuant to all inspections. The Buyer shall restore the Facility and the Acquired Assets to their former condition following any inspection. Notwithstanding the provisions of Section 8.3, the Buyer's obligations to restore the Facility and the Acquired Assets following any inspection and to indemnify the Seller for any physical damage caused by such inspections permitted hereunder, shall survive the termination of this Agreement and the Closing.

     (b) From the date hereof until the Closing Date, the Seller shall provide and shall cause its professional consultants to provide to the Buyer and its professional consultants reasonable access to the Facility and to the Seller's books and records relating to its ownership, management and operation of the Facility, during normal business hours on Business Days, and to furnish such additional information and documents in its or their possession relating to the Seller or the Facility as the Buyer may reasonably request.

     (c) Nothing herein to the contrary shall require the Seller to disclose or provide access to patient medical records or other confidential records and similar information except in accordance with applicable laws, and, in such case, the Seller shall use its best efforts to summarize such patient medical records and other confidential records and similar information to provide the Buyer with financial and other information contained therein without breaching any confidentiality requirement of applicable law.

     Section 5.3 - Inspections. During the Inspection Period, the Buyer shall have the right, at its expense, to order written engineers' reports and assessments on the Facility, including the results of surveying, inspecting, performing core boring for subsoil and water purposes, inspecting for hazardous/toxic waste, and any other purpose required by the Buyer to enable the Buyer to evaluate the likelihood of hazardous/toxic substances and wastes at, on, about or under the Facility. The Seller shall cooperate fully with the engineers and other professionals conducting such tests and studies. During the Inspection Period, the Buyer shall also have the right to conduct other legal and factual due diligence with respect to the Seller and the Facility. Such due diligence shall be completed by the Buyer within the Inspection Period. The Buyer shall advise the Seller in writing of any objections based on its review on or prior to the last day of the Inspection Period. If the Buyer fails to advise the Seller of such objections within said period of time, the Buyer may not thereafter object to the consummation of the transactions contemplated herein except as provided in Article VI. If the Buyer so advises the Seller by the last day of the Inspection Period, thereupon the Buyer may terminate this Agreement by written notice to the Seller and this Agreement shall be null and void without further recourse to the parties and the Deposit and all interest earned thereon shall be immediately returned to the Buyer. Notwithstanding any provision hereof to the contrary, no investigation or findings of the Buyer shall diminish or affect the representations and warranties of the Seller in this Agreement or relieve the Seller of any of its obligations hereunder.

     Section 5.4 - Publicity. All press releases, filings and other publicity concerning the transactions contemplated hereby will be jointly coordinated and will be subject to review and approval by both the Seller and the Buyer, such approval not to be unreasonably withheld or delayed. Notwithstanding any provision hereof to the contrary, no public announcement of the transactions contemplated by this Agreement shall be made except in connection with or pursuant to the Approvals contemplated by Section S.5 hereof or as required by the rules and regulations of the Securities and Exchange Commission applicable to the parties. If either party requests the other party's approval of any such press release, filing or other publicity, such other party shall have no more than 48 hours (excluding Saturdays, Sundays and holidays) from the receipt thereof to review the same. If such other party shall fail to object thereto within such 48 hour period, such party shall be deemed to have approved the same. Except as otherwise required by the rules and regulations of the Securities and Exchange Commission applicable to the parties, both the Seller and the Buyer hereby covenant and agree to keep the terms and conditions of this Agreement confidential, and the Buyer agrees that all non-public documents delivered to it by the Seller pursuant to the Letter of Intent or this Agreement shall not be disseminated by the Buyer except to its attorneys, accountants, officers, employees and agents on a need-to-know basis and shall be returned to the Seller in the event that the transactions contemplated hereby are not consummated.

     Section 5.5 - Diligent Application for All Approvals.

     (a) Commencing with the execution and delivery of this Agreement, the Buyer shall (i) commence the preparation of, make diligent and expeditious application for, follow up on, and actively and diligently pursue all notices, approvals, consents, licenses, orders, authorizations, registrations, declarations and filings necessary to consummate the transactions contemplated hereby (including, without limitation, (A) a Notice of Intent to Acquire an Existing Health Care Facility with the Massachusetts Department of Public Health, Determination of Need Program for the purposes of notification pursuant to 105 CMR 100.250; and
(B) a Notice of Intent Form with the Massachusetts Department of Public Health, Division of Health Care Quality for the purpose of establishing a determination of suitability and responsibility pursuant to and in compliance with Massachusetts General Laws, Chapter 111, Sections 71-73 inclusive, as amended; 105 CMR 153.022; and 42 U.S.C. Sec. 1320a-3 (together, the "Notices") and (ii) solicit, obtain from and deliver to all Federal, state or local governmental or regulatory agencies and accrediting and certifying organizations with jurisdiction over the Facility such notices, approvals, consents, licenses, orders, authorizations, registrations, declarations and filings. The Seller agrees to provide to the Buyer and to allow the Buyer to provide to the above-referenced agencies any documentation requested by the above referenced agencies in conjunction with the filing of such Notices. The Seller's permission is expressly conditioned upon the Seller's satisfactory review of any and all such documentation prior to submission thereof to the above-referenced agencies. Said review shall be completed within 48 hours (excluding Saturdays, Sundays and holidays) of receipt by the Seller of such documentation and the Seller's permission thereto shall not be unreasonably withheld or delayed. If the Seller shall fail to object within such 48 hour period, it shall be deemed to have accepted such documents and to have agreed to the submission thereof. Should this Agreement terminate, the Buyer shall immediately notify said Determination of Need Program and said Division of Health Care Quality to the effect that said Notices are withdrawn and of no further force or effect.

     (b) Upon the request of the Buyer, the Seller shall provide to the Buyer and to the governmental and regulatory agencies with jurisdiction thereof such reasonably requested information, reports, documentation, signatures and testimony before any governmental or administrative tribunal and shall furnish such reasonably requested assistance which may be required in connection with obtaining any of such approvals, consents, authorizations and licenses and giving such notices. The Seller shall not do anything, or unreasonably refuse to do anything, which would in any way interfere with the process of obtaining all necessary approvals, consents, authorizations and licenses and giving such notices.

     (c) The Buyer acknowledges that the Seller's license to operate the Facility is non-transferable; that the Buyer may not have received a permanent license to operate the Facility on or before the Closing; that the Buyer's application for permanent licensure serves as a temporary license pursuant to Mass. Gen. Laws c. 111, Section 71; and that the Buyer's failure to possess a permanent license on or before the Closing shall not excuse the Buyer from consummating the transactions contemplated by this Agreement. Absent a change in Massachusetts law relating to the licensing of nursing homes, the Buyer agrees to bear the sole risk and responsibility for obtaining a permanent license to operate the Facility after the Closing.

     (d) The Buyer shall not utilize the Seller's Medicaid provider number for any purpose, and shall be responsible for obtaining its own Medicaid provider number from the Massachusetts Division of Medical Assistance.

     (e) The parties acknowledge that the Massachusetts Department of Public Health currently is not timely renewing nursing home licenses and certificates of inspection. If as of the Closing a license, certificate or approval affecting the Facility bears an expiration date prior to the Closing, that fact shall not excuse the Buyer from consummating the transactions contemplated by this Agreement if the Seller has secured written documentation from the Department that it will treat the expired license, certificate or approval as continuing in effect. The Seller agrees to exercise a good faith effort to obtain such written documentation if it becomes necessary, and the Buyer shall assist as necessary in such undertaking.

     Section 5.6 - Transfer Fees. The Seller shall be responsible for all payments of any kind whatsoever required to be made to any governmental authorities in connection with the transfers contemplated by this Agreement, including, without limitation, stamp taxes, document taxes, sales or use taxes, transfer fees or any other payments customarily made by a seller in transactions of this nature.

     Section 5.7 - Risk of Loss; Condemnation. The risk of loss, destruction, condemnation, taking, eminent domain, of or damage to any component of the Facility Real Estate by any cause prior to the Closing Date is assumed by the Seller. The Seller shall immediately notify the Buyer if, prior to, or at the Closing, there shall have been any loss, destruction or damage to, or any commenced or threatened proceedings to condemn or institute eminent domain taking of, all or a portion of the Facility Real Estate. If any casualty loss, destruction or damage should occur to the Facility Real Estate, the Seller shall use reasonable efforts to restore or repair the Facility Real Estate to its current condition, subject to availability of insurance proceeds.


                                   ARTICLE VI

                     Buyer's Conditions Precedent to Closing

     The Closing and the Buyer's obligations hereunder and with respect thereto are expressly contingent and conditional upon the fulfillment, compliance, satisfaction and performance of each of the following conditions prior thereto; any one or more of which may be waived or deferred in whole or in part, but only in writing, by the Buyer at its option and sole discretion.

     Section 6.1 - Accuracy of Warranties; Compliance with Covenants. All representations and warranties by the Seller contained in and made pursuant to this Agreement shall be accurate and complete in all material respects at and as of the Closing Date, and the Seller shall have complied with all of its covenants set forth herein.

     Section 6.2 - Closing Certificate. The Seller shall deliver to the Buyer a duly executed confirmatory closing certificate executed by the Seller which represents and warrants that all conditions set forth in this Article have been fulfilled, satisfied or waived by the Buyer in writing.

     Section 6.3 - Casualty or Eminent Domain Taking. There shall be no casualty loss, destruction or damage to the Facility Real Estate nor any condemnation or any eminent domain taking, pending or threatened, as to any part of the Facility Real Estate, which has not been restored, repaired or replaced as nearly as practicable to its condition prior to such loss, destruction or damage without any material diminution in value, space, acreage, diminution of legal patient capacity, usefulness, utility, effectiveness, or appearance.

     Section 6.4 - Absence of Injunctions. There shall be no injunction, writ, temporary restraining order or any order of any nature issued or pending by any court or governmental agency directing that the transactions contemplated by this Agreement not be consummated.

     Section 6.5 - Opinion of the Seller's Counsel. The Buyer shall have received an opinion of counsel to the Seller, in form and substance reasonably satisfactory to the Buyer, with respect to: (a) the valid existence and good standing of the Seller; (b) the due authorization, execution, delivery and binding effect and enforceability of this Agreement and each other agreement and instrument being executed in connection with this transaction; and (c) such other matters as the Buyer may reasonably request.

     Section 6.6 - Approvals. All Approvals required by Section 5.5 hereof, the Creditor Approvals and all other consents or approvals of third parties required to consummate the transactions contemplated hereby shall have been obtained without any conditions or terms that either (i) require the Buyer to expend more than $25,000 or (ii) impose on the Buyer any unduly burdensome obligations or requirements. In the event that any such conditions or terms are proposed, the parties shall undertake in good faith to negotiate a satisfactory allocation of the burdens of any such conditions or terms, provided that the Buyer may exercise its rights to refuse to consummate the transactions contemplated hereby or to terminate this Agreement pursuant to Section 8.2 hereof on the date which is thirty (30) days after the commencement of such negotiations if no agreement has been reached as to such an allocation by that date.

     Section 6.7 - Conveyances. The Seller shall have executed and delivered to the Buyer quitclaim deeds, bills of sale and effective absolute assignments sufficient to vest in the Buyer good and marketable title to the Acquired Assets, subject only to Permitted Encumbrances, including, without limitation, the Quit-Claim Deed and the Bill of Sale, Assignment and Assumption Agreement referred to in Section 2.5 hereof.

     Section 6.8 - Other Conditions. On the Closing Date, the Buyer shall have received, among other things, a title insurance policy with respect to the Facility Real Estate in form and substance satisfactory to the Buyer (Seller to cooperate and assist Buyer in obtaining a satisfactory policy) and all agreements pertaining to the Facility Real Estate not being assumed by Buyer shall have been terminated.

     Section 6.9 - Condition of Acquired Assets. The Acquired Assets shall be in the same condition they were in at the time of the Inspection, reasonable wear and tear and physical damage caused by the Buyer's or its representatives', agents' or employees, negligence, gross negligence or willful misconduct excepted.

     Section 6.10 - Material Adverse Change. As of the Closing Date, there shall not have been any material adverse change in the business of the Seller operated at the Facility. For purposes of this Section 6.10, the term "material adverse change" shall mean either (i) a significant decrease in the daily census of the Facility from the daily census of the Facility on the date of this Agreement or
(ii) the taking by any governmental agency having jurisdiction over the Facility of any action against the Facility which imposes any unduly burdensome restriction on the ability of the Facility to carry on its normal activities. In the event that any such decrease or restriction shall have occurred, the parties shall undertake in good faith to negotiate a satisfactory amendment of this Agreement, provided that the Buyer may exercise its rights to refuse to consummate the transactions contemplated hereby or to terminate this Agreement pursuant to Section 8.2 hereof on the date which is thirty (30) days after the commencement of such negotiations if no agreement has been reached as to such an allocation by that date.

                                   ARTICLE VII
                    Seller's Conditions Precedent to Closing

     The Closing and the Seller's obligations hereunder and with respect thereto are expressly contingent and conditional upon the fulfillment, compliance, satisfaction and performance of each of the following conditions prior thereto; any one or more of which may be waived or deferred in whole or in part, but only in writing, by the Seller at its option and sole discretion.

     Section 7.1 - Accuracy of Warranties; Compliance with Covenants. All representations and warranties by the Buyer contained in and made pursuant to this Agreement shall be accurate and complete in all material respects at and as of the Closing Date, and the Buyer shall have complied with all of its affirmative and negative covenants set forth herein.

     Section 7.2 - Closing Certificate. The Buyer shall deliver to the Seller a duly executed confirmatory closing certificate executed by the Buyer which represents and warrants that all conditions set forth in this Article have been fulfilled, satisfied or waived by the Seller in writing.

     Section 7.3 - Absence of Injunction. There shall be no injunction, writ, temporary restraining order or, any order of any nature issued or pending by any court or governmental agency directing that the transactions contemplated by this Agreement not be consummated.

     Section 7.4 - Opinion of the Buyer's Counsel. The Seller shall have received an opinion of counsel to the Buyer, in form and substance reasonably satisfactory to the Seller, with respect to: (a) the valid existence and good standing of the Buyer; (b) the due authorization, execution, delivery and binding effect and enforceability of this Agreement and each other agreement and instrument being executed in connection with this transaction; and (c) such other matters as the Seller may reasonably request.

     Section 7.5 - Approvals. All Approvals required by Section 5.5 hereof, the Creditor Approvals and all other consents or approvals of third parties required to consummate the transactions contemplated hereby shall have been obtained.

                                  ARTICLE VIII
                 Rights of Termination and Remedies for Default

     Section 8.1 - Default by the Seller. In the event that all of the conditions precedent set forth in Article VI of this Agreement have been satisfied or waived by the Buyer on or prior to the Closing Date and the Buyer is ready, willing and able to proceed with the Closing, but the Seller is unable, unwilling or refuses to consummate the Closing in accordance with the terms and conditions of this Agreement, or in the event that the Seller is otherwise in breach of this Agreement, then the Buyer may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or otherwise, or in and of the exercise of any power granted hereby or by law, provided, however, that Buyer shall be entitled to recover monetary damages from the Seller on account of such default only in an amount representing the actual expenses incurred by the Buyer pursuant to this Agreement, including, without limitation, the return of the Deposit together with the interest earned thereon, together with reasonable attorneys, fees and expenses incurred by the Buyer to enforce this Agreement. The Seller recognizes that in such event, any remedy at law may prove to be inadequate relief to the Buyer and therefore the Buyer may obtain any such equitable relief, including, without limitation, temporary and permanent injunctive relief in any such case without the necessity of posting a bond or proving actual damages. No course of dealing and no delay on the part of the Buyer in exercising any right shall operate as a waiver thereof or otherwise prejudice the Buyer's rights. No right conferred hereby or by any other document, agreement or instrument between the Seller and the Buyer shall be exclusive of any other right referred to herein or therein or now or thereafter available at law, in equity, by statute or otherwise.

     Section 8.2 - Buyer's Right to Terminate. If any one or more conditions set forth in Article VI has not been fulfilled or satisfied through no fault of the Buyer or waived in writing by the buyer on or prior to the Closing Date, then the Buyer, at its option, may terminate this Agreement, effective upon the receipt by the Seller of written notice of such termination. In the event of any such termination of this Agreement, all of the Seller's and the Buyer's obligations hereunder shall terminate without further loss, cost, damage, claim, right or remedy in favor of any party, and none of the parties hereto shall have any further liability or responsibility to any other party without the need to exchange releases to confirm same, except that the Escrow Agent shall immediately return to the Buyer the Deposit together with the interest earned thereon.

     Section 8.3 - Default by the Buyer. In the event that the Seller is ready, willing and able to proceed with the Closing and the Buyer fails to complete the transactions contemplated in this Agreement, which failure is due exclusively to the unwillingness, inability or refusal of the Buyer to fulfill its obligations at such Closing, other than pursuant to the Buyer's right to terminate under any provision of Sections 5.3 or 8.2 hereof, then the Seller may terminate this Agreement and retain the Deposit and all interest earned thereon as liquidated damages for all losses, damages, and expenses suffered by the Seller, and this shall be the Seller's sole and exclusive remedy at law or in equity. The Seller and the Buyer agree that the damages that the Seller shall sustain as a result thereof will be difficult to ascertain and that such liquidated damages constitute liquidated damages which would bear a reasonable relationship to actual loss and would not be a penalty or forfeiture. In such event, this Agreement shall terminate without further loss, cost, damage, claim, right or remedy in favor of any party, and none of the parties hereto shall have any further liability or responsibility to any other party without the need to exchange releases to confirm same.

                                   ARTICLE IX
                                     Closing

     Section 9.1 - Closing Date. The Closing under this Agreement shall take place at the offices of Choate, Hall & Stewart, Exchange Place, 53 State Street, 36th Floor, Boston, MA 02109 at 10:00 a.m., on the last day of the month during which there shall have occurred the satisfaction, receipt or waiver by the parties of the conditions listed in Article VI (with respect to the Buyer) or
Article VII (with respect to the Seller) (such date being referred to herein as the "Closing Date"), provided, however, that if the Closing Date has not occurred by June 30, 1998, or if the Approvals, the Creditor Approvals or any other approvals necessary to consummate the transactions contemplated hereby have not been obtained by such date, either party, at its option, may terminate this Agreement by written notice to the other party at any time thereafter, and thereupon, this Agreement shall be null and void without further recourse to the parties, and the Deposit and all interest thereon shall be returned to the Buyer.

     Section 9.2 - Deliveries of the Seller on the Closing Date. On the Closing Date, the Seller shall deliver to the Buyer the following:

     (i) good and clear, record and marketable title to, free from all Liens, and full undisturbed possession, use and enjoyment of, the Acquired Assets, subject to Permitted Encumbrances;

     (ii) discharges, termination statements and the like with respect to the Acquired Assets as the Buyer may reasonably request;

     (iii) the Quitclaim Deed and the Bill of Sale, Assignment and Assumption Agreement and other documents referred to in Section 2.5 hereof;

     (iv) all books, records, contracts and materials included in the Acquired Assets which documents shall be delivered to the Buyer or located at the Facility;

     (v) the opinion of counsel to the Seller referred to in Section 6.5 hereof;

     (vi) certified resolutions of the Directors (and stockholders, if required) of the Seller authorizing the transactions contemplated hereby, certified by an appropriate officer of the Seller;

     (vii) the closing certificate referred to in Section 6.2 hereof executed by the Seller;

     (viii) any other document reasonably requested by the Buyer to confirm or verify the accuracy of the warranties by the Seller herein and the compliance by the Seller with its covenants herein; and

     (ix) any other documents required under the Code, or as may be reasonably required by the Buyer or the Buyer's title insurer.

     Section 9.3 - Deliveries of the Buyer. On the Closing Date, the Buyer shall deliver to the Seller the following:

     (i) the Purchase Price;

     (ii) the Bill of Sale, Assignment and Assumption Agreement and other documents referred to in Section 2.5 hereof;

     (iii) the  opinion  of  counsel to the Buyer  referred  to in  Section  7.4 hereof;

     (iv) certified resolutions of the Directors (and stockholders, if required) of the Seller authorizing the transactions contemplated hereby, certified by an appropriate officer of the Buyer;

     (v) the closing certificate referred to in Section 7.2 hereof; and

     (vi) any other document reasonably requested by the Seller to confirm or verify the accuracy of the warranties by the Buyer herein and the compliance by the Buyer with its covenants herein.


                                    ARTICLE X

                                 Indemnification

     Section 10.1 - Seller's Obligations to Indemnify the Buyer. The Seller shall indemnify and hold the Buyer harmless from:

     (i) any and all actual damage, loss, cost or expense of the Seller arising out of or related to the business conducted at the Facility on or prior to the Closing Date not expressly assumed by the Buyer under this Agreement, including, without limitation, the Unassumed Liabilities and any liabilities of the Buyer arising on account of its acting as manager of the Facility, provided that such liabilities did not arise as a result of any negligence or willful misconduct of the Buyer or its employees or agents;

     (ii) any and all actual damage, loss, cost or expense arising out of the breach of any warranty, misrepresentation, or non-fulfillment of any agreement on the part of the Seller under this Agreement; and

     (iii)  with  respect  to  all   actions,   suits,   proceedings,   demands,
assessments, judgments, costs and expenses connected with the foregoing, including, without limitation, reasonable attorneys' fees and expenses.

     The indemnification obligations of the Seller under this Section 10.1 shall apply only to those indemnification claims of which the Seller is given written notice on or prior to the date which is twelve (12) months (or, in the case of such claims under clause (i) above, three (3) years) from the Closing Date.

     Section Procedures for Indemnification by the Seller. In the event that any claim, obligation, or liability for which the Seller is or may be liable pursuant to the provisions of Section 10.1 is asserted against the Buyer, the Buyer shall notify the Seller in writing of the fact, and the Seller shall be permitted, at the Seller's expense, to participate personally and by representatives in any negotiations or actions with regard thereto, and to contest the same. The Buyer shall make available to the Seller for use in connection with any such negotiation, action or contest, all pertinent books, records, documents and information.

         Section 10.3 - Buyer's Obligations to Indemnify the Seller.

The Buyer shall indemnify and hold the Seller harmless from:

     (i) any and all actual damage, loss, cost or expense arising out of or related to the business conducted at the Facility after the Closing Date;

     (ii) any and all actual damage, loss, cost or expense relating to the Assumed Liabilities;

     (iii) any actual damage, loss, cost or expense arising out of the breach of any warranty, misrepresentation, or nonfulfillment of any agreement on the part of the Buyer under this Agreement; and

     (iv) with respect to all actions, suits, proceedings, demands, assessments, judgments, costs and expenses connected with the foregoing, including, without limitation, reasonable attorneys' fees and expenses.

The indemnification obligations of the Buyer under this Section 10.3 shall apply only to those indemnification claims of which the Buyer is given written notice on or prior to the date which is twelve (12) months from the Closing Date.

     Section 10.4 - Procedures for Indemnification by the Buyer. In the event that any claim, obligation, or liability for which the Buyer is or may be liable pursuant to the provisions of Section 10.3 hereof is asserted against the Seller, the Seller shall notify the Buyer in writing of that fact, and the Buyer shall be permitted, at its expense, to participate personally and by representatives in any negotiations or actions with regard thereto, and to contest the same. The Seller shall make available to the Buyer for use in connection with any such negotiation, action or contest, all pertinent books, records, documents and information.

                                   ARTICLE XI
                                  Miscellaneous

     Section 11.1 - No Broker. The Seller represents to the Buyer, and the Buyer represents to the Seller, that no agent, finder or broker was the producing and effective cause of this Agreement or the transactions contemplated herein, and that no commissions or finder's fees are due to any third parties. The parties agree to indemnify and hold each other harmless with respect to any and all expenses, obligations, and liabilities resulting from the claims or causes of action relating to any claims made by any Person retained or used by the indemnifying party for any agent's, broker's or finder's fees or commissions relating to the transactions contemplated herein.

     Section 11.2 - Entire Agreement. This Agreement, together with the Schedules and Exhibits attached hereto and all certificates and documents delivered in connection herewith or referenced hereby, contain the entire understanding of the parties with respect to the subject matters hereof and supersedes all prior and other contemporaneous oral or written understandings and agreements between the parties hereto.

     Section 11.3 - Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The rights of the parties to this Agreement may not be assigned to any third party except to the extent specifically permitted by one or more Sections hereof. The terms and provisions of Article VIII and Section 5.4 of this Agreement shall survive the termination of this Agreement for the reason.

     Section 11.4 - Notices. Any notice, demand, offer or other writing required or permitted pursuant to this Agreement shall be in writing, furnished in duplicate and shall be transmitted by hand delivery or a nationally recognized overnight courier service, postage prepaid, as follows:

         (a)      If to the Seller:

         Quality Care Centers of Massachusetts, Inc.
         200 Lake Street, Suite 102
         Peabody, Massachusetts 01960
         Attention: Bruce A. Shear, President

                  With a copy to:

         Choate, Hall & Stewart
         Exchange Place
         53 State Street
         Boston, Massachusetts 02109
         Attention: Willie J. Washington, Esq.

         (b)      If to the Buyer:

         Lexington Healthcare Group, Inc.
         35 Park Place
         New Britain, Connecticut 06052
         Attention: Harry Dermer, President

                  With a copy to:

         Rogin, Nassau, Caplin, Lassman & Hirtle, LLC
         CityPlace I, 22nd Floor
         185 Asylum Street
         Hartford, CT 06103-3460
         Attention: Edwin A. Lassman, Esq.

Any party shall have the right to change the place to which such notice shall be given by similar notice sent in like manner to all other parties hereto. Any such notice, if sent by private express overnight courier service, shall be deemed delivered on the earlier of the date of actual delivery or the next business day following deposit, postage prepaid, with such private express overnight courier service.

     Section 11.5 - Captions. The captions of this Agreement are for convenience and reference only, and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provisions hereof.

     Section 11.6 - Joint-Effort. The preparation of this Agreement has been the joint effort of the parties, and the resulting document shall not be construed more severely against one of the parties than the other.

     Section 11.7 - Counterparts. This Agreement may be executed in counterparts and each executed copy shall be deemed an original which shall be binding upon all parties hereto.

     Section 11.8 Partial Invalidity. The invalidity of one or more of the phrases, sentences, clauses, sections or articles contained in this Agreement shall not affect the remaining portions so long as the material purposes of this Agreement can be determined and effectuated.

     Section 11.9 - No Offer. Neither the negotiations to date nor the preparation of this Agreement shall be deemed an offer by any party to the other. No such contract shall be deemed binding on any party until such party has executed and delivered a written agreement.

     Section 11.10 - Amendments. This Agreement may not be amended in any respect whatsoever except by a further agreement, in writing, fully executed by each of the parties.

     Section 11.11 - Schedules and Exhibits. All Schedules and Exhibits referred to in this Agreement shall be incorporated into this Agreement by such reference and shall be deemed a part of this Agreement as if fully set forth in this Agreement. The parties hereby agree that all or certain of the Schedules to this Agreement may not be delivered (or may be incomplete) at the time of the execution and delivery of this Agreement. The Seller hereby agrees to deliver to the Buyer any Schedules not so delivered (or which are incomplete) not later than fifteen (15) days after the date of this Agreement. It shall be deemed a condition precedent to the obligations of the Buyer that each Schedule provided for herein shall meet with the approval of the Buyer. If the Buyer, in its sole discretion, determines that it should not consummate the transactions contemplated by this Agreement because of any material information contained in a Schedule provided for herein or because of the parties' inability to agree upon the terms of a Schedule provided for herein, then the Buyer may terminate this Agreement by giving written notice to the Seller of the Buyer's intent to terminate, whereupon this Agreement shall be null and void without further recourse to the parties and the Deposit and all interest earned thereon shall be immediately returned to the Buyer; provided, however, that such notice of termination must be given with fifteen (15) days after the later of the date hereof and the date of the Buyer's receipt of the objectionable Schedule.

     Section 11.12 - Waivers. No terms and provisions hereof, including, without limitation, the terms and provisions contained in this sentence, shall be waived, modified or altered so as to impose any additional obligations or liability or grant any additional right or remedy, and no custom, payment, act, knowledge, extension of time, favor or indulgence, gratuitous or otherwise, or words or silence at any time, shall impose any additional obligation or liability or grant any additional right or remedy or be deemed a waiver of release of any additional obligation, liability, right or remedy.

     Section 11.13 Further Assurances. The Seller and the Buyer each agree that they will at any time before and after the Closing execute and deliver all additional documents, and do any other acts or things that may be reasonably requested by the Seller and the Buyer, as the case may be, in order to further perfect the rights and interests contemplated hereunder. Each of the Seller and the Buyer shall from time to time execute and deliver prior to, at and after the Closing such further instruments and documents and take such other action as may reasonably be required in order to carry out and effectuate this Agreement and the transactions contemplated hereby.

     Section 11.14 - Governing Law. This Agreement including the validity thereof and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

     Section 11.15 - Rules of Construction; Interpretation. References in this Agreement to "herein," "hereof," "hereto" and "hereunder" shall be deemed to refer to this Agreement and shall not be limited to the particular text or
Section in which such words appear. The use of any gender shall include all genders, and the singular number shall include the plural and vice versa as the context may require. In the event of any inconsistency between the terms and provisions of this Agreement and the terms and provisions of any other documents executed in connection herewith, the terms and provisions hereof shall in each instance prevail.

     Section 11.16 - Letter of Intent

     This Agreement supersedes the Letter of Intent in its entirety.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the date first above appearing.

                                        LEXINGTON HEALTHCARE GROUP, INC.


___________________________________     By:  __________________________________
Witness
                                        Title:  _______________________________



                                        QUALITY CARE CENTERS OF
                                        MASSACHUSETTS, INC.



___________________________________     By:  __________________________________
Witness
                                        Title:  _______________________________

                                     JOINDER

     By its execution of this Joinder, the undersigned hereby agrees to pay and perform and to cause the Seller to pay and perform all Indebtedness, obligations or liabilities of the Seller arising under or relating to this Agreement, including, without limitation, the Unassumed Liabilities and any Post-Closing Adjustment Amount.


                                       PHC, INC.

___________________________________    By:  __________________________________
Witness
                                       Title:  _______________________________





















DSI.387415.3

                         List of Schedules and Exhibits


   Schedule 2.1(ii)   Fixed Assets Acquired
   Schedule 2.1(iii)  Assumed Contracts
   Schedule 2.2    -  Excluded Assets
   Schedule 2.6    -  Assumed Liabilities
   Schedule 3.2    -  Conflicts and Consents
   Schedule 3.3(a) -  Liens on Personal Property
   Schedule 3.4(a) -  Licenses and Permits
   Schedule 3.4(b) -  Compliance
   Schedule 3.5    -  Contractual Obligations of Seller
   Schedule 3.9    -  Insurance Policies
   Schedule  3.11  -  Litigation
   Schedule  3.12(a)  Permitted Encumbrances
   Schedule  3.13  -  Filings
   Schedule  3.14  -  Underground Fuel Storage
   Schedule  3.17  -  Labor Issues
   Schedule  3.18  -  Employees
   Schedule  3.19  -  Employee Benefit Plans
   Schedule  3.20  -  Rates
   Schedule  3.21  -  Recoupment Claims

   Exhibit A       -  Legal Description of Facility Real Estate
   Exhibit B       -  Form of Escrow Agreement
   Exhibit C       -  Form of Quitclaim Deed
   Exhibit D       -  Form of Bill of Sale, Assignment and Assumption Agreement

                                Schedule 2.1(ii)
                              Fixed Assets Acquired

                                Schedule 2.1(iii)
                                Assumed Contracts

                                  Schedule 2.2
                                 Excluded Assets

                                  Schedule 2.6
                               Assumed Liabilities

                                  Schedule 3.2
                             Conflicts and Consents

                                 Schedule 3.3(a)
                           Liens on Personal Property

                                Schedule 3.4 (a)
                              Licenses and Permits

                                Schedule 3.4(b)-
                                   Compliance

                                 Schedule 3.5
                        Contractual Obligations of Seller

                                  Schedule 3.9

                               Insurance Policies

                                  Schedule 3.11
                                   Litigation

                                Schedule 3.12 (a)
                             Permitted Encumbrances

                                  Schedule 3.13
                                     Filings

                                  Schedule 3.14
                            Underground Fuel Storage

                                  Schedule 3.17
                                  Labor Issues

                                 Section - 3.18
                                    Employees

                                  Schedule 3.19
                             Employee Benefit Plans

                                  Section 3.20
                                      Rates

                                  Section 3.21
                                Recoupment Plans

Exhibit 10.134

                             TERMINATION OF SALE AND
                               PURCHASE AGREEMENT

1. INTRODUCTION AND RECITALS

A. THIS AGREEMENT, made and entered into this 20th day of February, 1998, by between and among FINOVA CAPITAL CORPORATION as successor in interest to LINC FINANCIAL SERVICES, INC. ("Administrative Agent"), and successor in interest by merger with FINOVA MEDICAL RECEIVABLES, INC. formerly known as LINC FINANCE CORPORATION VIII ("FINOVA"), and PHC OF RHODE ISLAND, INC. D/B/A GOOD HOPE CENTER ("Good Hope") and PHC OF VIRGINIA, INC. D/B/A MOUNT REGIS CENTER ("Mount Regis"). All capitalized terms not otherwise defined herein shall have the same meanings as set forth in the respective Sale Agreements defined below.

B. FINOVA (or its predecessors in interest) and Good Hope entered into a certain Sale and Purchase Agreement dated as of January 20, 1995, (the "Good Hope Agreement") under which Good Hope agreed to sell and Purchaser agreed to purchase certain healthcare receivables, subject to those terms and conditions as specified in the Good Hope Agreement and the various ancillary agreements and documents related thereto, including but not limited to (i) a Servicing Agreement, (ii) a Lockbox Services Agreement, and (iii) various exhibits, schedules attached thereto and delivered from time to time in accordance therewith (collectively referred to as "Ancillary Agreements").

C. FINOVA (or its predecessors in interest) and Mount Regis entered into a certain Sale and Purchase Agreement dated as of March 6, 1995, (the "Mount Regis Agreement") under which Mount Regis agreed to sell and Purchaser agreed to purchase certain healthcare receivables, subject to those terms and conditions as specified in the Agreement and the various ancillary agreements and documents related thereto, including but not limited to (i) a Servicing Agreement, (ii) a Lockbox Services Agreement, and (iii) various exhibits, schedules attached thereto and delivered from time to time in accordance therewith (collectively referred to as "Ancillary Agreements"). The Good Hope Agreement and the Mount Regis Agreement are referred to herein as (the "Sale Agreements").

D. Good Hope and Mount Regis have notified FINOVA of their desire and intention to terminate their obligation to sell Receivables to FINOVA under the Sale Agreements, and have also requested FINOVA to terminate the other obligations of Good Hope and Mount Regis under the Ancillary Agreements, respectively, by mutual agreement prior to the expiration of their originally scheduled term, and to permit Good Hope and Mount Regis to repurchase all of the Receivables purchased and owned by FINOVA under the Sale Agreements.

E. FINOVA is willing to grant the Good Hope and Mount Regis request, subject to the terms and conditions set forth in this Termination Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained in this Agreement, the parties hereby agree as follows:

II. EARLY TERMINATION OF SALE AGREEMENTS

A. Payment of Repurchase Price: As consideration for the early termination of the Sale Agreements and the Reassignment of the Purchased Receivables as provided herein, Good Hope and Mount Regis agree to pay to FINOVA the following sums, collectively referred to as the Repurchase Price:

1. On or before February 20, 1998, Good Hope and Mount Regis shall pay FINOVA an amount equal to $192,619.39 and $200,785.06, respectively, representing a stipulated sum payable to FINOVA in order to induce FINOVA to reassign all of FINOVA's rights in the Purchased Receivables under the Sale
     Agreements, and to cancel the remaining obligations under the Sale Agreements of Good Hope and Mount Regis;

2. A Termination Fee in the amount of $0, representing a stipulated sum to reimburse FINOVA for its estimated costs and expenses due under Section V.I. of this Termination Agreement, and

3. For each day that the payment of the amount specified in paragraph 1 is delayed beyond February 20, 1998 Good Hope and Mount Regis agree to pay an additional per diem amount equal to $56.69 and $63.27, respectively.

B. Remittance of Purchase Price. The Repurchase Price shall be paid via wire transfer in accordance with the following wire transfer instructions:

            Bank Name:           CITIBANK
            City/State:          NEW YORK, NEW YORK
            Acct.  Name:         FINOVA CAPITAL CORPORATION
            Acct.  No.:          40701338
            ABA No.:             021000089

            Contact:             Wire Department
            Telephone No.:       (302) 323 - 5919

C. Cancellation of Obligations and Delivery of Sale Program Documents. Upon receipt of the Repurchase Price, FINOVA hereby agrees to cancel Good Hope's and Mount Regis' remaining obligations to FINOVA under the Sale Agreements and any Ancillary Agreements, and shall thereupon deem the Sale Agreements and Ancillary Agreements terminated. FINOVA further agrees that within five
     (5) business days after receipt of the Repurchase Price, it shall deliver UCC termination statements prepared by Good Hope and Mount Regis to terminate any financing statements filed by FINOVA against Good Hope and Mount Regis under the Sale Agreements or otherwise relating to the Purchased Receivables.

D. Disclaimer of Provider Interest. Good Hope and Mount Regis hereby agree that upon the termination of the Sale Agreements as provided hereunder by FINOVA, Good Hope and Mount Regis shall disclaim any right to receive any Provider Interest or any Minimum Purchase Price payable under the Sale Agreements.

E. Right To Cancel: FINOVA reserves the right to cancel this Agreement and reinstate the obligations of Good Hope and Mount Regis under the terms of the Sale Agreements and Ancillary Agreement in the event that Good Hope and Mount Regis fail to remit payment of the Repurchase Price due to FINOVA hereunder within five (5) business days after February 20, 1998.

III. REPURCHASE AND REASSIGNMENT OF RECEIVABLES

A. Repurchase and Reassignment. In connection with the termination of the Sale Agreements, Good Hope and Mount Regis have requested the right to repurchase, on an AS IS, WHERE IS basis, all of the outstanding receivables purchased by FINOVA from Good Hope and Mount Regis under the terms of the Sale



                                   Page 2 of 6

\COMFORTCA@TERMAGT.00 I - no/99

     Agreements (the "Repurchased Receivables"). Upon receipt by FINOVA of the Repurchase Price, FINOVA agrees to sell, assign, transfer and deliver to Good Hope and Mount Regis all of its right, title, and interest in and to the Repurchased Receivables, AS-IS WHERE-IS, subject to the Reassignment of Receivables attached hereto as Exhibit A, which FINOVA shall execute and deliver to Good Hope and Mount Regis as evidence of the assignment and sale of the Repurchased Receivables.

B. As-Is, Where-is Sale. Good Hope and Mount Regis acknowledge that they have had an opportunity to inspect and gain full familiarity with the Repurchased Receivables, and purchase and accept the same, AS IS, WHERE IS, AND IN THE CONDITION FOUND, ACKNOWLEDGING THAT THE REPURCHASED RECEIVABLES ARE BEING SOLD WITHOUT ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED unless expressly provided herein or in the Reassignment of Receivables. Good Hope and Mount Regis further agree that Good Hope and Mount Regis shall be solely responsible for any costs and expenses incurred in notifying and redirecting the Payors of the Repurchased Receivables to remit payment thereunder to Good Hope and Mount Regis.

C. Risk Of Loss. The risk of loss for any damage to or destruction of the Receivables shall remain with Good Hope and Mount Regis at all times in accordance with the Sale Agreements.

D. Taxes. Any sales, use, personal property, or such other taxes incurred or assessed solely in connection with this transaction, shall be borne by Good Hope and Mount Regis.

E. Title and Indemnification by FINOVA. FINOVA warrants and represents that it has good title to the Repurchased Receivables it is conveying to Good Hope and Mount Regis, free and clear of all liens and encumbrances placed thereon by FINOVA. FINOVA agrees to indemnify Good Hope and Mount Regis against, and hold Good Hope and Mount Regis harmless from, any and all claims, actions, proceedings, expenses, damages or liabilities including attorneys' fees, court costs or taxes, arising from any claim of conflicting interest to Good Hope's and Mount Regis' title to the Repurchased Receivables caused by any actions taken by FINOVA during the term of the applicable Sale Agreements.

F. Indemnification by Good HOPE and Mount Regis. Notwithstanding the termination of the Sale Agreements, Good Hope and Mount Regis shall continue to indemnify FINOVA against, and hold FINOVA or any successors, assigns and transferees of FINOVA harmless from any and all claims, actions, proceedings, expenses, damages or liabilities including attorneys' fees, court costs or taxes, arising in connection with each of the Purchased Receivables and the Transferred Property covered by the Sale Agreements in accordance with and pursuant to the terms of the Sale Agreements and subject to any limitations imposed thereunder. Good Hope and Mount Regis hereby further agree to indemnify and to hold FINOVA harmless against and from any and all claims, suits, actions, debts, damages, costs, charges and expenses, including court costs and attorney fees, and all liabilities, losses and damages of any nature whatsoever, arising out of or in connection with the repurchase of the Repurchased Receivables hereunder.

G. Remittance Of Funds After Repurchase and Reassignment: Upon payment of the Repurchase Price by Good Hope and Mount Regis and receipt thereof by FINOVA, and the satisfaction of any other conditions set forth herein, FINOVA agrees:

1. to remit to Good Hope and Mount Regis any proceeds or payments from the Repurchased Receivables or any documents relating thereto which FINOVA thereafter receives;



                                   Page 3 of 6
         \COMFORTCAMTERMAGT.00 I - nOI98

2. to direct the Depository Bank under the Lockbox Agreement to cease wire transferring funds to FINOVA's bank accounts from the Lockbox Accounts created under any applicable Depository or Lockbox Agreements, and to forward any proceeds or payments thereafter received relating to the Repurchased Receivables to Good Hope and Mount Regis via wire transfer:

             Bank One Arizona, N.A.
             Credit to HCFP Funding, Inc.
             Account No.: 05274385
             ABA No: 122100024

3. to assign the rights of FINOVA in any Depository or Lockbox Agreements, WITHOUT RECOURSE, to Good Hope and Mount Regis (or to a third party nominated by Good Hope and Mount Regis).

IV.  MUTUAL RELEASE

     Upon the satisfaction of all terms and conditions contained herein, and except as specifically excluded in this Termination Agreement, each Good Hope and Mount Regis and FINOVA, and each of their respective predecessors in interest, officers, directors, employees, shareholders, successors and assigns, hereby releases and forever discharges the other, from any and all claims, demands, causes of action, damages, costs, expenses, compensation and all other damages and liabilities of any kind or nature whatsoever, direct or indirect, known or unknown, which any party has had, now has, or may have for any reason whatsoever, against the other for or on account or in consequence of all transactions and dealings between them arising out of or in connection with the applicable Sale Agreements or any Ancillary Agreements, or any claims asserted or assertable in any lawsuit, or any and all claims that could be asserted prior to this date of any nature whatsoever except for suits based upon any breach of the terms of this Agreement. Each such releasing party shall refrain from commencing any action or suit or prosecuting any pending action or suit in law or in equity against the other releasing party arising out of any subject matter intended to be released by this mutual release.

V.   GENERAL TERMS AND CONDITIONS

A. Entire Agreement. Except as otherwise specified or incorporated herein, this Termination Agreement supersedes in full all prior and contemporaneous discussions and agreements (oral or written) between the parties relating to the subject matter hereof, and constitutes the entire agreement between the parties with respect thereto. This Termination Agreement may be modified or supplemented only by a written document signed by an authorized representative of each party.

B. Waiver. No waiver of any breach or condition, or failure or delay in exercising any right, power or remedy of any provision of this Termination Agreement shall constitute a waiver of the same or any other provision hereof with respect to prior, concurrent or subsequent occurrences and no waiver shall be effective unless made in writing and signed by an authorized representative of the party against whom enforcement of such waiver is sought.

C. Severability. The provisions of this Termination Agreement are severable, and the unenforceability of any provision of this Agreement shall not affect the enforceability of this Agreement or any other provision

  \COMFORTCARE\TERMAGT.001 - 2120/98
hereof. In addition, in the event that any provision of this Agreement (or portion thereof) is determined by a court to be unenforceable as written, the parties acknowledge that it is their intention that such provision (or portion thereof) shall be construed in a manner designed to effectuate the purpose of such provision to the maximum extent enforceable under applicable law.

D. Notices. All notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been given and sufficient in all respects when delivered personally or by any form of mail, postage prepaid, to the parties at their respective addresses set forth in the Sale Agreements.

E. Governing Law, Waiver of Jury Trial. This Termination Agreement shall be governed by, and construed in accordance with, the laws of the State of Arizona, and each of the parties hereto hereby consents to the exclusive jurisdiction of and venue in any federal or state court of competent jurisdiction located in Maricopa County, Arizona. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES TO WAIVE TRIAL BY JURY.

F. Binding Nature. This Termination Agreement will inure to the benefit of and be binding on the parties, their successors, permitted assigns and legal representatives. Neither party may assign its rights or obligations under this Termination Agreement (in whole or in part) without the written consent of the other party, which shall not be unreasonably withheld.

G. Remedies Cumulative. Subject to the express limitations set forth elsewhere in this Termination Agreement, all remedies herein are cumulative, and in addition to (and not in lieu of) any other remedies available at law or in equity or under the Sale Agreements.

H. Cooperation. Each party covenants to do such further acts and to execute and deliver such further documents and instruments after the Effective Date as may be deemed necessary or desirable by such other party in order to effectuate and evidence the transactions contemplated hereby, provided that any cost incurred in connection with such request shall be borne by or reimbursed by Good Hope and Mount Regis.

I. Reimbursement of Costs and Expenses. Good Hope and Mount Regis agree to reimburse FINOVA for all of its costs and expenses incurred in connection with the negotiation and preparation of this Agreement including all attorney fees and out of pocket costs and expenses. Good Hope and Mount Regis hereby agree that to enforce its rights and remedies hereunder all out of pocket costs and expenses of FINOVA including reasonable attorneys' fees and court costs. Good Hope and Mount Regis agree that all such costs and expenses may be deducted from any sums now or hereafter payable to Good Hope and Mount Regis under the Sale Agreements. Due to the possibility that FINOVA may have received invoices for unpaid items, charges or miscellaneous expenses after the payment by Good Hope and Mount Regis of the Repurchase Price, Good Hope and Mount Regis agree to pay, on demand, the amount of any such paid, items, charges or miscellaneous expense when FINOVA makes written demand for payment thereof, and Good Hope's and Mount Regis' obligation under this Section V.I. Shall not be affected by the Mutual Release or any other provision of this Termination Agreement.

J. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. FINOVA will accept a telecopied counterpart of this Agreement executed by Good Hope and Mount Regis provided that an executed original of this Agreement is delivered to FINOVA within two (2) business days thereafter. FINOVA shall remit such executed original to Good Hope and Mount Regis within five (5) business days after receipt by FINOVA.

\COMFORTCARE\TEP,MAGT.001 - 2120/98

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and do each hereby warrant and


IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and do each hereby warrant and represent that their representative signatories whose signatures appear below have been and are vested with appropriate authority to execute this Agreement.

PHC OF RHODE ISLAND, INC.               FINOVA CAPITAL CORPORATION, successor
D/B/A GOOD HOPE CENTER                  interest by merger  with FINOVA MEDICAL
                                        RECEIVABLES, INC.


By:    /s/ Bruce A. Shear               By:    /s/ Tina L. Hughes
Title:  President                       Title:  Vice President
Date:  2/20/98                          Date:  2/20/98


PHC OF VIRGINIA INC.
D/B/A MOUNT REGIS CENTER

By:    /s/ Bruce A. Shear
Title:  President
Date:  2/20/98

                           REASSIGNMENT OF RECEIVABLES

THIS ASSIGNMENT is made as of the date stated below by FINOVA CAPITAL CORPORATION, successor in interest by merger with FINOVA MEDICAL RECEIVABLES, INC., (formerly known as LINC FINANCE CORPORATION VIII). ("FINOVA" or "Assignor"), to PHC OF RHODE ISLAND, INC. D/B/A GOOD HOPE CENTER and PHC OF VIRGINIA INC. D/B/A MOUNT REGIS CENTER ("Assignees") in accordance with and subject to the terms and conditions set forth in that certain Termination of Sale and Purchase Agreement dated February 20, 1998 (the "Termination Agreement') among FINOVA and Assignees. All capitalized terms not otherwise defined herein shall have the same meanings as set forth or referred to in the Termination Agreement.

FOR GOOD AND VALUABLE CONSIDERATION, and subject to receipt by Assignor of the Repurchase Price set forth in the Termination Agreement, Assignor hereby sells, assigns, transfers and delivers to Assignees (and its successors and assigns)
(i) all of Assignor's right, title and interest in and to all of the Purchased Receivables acquired by Assignor from Assignees under those Sale and Purchase Agreements dated September 20, 1995 and March 6, 1995 (the "Sale Agreements");
(ii) all of Assignor's title and interest in and to all Transferred Property relating to such Purchased Receivables; and (iii) all monies, sums and amounts now due or hereafter becoming due under the Purchased Receivables and the Transferred Property subject to all of the terms and conditions set forth in the Termination Agreement.

Assignor represents and warrants that Assignor has made no sale or assignment of Assignor's interest in such Repurchased Receivables and Transferred Property except to Assignees hereunder. Assignees reaffirm to Assignor as of the date hereof that each the representations, warranties, covenants and assignments made by Assignees to Assignor in the Sale Agreements and the Termination Agreement are true and correct.

This Assignment and the representations, warranties and covenants herein contained shall survive the execution and delivery hereof, shall inure to the benefit of Assignor and its successors, assigns and transferees, and shall be binding upon Assignees and their successors, assigns and transferees.

IN WITNESS WHEREOF, Assignor has caused this Assignment to be executed by its duly authorized officers or representatives in Chicago, Illinois as of February 20, 1998.


PHC OF RHODE ISLAND, INC.            FINOVA CAPITAL CORPORATION, successor
D/B/A GOOD HOPE CENTER               in interest by merger  with FINOVA MEDICAL
                                     RECEIVABLES, INC.


By:    /s/ Bruce A. Shear            By:    /s/ Tina L. Hughes
Title: President                     Title:  Vice President
Date:  2/20/98                       Date:  2/20/98

PHC OF VIRGINIA INC.
D/B/A MOUNT REGIS CENTER

By:    /s/ Bruce A. Shear
Title: President
Date:  2/20/98

Exhibit 10.135

                                March 2, 1998



PHC, Inc.
200 Lake Street
Suite 102
Peabody, Massachusetts 01960

Attention: Bruce A. Shear, President

Dear Mr. Shear:

     As you are aware, pursuant to Section 1.7(b)(ii) of the Agreement and Plan of Merger dated as of October 31, 1996 among PHC and the undersigned and others (the "Merger Agreement"), PHC is obligated to pay a portion of the earn-out consideration for the year ended October 31, 1997, in cash. This letter confirms our agreement to receive shares of Common Stock in PHC, Inc. ("PHC") in full payment of the earn-out consideration required to be paid to us for the year ended October 31, 1997, without prejudicing any of our other rights or diminishing any of PHC's other obligations under the Merger Agreement.

     The number of shares of PHC Common Stock to be issued to us shall be determined pursuant to the procedures set forth in Section 1.7(b) of the Merger Agreement. We understand that Irwin Mansdorf is entitled to an earn-out of $356,307 for the year ended October 31, 1997, as determined pursuant to the Merger Agreement, which shall be paid by the issuance of 151,620 shares of PHC Common Stock, 75,810 shares of which shall be subject to Market Price Protection as described below (the "Mansdorf Protected Merger Shares"), and that Yakov Burstein is entitled to an earn-out of $110,981 for the year ended October 31, 1997, as determined pursuant to the Merger Agreement, which shall be paid by the issuance of 47,225 shares of PHC Common Stock, 23,613 shares of which shall be subject to Market Price Protection as defined below (the "Burstein Protected Merger Shares") at $2.35 per share (the "Benchmark Price Per Share").

     We are also entitled to receive cash pursuant to Section 2.2.1(c) of the Agreement for Purchase and Sale of Assets among Clinical Associates, PHC, Perlow Physicians, P.C., and each of us dated as of October 1, 1996 (the "Purchase Agreement"). This letter also confirms our agreement that in lieu of receiving the cash that would otherwise be distributed to us pursuant to the Purchase Agreement for the year ended October 31, 1997, we agree that such cash payment will be retained by PHC as the purchase price for shares of PHC Common Stock, and that this agreement will not prejudice any of our future rights or diminish any of PHC's future obligations under the Purchase Agreement. We have been advised that $51,074 is payable to Irwin Mansdorf, and $15,908 to Yakov Burstein, for the year ended October 31, 1997 pursuant to Section 2.2.l(c) of the Purchase Agreement and that such cash shall be paid to PHC for the purchase by Irwin Mansdorf of 21,733 shares of PHC Common Stock (the "Mansdorf Purchased Shares") and for the purchase by Yakov Burstein of 6,769 shares of PHC Common Stock (the "Burstein Purchased Shares").

PHC, Inc.
Page 2



     We understand that if Mansdorf sells all of the Mansdorf Protected Merger Shares and the Mansdorf Purchased Shares issued (collectively, the "Mansdorf Protected Shares") and the cash proceeds from such sales or such shares in the aggregate (net of reasonable and customary brokers' fees and commissions, and underwriting discounts) (the "Mansdorf Realized Price") are less than the Mansdorf Guaranteed Amount (as defined in this paragraph), within ten (10) business days following the date on which Mansdorf will have sold the last of the Mansdorf Protected Shares (the "Mansdorf Makeup Issue Date"), PHC shall issue to Irwin Mansdorf that number of additional shares of Common Stock (the "Mansdorf Makeup Shares") to be determined as follows: (i) the difference between the Mansdorf Guaranteed Amount and the Mansdorf Realized Price, divided by (ii) the average per share closing price of shares of PHC Common Stock as traded in the over-the-counter market for the ten business days prior to the Mansdorf Makeup Issue Date net of the average per share underwriting discount and broker's fee and commission reflected in the Mansdorf Realized Price. "Mansdorf Guaranteed Amount" means the Benchmark Price Per Share, multiplied by the number of Mansdorf Protected Shares issued. The Market Price Protection described in this paragraph shall not apply if Mansdorf fails to sell all of the Mansdorf Protected Shares prior to the first anniversary of the initial effectiveness of any registration statement for such shares and such registration statement has been continuously effective for such period.

     We understand that if Burstein sells all of the Burstein Protected Merger Shares and the Burstein Purchased Shares issued (collectively, the "Burstein Protected Shares") and the cash proceeds from such sales or such shares in the aggregate (net of reasonable and customary brokers' fees and commissions, and underwriting discounts) (the "Burstein Realized Price") are less than the Burstein Guaranteed Amount (as defined in this paragraph), within ten (10) business days following the date on which Burstein will have sold the last of the Burstein Protected Shares (the "Burstein Makeup Issue Date"), PHC shall issue to Yakov Burstein that number of additional shares of Common Stock (the "Burstein Makeup Shares") to be determined as follows: (i) the difference between the Burstein Guaranteed Amount and the Burstein Realized Price, divided by (ii) the average per share closing price of shares of PHC Common Stock as traded in the over-the-counter market for the ten business days prior to the Burstein Makeup Issue Date net of the average per share underwriting discount and broker's fee and commission reflected in the Burstein Realized Price. "Burstein Guaranteed Amount" means the Benchmark Price Per Share, multiplied by the number of Burstein Protected Shares issued. The Market Price Protection described in this paragraph shall not apply if Burstein fails to sell all of the Burstein Protected Shares prior to the first anniversary of the initial effectiveness of any registration statement for such shares and such registration statement has been continuously effective for such period.

     We understand the PHC is representing and warranting that the shares being issued to us as herein provided will be validly issued, fully paid and nonassessable. We acknowledge that the Mansdorf Protected Shares and the Burstein Protected Shares will be restricted securities and that such shares may not be publicly offered or sold except pursuant to an effective registration statement under the Securities Act of 1933 (the "Securities Act"), or until expiration of one year following the date of issuance and that such shares may thereafter be sold in compliance with Rule 144 of the General Rules and Regulations under the Securities Act assuming that such rule is available at such time for such sale. An appropriate legend will be placed on the Certificates evidencing such restricted shares

PHC, Inc.
Page 3



     We further acknowledge that we have received copies of PHC's most recent report on Form 10KSB and Form 10Q filed with the Securities and Exchange Commission on October 29, 1997 and February 17, 1998, respectively, and that we understand the risks associated with the investment and that each of us is an accredited investor within the meaning of Regulation D under the Securities Act.

     We understand that the cash that would otherwise have been payable to us pursuant to the Purchase Agreement will be subject to federal income taxes during 1998 and that the Mansdorf Protected Merger Shares, the Mansdorf Makeup Shares (if any), the Burstein Protected Merger Shares and the Burstein Makeup Shares (if any) to be issued to us might be subject to federal income taxes when received, although it would appear reasonable to take a contrary return position. We understand that we must verify the tax consequences of this transaction with our tax adviser and that any advice you may have given us is general in nature.

     We that understand that within 90 days following the date of this Letter Agreement (or, in the case of Makeup Shares, the date of issuance thereof, PHC shall prepare and file with the Securities and Exchange Commission, a registration statement for offerings to be made on a continuous basis pursuant to Rule 415 under the Securities Act covering the Mansdorf Protected Shares, the Mansdorf Makeup Shares (if any are issued), the Burstein Protected Shares and the Burstein Makeup Shares (if any are issued), and that PHC shall use its best efforts to keep the registration of each share effective for 12 months following the date of effective registration of such share under the Securities Act.

     We understand that the provisions of the Registration Rights Agreement dated as of October 31, 1996 by and among PHC and us shall govern any sale by us, and that we and PHC agree to comply with each of the terms, conditions and provisions (except Section 2 and Section 3 of such agreement) contained therein regarding the sale of the Mansdorf Protected Shares, the Mansdorf Makeup Shares, the Burstein Protected Shares and the Burstein Makeup Shares. PHC hereby confirms that, as of the date of this Letter Agreement, there is available adequate current public information with respect to PHC within the meaning of Rule 144 under the Securities Act.

PHC, Inc.
Page 4



     Finally, we understand that PHC has agreed to pay reasonable attorneys' fees actually incurred by us in connection with this Letter Agreement and the transactions described herein, not to exceed the aggregate sum of $2,500.

                                          Very truly yours,


                                          /s/ Irwin Mansdorf__________
                                              Irwin Mansdorf



                                          /s/ Yakov Burnstein___________
                                              Yakov Burstein


AGREED:

PHC, Inc.

By: /s/ Bruce A. Shear
Bruce A. Shear, President








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

Exhibit 10.136


HealthCare Financial




                                March 10, 1998



 PHC, Inc.
 200 Lake Street
 Suite 102
 Peabody, Massachusetts 01960

 Attention:       Bruce A. Shear President

     Re: Secured Bridge Loan to be made to PHC, Inc. ("Borrower"), by HCFP Funding II, Inc.("Lender").

  Gentlemen:

     This letter sets forth the general terms on which Lender intends to make a Secured Bridge Loan (the "Loan") to Borrower in the principal amount of Three Hundred Fifty Thousand and No/100 Dollars ($350,000.00) (the "Principal Sum").

     1. Borrower shall pay to Lender interest on the Principal Sum at a fluctuating rate per annum equal to the Prime Rate plus three and one-half percent (Prime plus 3.5%) (the "Base Rate"), where the term "Prime Rate means that rate of interest designated as such by Fleet National Bank of Connecticut, N.A. Interest shall be payable monthly on the last business of each month, beginning on March 1, 1998 and continuing through the Maturity Date (as defined below).

     2. Borrower shall pay to Lender a success fee (the "Success Fee") in the amount of Seventeen Thousand Five Hundred and No/100 Dollars ($17,500.00), which fee shall be due and payable at the Maturity Date or such earlier date on which the Principal Sum in paid in full.

     3. The Principal Sum, the Success Fee, all accrued but unpaid interest, and any other fees and costs associated with the Loan shall be due and payable on July 10, 1998 (the "Maturity Date").

     4. Borrower agrees to deliver to Lender a common stock purchase warrant (the "Warrant") for the purchase of 52,500 shares of Borrower's common stock (representing a fair market value on the date of this Letter Agreement of $53,000.00) (the "Common Stock"), along with a registration rights agreement whereby Borrower agrees to register under the Securities Act of 1933, as amended, on or before the Maturity Date, the resale by Lender of the Common Stock.





       2 Wisconsin Circle, 4th Floor - Chevy Chase, Maryland 20815 - Phone
                         301-961-1640 - Fax 301-664-8660
                        THE LEADER IN HEALTH CARE FINANCE

Pioneer Health Care, Inc.
March 10, 1998
Page 2


     5. As additional collateral for the loan, Borrower agrees to provide to Lender (i) a second priority deed of trust on the real property known as Mount Regis Center and located at 465 Kimball Avenue, Salem, Virginia 24153 and (ii) a pledge of all of the accounts receivable owned by BSC--NY, Inc., an affiliate of Borrower. In addition, Borrower agrees that the Loan shall be cross-collateralized and cross-defaulted with the revolving loans made pursuant to the Loan and Security Agreement made by and among HCFP Funding, Inc., an affiliate of Borrower ("Funding"), and Borrower, PHC of Michigan, Inc., PHC of Utah, Inc., PHC of Virginia, Inc., PHC of Rhode Island, Inc. and Pioneer
Counseling of Virginia, Inc., dated as of February ___, 1998 (the "Loan Agreement"), the secured loan made by Funding to PHC of Utah, Inc., the secured loans made by Lender to PHC of Michigan, Inc. (the PHC of Utah, Inc. and PHC of Michigan, Inc. secured loans are hereafter collectively referred to as the "Existing Secured Loans", and any other loans made by Lender, Funding or any of their affiliates to Borrower or any of its affiliates.

     6. On or before March 17, 1998, Borrower shall deliver to Lender (i) an executed Secured Bridge Note containing Lender's customary terms as well as the terms set forth above, (ii) a Second Deed of Trust, in recordable form, for the Real Property, along with an ALTA lender's title insurance policy and a property/casualty insurance policy naming Lender as an additional insured and loss payee, (iii) an executed Warrant, (iv) an executed Registration Rights Agreement containing Lender's customary terms and providing for the registration by the Maturity Date of the resale by Lender of the Common Stock, (v) documents evidencing the pledge of the accounts receivable of BSC--NY, Inc., (vi) those UCC-1 financing statements reasonably requested by Lender, in proper form for filing, (vii) an Agreement providing for the cross-collateralization and cross-defaults described in paragraph 5 above, and (viii) such other documents as Lender may reasonable request.

     7. If Borrower does not comply in all material respects with the terms of this Letter Agreement on or before March 17, 1998, the failure to comply shall constitute an Event of Default under the Loan Agreement and the Existing Secured Loans.

     8. This Letter Agreement shall be governed by and construed in accordance with the laws of the State of Maryland.

     9. This Letter Agreement may be executed in counterparts, and both counterparts taken together shall be deemed to constitute one and the same instrument




H:\WP\LEGAL\CLIENT\PHCINC\Ltragrmt.wpd

Pioneer Health Care, Inc.
March 10, 1998
Page 3


     If the foregoing terms are acceptable to Borrower, please sign this Letter Agreement where indicated and return it to Lender.

                                          Very truly  yours,

                                          HCFP FUNDING II, INC.


                                          By: /s/ Debra M. Van Alstyne
                                                  Debra M. Van Alstyne
                                                  Vice President



     THE UNDERSIGNED AGREES TO THE TERMS SET FORTH ABOVE AS OF THIS 10th DAY OF MARCH, 1998.

                                          PHC, INC.
                                          (for itself and the affiliates
                                           listed in Section 5 above).


                                          By:  /s/ Bruce A. Shear
                                                   President












H:\WP\LEGAL\CLIENT\PHCINC\Ltragrmt.wpd

                               SECURED BRIDGE NOTE


$350,000.00
March 10, 1998

     FOR VALUE RECEIVED, and intending to be legally bound, the undersigned, PHC, INC., a Massachusetts corporation ("Borrower"), hereby promises to pay, in lawful money of the United States, to the order of HCFP FUNDING II, INC., a
Delaware corporation, its successors and assigns ("Lender"), the maximum principal sum of THREE HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($350,000.00) or so much of such sum as shall have been advanced by Lender (the "Principal Sum") in accordance with the terms of this Secured Bridge Note (the "Note"), together with interest and other fees as further set forth in this Note, to be paid in accordance with the terms set forth below.

     1. Success Fee. Borrower acknowledges and agrees that the financing provided by Lender pursuant to this Note is essential to Borrower in financing its operations. Accordingly, in consideration for the extension of credit by Lender as evidenced by this Note and as a material inducement to Lender to provide the financing evidenced by this Note, Borrower shall pay to Lender a success fee (the "Success Fee") equal to Seventeen Thousand Five Hundred and No/100 Dollars ($17,500.00), which Success Fee shall be due and payable at the Maturity Date (as defined below) or such earlier date on which the Principal Sum is paid in full.

     2. Principal and Interest. If not sooner repaid, Borrower promises to pay to Lender the entire Principal Sum on July 10, 1998 (the "Maturity Date"). In addition to the repayment of the Principal Sum, Borrower promises to pay to Lender interest on the Principal Sum on a monthly basis from the date of this Note until the Maturity Date. Interest shall be at a fluctuating rate per annum (on the basis of the actual number of days elapsed over a year of 360 days) equal to the Prime Rate plus three and one-half percent (Prime plus 3.5%) (the "Base Rate"), provided that after an Event of Default the rate shall be equal to the Base Rate plus five percent (5%) (the "Default Interest Rate"). For purposes of the foregoing, the term "Prime Rate" means that rate of interest designated as such by Fleet National Bank of Connecticut, N.A. (the "Bank"), or any successor to the Bank, as the same may from time to time fluctuate. If the Bank ceases to designate such a base lending rate, Lender shall reasonably select an alternate, nationally recognized commercial bank as the designator of such interest rate. Accrued interest shall be payable monthly in arrears on the last Business Day (as defined below) of each month beginning on March 31, 1998 and continuing through and including the Maturity Date. After maturity, and until the entire Principal Sum plus any other amount due and unpaid shall be paid in full, without limiting any of Lender's other rights and remedies, all outstanding amounts of the Principal Sum shall bear interest, payable on demand, at the Default Interest Rate, but in no event shall the interest payable exceed the maximum lawful rate.

     3. Additional Payments. Borrower further promises to pay to Lender, immediately upon demand any and all other sums and charges that may at the time become due and payable under this Note, and all reasonable costs and disbursements in connection with the preparation of this Note, and in the collection of any payments due under this Note and in any action, suit or proceeding to protect, sustain or enforce the rights and remedies of Lender under this Note (as defined in Section 4 below).

     4. Conditions to Borrowing: Prepayment.

     a. Subject to the terms and conditions of this Note, Lender shall make available to Borrower the Principal Sum in immediately available funds not later than 12:00 Noon (Maryland time) on the Business Day on which the following conditions precedent are satisfied: (i) Borrower shall have executed and delivered to Lender, or caused to be executed and delivered to Lender, this Note, a second priority deed of trust (the "Deed of Trust") on that certain real property owned by Borrower's affiliate, Pioneer Counseling of Virginia, Inc. ("Pioneer") located at 405 Kimball Avenue, Salem, Virginia 24153 (the "Real Property"), a Secured Unconditional Guaranty of Payment and Performance (the "Guaranty") made by BSC-NY, Inc., an affiliate of Borrower, in favor of Lender of even date with this Note, a Common Stock Purchase Warrant made by Borrower in favor of HealthCare Financial Partners, Inc., the parent of Lender ("HCFP"), of even date with this Note (the "Warrant"), a Registration Rights Agreement by and between Borrower and HCFP of even date with this Note (the "Registration Agreement"), a Cross-Collateral and Cross-Default Agreement (the "Cross-Collateral Agreement") by and among Lender, HCFP Funding, Inc., an affiliate of Lender ("Funding"), and Borrower, PHC of Michigan, Inc., PHC of Utah, Inc., PHC of Virginia, Inc., PHC of Rhode Island, Inc. and Pioneer (collectively, "Affiliated Borrowers"), of even date with this Note, this Note and all financing statements and other documents, certificates and agreements reasonably deemed necessary or appropriate by Lender to effectuate the transaction (the Note and all of which financing statements, documents, certificates and agreements are collectively referred to as the "Loan Documents"); (ii) all representations and warranties contained in this Note or otherwise made in writing in connection with this Note or other Loan Documents by or on behalf of Borrower shall be true and correct in all material respects;
(iii) no Event of Default shall have occurred or be continuing under this Note or any other Loan Documents; and (iv) Lender shall have received Uniform Commercial Code ("UCC"), judgment and tax lien searches with the Secretary of State and local filing offices of each jurisdiction where Borrower maintains a place of business, which searches yield results consistent with the representations and warranties contained in this Note.

     b. Borrower hereby irrevocably authorizes Lender to disburse the proceeds of requested advance by wire transfer to such bank account as may be designated by Borrower from time to time or elsewhere if pursuant to written direction from Borrower.

     c. Lender shall enter all advances of the Principal Sum as debits to a loan account in the name of Borrower and shall also record as credits in the loan account all payments made by Borrower and all proceeds of Collateral that are indefeasibly paid to Lender, and may record in the loan account, in accordance with customary accounting practice, other debits and credits, including interest and all charges and expenses properly chargeable to Borrower, with respect to the extension of credit contemplated by this Note.

     d. Lender will account to Borrower monthly with a statement of advances, charges and payments made pursuant to this Note, and the account rendered by Lender shall be deemed final, binding and conclusive upon Borrower absent manifest error.

     e. Borrower may prepay all or any part of the Principal Sum outstanding, without penalty, together with all interest accrued on the Principal Sum and all other sums that are payable pursuant to this Note. In addition, this Note shall be mandatorily prepayable if any revolving loan made pursuant to a Loan and Security Agreement by and between funding and Borrower and any of the Affiliated Borrowers.

     5. Payment Office. The Principal Sum, the interest on the Principal Sum, and any other amounts payable under this Note are payable in lawful money of the United States of America at the office of Lender, at 2 Wisconsin Circle, Fourth Floor, Chevy Chase, Maryland 20815, Attention: Ethan D. Leder, President or at such other place as Lender may specify in writing to Borrower. Any payment by other than immediately available funds shall be subject to collection. Interest shall continue to accrue until the funds by which payment is made are available to Lender for its use. Any payment stated to be due on a day on which banks in Maryland are required or permitted to be closed for business shall be due and payable on the next business day (each such day, a "Business Day") and such extension of time shall be included in the computation of interest in connection with such payment.

     6. No Presentment; Acceleration. On the Maturity Date or upon the occurrence of an Event of Default (as defined in Section 12 below), the outstanding Principal Sum, accrued and unpaid interest on the Principal Sum, and all other sums owed by Borrower to Lender in connection with this Note or the other Loan Documents shall immediately become due and payable. Borrower hereby expressly waives any presentment for payment, demand for payment, notice of nonpayment or dishonor, protest and notice of protest of any kind.

     7. Security Agreement.

     a. This Note shall constitute a security agreement as that term is used in the UCC and Borrower hereby grants to Lender, in order to secure Borrower's obligations under this Note, a security interest in the following (collectively, the "Collateral"):

     (i) All of Borrower's now-owned and hereafter acquired or arising Accounts, accounts receivable and rights to payment of every kind and description, and any contract rights, chattel paper, documents and instruments with respect thereto (for purposes of this Note, "Account" means any right to payment for goods sold or leased or services rendered, whether or not evidenced by an instrument or chattel paper, and whether or not earned by performance, including, without limitation, the right to payment of management fees);

     (ii) All of Borrower's now owned and hereafter acquired or arising general intangibles of every kind and description with respect to its Accounts, accounts receivable and other rights to payment, including, but not limited to, all existing and future customer lists, choses in action, claims, books, records, contracts, licenses, formulae, tax and other types of refunds, returned and unearned insurance premiums, rights and claims under insurance policies, and computer information, software, records, and data;

     (iii) All of Borrower's now or hereafter acquired deposit accounts into which Accounts are deposited, including the Lockbox Account (for purposes of this Note, "Lockbox Account" means an account maintained by Debtor at Bank One Arizona, N.A. (or a successor financial institution), into which all collections of Accounts are paid directly);

     (iv) All of Borrower's monies and other property of every kind and nature now or at any time or times hereafter in the possession of or under the control of Lender or a bailee or Affiliate of Lender (for purposes of this Note, "Affiliate" means with respect to a specified person, any person directly or indirectly controlling, controlled by, or under common control with the specified person, including without limitation its stockholders and any affiliates. A person shall be deemed to control a corporation if the person possesses, directly or indirectly, the power to direct or cause the direction of the management and business of the corporation whether through the ownership of voting securities, by contract, or otherwise);

     (v) All of Borrower's now owned or hereafter acquired inventory of every description which is held by Borrower for sale or lease or is furnished by Borrower under any contract of service or is held by Borrower as raw materials, work in process or materials used or consumed in a business, wherever located, and as the same may now and hereafter from time to time be constituted, together with all cash and non-cash proceeds and products thereof;

     (vi) all of Borrower's now owned or hereafter acquired machinery, equipment, computer equipment, tools, tooling, furniture, fixtures, goods, supplies, materials, work in process, whether now owned or hereafter acquired, together with all additions, parts, fittings, accessories, special tools, attachments, and accessions now and hereafter affixed thereto and/or used in connection therewith, all replacements thereof and substitutions therefor, and all cash and non-cash proceeds and products thereof;

     (vii) all of Borrower's general intangibles (including, without limitation, any proceeds from insurance policies after payment of prior interests), patents, unpatented inventions, trade secrets, copyrights, contract rights, goodwill, literary rights, rights to performance, rights under licenses, choses-in-action, claims, information contained in computer media (such as data bases, source and object codes, and information therein), things in action, trademarks and trademarks applied for (together with the goodwill associated therewith) and derivatives thereof, trade names, including the right to make, use, and vend goods utilizing any of the foregoing, and permits, licenses, certifications, authorizations and approvals, and the rights of Borrower thereunder, issued by any governmental, regulatory, or private authority, agency, or entity whether now owned or hereafter acquired, together with all cash and non-cash proceeds and products thereof;

     (viii) the real property described on Exhibit A to this Note; and

     (ix) The proceeds (including, without limitation, insurance proceeds) of all of the foregoing.

     Borrower shall, at Borrower's expense, perform all acts and execute all documents requested by Lender at any time to evidence, perfect, maintain and enforce Lender's security interest and the priority of Lender's security interest in the Collateral. Upon Lender's request, at any time and from time to time, Borrower shall, at Borrowers sole cost and expense, execute and deliver to Lender one or more financing statements (in form and substance satisfactory to Lender) pursuant to the UCC and, where permitted by law, Borrower hereby authorizes Lender to execute and file one or more financing statements signed only by Lender. Notwithstanding anything to the contrary contained in this Note, Borrower and Lender agree that Lender is, and shall be deemed to be, the "secured party" as that term is defined in the UCC and elsewhere with respect to personal property.

     b. In addition to all other rights, options, and remedies granted to Lender under this Note, upon the occurrence of an Event of Default, Lender may exercise all other rights granted to it under this Note and all rights under the Uniform Commercial Code in effect in the applicable jurisdiction(s) and under any other applicable law, and exercise the following rights and remedies (which list is given by way of example and is not intended to be an exhaustive list of all such rights and remedies):

     (i) The right to take possession of, and notices regarding, and collect directly the Collateral, with or without judicial process, and to exercise all rights and remedies available to Lender with respect to the Collateral under the Uniform Commercial Code in effect in the jurisdiction(s) in which such Collateral is located;

     (ii) The right to (by its own means or with judicial assistance) enter any of Borrower's premises and take possession of the Collateral, or render it unusable, or dispose of the Collateral on such premises in compliance with subsection (c) below, without any liability for rent, storage, utilities, or other sums, and Borrower shall not resist or interfere with such action;

     (iii) The right to require Borrower at Borrowers expense to assemble all or any part of the Collateral and make it available to Lender at any place designated by Lender; and

     (iv) The right to relinquish or abandon any Collateral or any security interest therein.

     c. Borrower agrees that a notice received by it at least five (5) days before the time of any intended public sale, or the time after which any private sale or other disposition of the Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition. If permitted by applicable law, any perishable Collateral that threatens to decline rapidly in value or that is sold on a recognized market may be sold immediately by Lender without prior notice to Borrower. At any sale or disposition of Collateral, Lender may (to the extent permitted by applicable law) purchase all or any part of the Collateral, free from any right of redemption by Borrower, which right is hereby waived and released. Borrower covenants and agrees not to interfere with or impose any obstacle to Lender's exercise of its rights and remedies with respect to the Collateral following an Event of Default.

     d. Lender shall have the right to proceed against all or any portion of the Collateral to satisfy the liabilities and obligations of Borrower to Lender in any order. All rights and remedies granted Lender under this Note and under any agreement referred to in this Note, or otherwise available at law or in equity, shall be deemed concurrent and cumulative, and not alternative remedies, and Lender may proceed with any number of remedies at the same time until the Principal Sum, all interest, costs, expenses and other charges due under, and all other existing and future liabilities and obligations of Borrower to Lender under, this Note are satisfied in full. The exercise of any one right or remedy shall not be deemed a waiver or release of any other right or remedy, and Lender, upon the occurrence of an Event of Default, may proceed against Borrower, and/or the Collateral, at any time, under any agreement, with any available remedy and in any order.

     8. Use of Funds. Borrower covenants and agrees that the loan of the Principal Sum, or any portion of the Principal Sum, shall be used for working capital or other commercial purposes of Borrower.

     9. Representations. Borrower hereby Warrants and represents to Lender that:

     a. Borrower is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Massachusetts, is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of its business makes such qualification necessary, has the corporate power and authority to own its assets and transact the business in which it is engaged, and has obtained all certificates, licenses and qualifications required under all laws, regulations, ordinances, or orders of public authorities necessary for the ownership and operation of all of its properties and transaction of all of its business.

     b. Borrower has full corporate power and authority to enter into, execute, and deliver this Note and to perform its obligations under this Note and the other Loan Documents, all of which have been duly authorized by all necessary corporate action.

     c. This Note constitutes a valid and binding obligation of Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws generally affecting creditors' rights or remedies, and judicial doctrines concerning waivers of rights.

     d. Except as may be provided in instruments executed by Borrower in favor of HCFP Funding, Inc. or HealthCare Financial Partners--Funding II, L.P. (or its assignee, U.S. Bank National Association, as Trustee) or except as otherwise provided in Schedule 9(b). The execution, delivery or performance of or under this Note will not violate or conflict with any law, rule, regulation, order, judgment, indenture, instrument, or agreement by which Borrower or Borrower's properties or assets are bound or affect, or conflict or be inconsistent with, or result in any breach of, any of the terms, covenants or provisions of, or constitute a default under, or result in the creation or imposition of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Borrower, pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which Borrower is a party or by which Borrower's properties or assets may be bound or to which they may be subject other than a lien, security interest, charge or other encumbrance in favor of Lender.

     e. There are no actions, suits or other proceedings pending, including, without limitation, any condemnation proceeding, or to the knowledge of Borrower threatened, against or adversely affecting Borrower's properties or assets or the validity or enforceability of this Note or the other Loan Documents. Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or governmental authority. There is no litigation or proceeding, including, without limitation, any condemnation proceeding, pending or, to the knowledge of Borrower, threatened against or affecting Borrower's properties or assets, or any circumstances existing which would in any manner materially adversely affect Borrower's properties or assets, or the validity or ability of Borrower to perform any obligations under this Note or the other Loan Documents.

     f. The financial statements of Borrower previously delivered to Lender are true, correct and complete and fairly present the financial condition of Borrower as of the date presented. No material adverse change in the financial condition of Borrower has occurred since the date of such financial statements of Borrower delivered to Lender.

     g. Except as may be provided in instruments executed by Borrower in favor of HCFP Funding, Inc. or HealthCare Financial Partners--Funding II, L.P. (or its assignee, U.S. Bank National Association, as Trustee) or except as otherwise provided in Schedule 10(b). Borrower is the sole owner of all right, title and interest in and to all of the Collateral, free and clear of any lien, security interest, charge or encumbrance, other than a lien, security interest, charge or other encumbrance in favor of Lender, and Borrower has the full right, power, and authority to convey, transfer, and grant the security title and security interest in the Collateral granted to the Lender.

     10. Affirmative Covenants.

     Borrower covenants and agrees that until this Note shall be repaid in full:

     a. Financial Statements. Borrower will furnish to Lender (i) monthly, quarterly and annual profit and loss statements, balance sheets, and cash flow reports; (ii) internally prepared annual financial statements for Borrower within sixty (60) days after the end of Borrower's fiscal years; and (iii) promptly upon receipt thereof, copies of any reports submitted to Borrower by independent accountants in connection with any interim audit of the books of Borrower and copies of each management control letter provided to Borrower by independent accountants.

     b. Existence, Good Standing, and Compliance with Laws. Borrower will do or cause to be done all things necessary to obtain and keep in full force and effect all corporate existence, rights, licenses, privileges, and franchises of Borrower necessary to the ownership of its property or the conduct of its business, and comply with all applicable present and future laws, ordinances, rules, regulations, orders and decrees of any governmental authority having or claiming jurisdiction over Borrower.

     c. Taxes and Charges. Borrower will timely file all tax reports and pay and discharge all taxes, assessments and governmental charges or levies imposed upon Borrower, or its income or profits or upon its properties or any part thereof, before the same shall be in default and prior to the date on which penalties attach thereto, as well as all lawful claims for labor, material, supplies or otherwise which, if unpaid, might become a lien or charge upon the properties or any part thereof of Borrower; provided however, that Borrower shall not be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith and by appropriate proceedings by Borrower, and Borrower shall have set aside on their books adequate reserve therefor; and provided further, that such deferment of payment is permissible only so long as Borrower's title to, and its right to use, the Collateral is not adversely affected thereby and Lender's lien and priority on the Collateral are not adversely affected, altered or impaired thereby.

     d. Insurance. Borrower will carry adequate public liability and professional liability insurance with responsible companies satisfactory to Lender in such amounts and against such risks as is customarily maintained by similar businesses and by owners of similar property in the same general area.

     e. Maintenance of Property. Borrower will maintain, keep and preserve all of the Note Collateral in good repair, working order and condition and from time to time make all necessary and proper repairs, renewals, replacements, betterments and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

     f. Litigation and Other Proceedings. Borrower shall give prompt notice to Lender of any litigation, arbitration, or other proceeding before any court or governmental authority against or affecting Borrower if the amount claimed is more than $10,000.00.

     g. Licensure; Medicare/Medicaid Cost Reports. Borrower will maintain all certificates of need, provider numbers and licenses necessary to conduct its business as presently conducted, and take any steps required to comply with any such new or additional requirements that may be imposed on providers of medical products and services. If required, all Medicaid/Medicare cost reports will be properly filed.

     h. Visits and Inspections. Borrower agrees to permit representatives of Lender, from time to time, as often as may be reasonably requested, but only during normal business hours, to visit and inspect the properties of Borrower, and to inspect, audit and make extracts from its books and records, and discuss with its officers, its employees and its independent accountants, Borrower's business, assets, liabilities, financial condition, business prospects and results of operations.

     i. Further Assurances. Borrower will defend its title to the Collateral against all persons and will, upon request of the Lender, (i) furnish such further assurances of title as may be required by the Lender, (ii) deliver and execute or cause to be delivered and executed, in form and content satisfactory to the Lender, any financing statements, notices, certificates of title, and other documents and pay the cost of filing or recording the same in all public offices deemed necessary by the Lender, as well as any recordation, documentary, or transfer tax required by law to be paid in connection with such filing or recording, and (iii) do such other acts as the Lender may reasonably request in order to perfect, preserve, maintain, or continue the perfection of the Lender's security interest in the Collateral and/or its priority.

     11. Negative Covenants.

     Borrower covenants and agrees that until this Note shall be repaid in full:

     a. Borrowing. Borrower will not create, incur, assume or suffer to exist any liability for borrowed money except: (i) indebtedness to Lender; (ii) indebtedness of Borrower secured by mortgages, encumbrances or liens expressly permitted by Lender; (iii) accounts payable to trade creditors and current operating expenses (other than for borrowed money) which are not aged more than one hundred twenty (120) days from the billing date or more than thirty (30) days from the due date, in each case incurred in the ordinary course of business and paid within such time period, unless the same are being contested in good faith and by appropriate and lawful proceedings, and Borrower shall have set aside such reserves, if any, with respect thereto as are required by GAAP and deemed adequate by Borrower and its independent accountants; and (iv) borrowings incurred in the ordinary course of its business and not exceeding $50,000.00 in the aggregate outstanding at any one time. Borrower will not make prepayments on any existing or future indebtedness for borrowed money in excess of $50,000.00 to any third person or entity (other than Lender, to the extent permitted by this Note or any subsequent agreement between Borrower and Lender).

     b. Liens and Encumbrances. Borrower will not create, incur, assume or suffer to exist any mortgage, pledge, lien or other encumbrance of any kind (including the charge upon property purchased under a conditional sale or other title retention agreement) upon, or any security interest in, any of the Collateral, whether now owned of hereafter acquired.

     c. Loans. Borrower will not make loans or advances to any third person or entity, other than (i) trade credit extended in the ordinary course of its business, and (ii) advances for business travel and similar temporary advances in the ordinary course of business to officers, members, directors, and employees without the prior written consent of Lender, which shall not be unreasonably withheld.

     d. Contingent Liabilities. Borrower will not assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any third person or entity, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

     e. Joint Ventures. Borrower will not invest directly or indirectly in any joint venture for any purpose without the prior written notice to, and the express written consent of, Lender, which consent shall not be unreasonably withheld.

     f. Merger, Acquisition, or Sale of Assets. Borrower will not enter into any merger or consolidation with or acquire all or substantially all of the assets of any Person, and will not sell, lease, or otherwise dispose of any of its assets except in the ordinary course of its business without the prior written notice to, and the prior express written consent of, Lender, which consent shall not be unreasonably withheld.

     g. Sale and Leaseback. Borrower will not, directly or indirectly, enter into any arrangement whereby Borrower sells or transfers all or any part of its assets and thereupon and within one year thereafter rents or leases the assets so sold or transferred without the prior written notice to, and the prior express written consent of, Lender, which consent shall not be unreasonably withheld.

     h.  Distributions.   Unless  an  Event  of  Default  has  occurred  and  is
continuing, Borrower may make, declare and pay dividends or distributions.

     i. Subsidiaries. Borrower has the subsidiaries set forth on Schedule 11(i) and will not form any additional subsidiary or make any equity investment in or any loan in the nature of an equity investment to, any other person in an aggregate amount over $50,000.00, without the prior written consent of Lender, which consent shall not be unreasonably withheld.

     j. Transactions with Affiliates and Subsidiaries. Borrower will not enter into any transaction, including without limitation the purchase, sale, or exchange of property, or the lending or giving of funds to any Affiliate or subsidiary, except in the ordinary course of business and pursuant to the reasonable requirements of Borrower's business and upon terms substantially the same and no less favorable to Borrower as it would obtain in a comparable arm's length transaction with any Person not an Affiliate or subsidiary, and so long as the transaction is not otherwise prohibited under this Note. For purposes of the foregoing, the term "Affiliate" means, with respect to a specified Person, any Person directly or indirectly controlling, controlled by, or under common control with the specified Person, including without limitation their stockholders, members and any Affiliates of the specified Person. A Person shall be deemed to control a corporation, limited liability company or other entity if the Person possesses, directly or indirectly, the power to direct or cause the direction of the management and business of the corporation or other entity, whether through the ownership of voting securities, by contract, or otherwise. For purposes of the foregoing definition the term "Person" means an individual, partnership, corporation, trust, joint venture, joint stock company, limited liability company, association, unincorporated organization, governmental authority, or any other entity.

     k. Change in Capital Structure. There shall occur no change in Borrower's capital structure as set forth in Schedule 11(k) without the prior written consent of Lender, which consent shall not be unreasonably withheld.

     1. Contracts and Agreements. Borrower will not become or be a party to any contract or agreement which would breach this Note, or breach any other instrument, agreement, or document to which Borrower is a party or by which it is or may be bound.

     m. Truth of Statements and Certificates. Borrower will not furnish to Lender any certificate or other document that contains any untrue statement of a material fact or that omits to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished.

     12. Events of Default. The following events are each an "Event of Default" under this Note:

     a. Borrower fails to make any payment of principal when due or fails to make any payment of interest, fees or other amounts owed to or for the account of Lender under this Note and such payment remains unpaid for five (5) Business Days after the date that such payment is due; or

     b. Borrower has made any representations or warranties in this Note, the Loan Documents, any financial statement delivered to Lender or otherwise in connection with this Note or the related transaction that contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained in this Note or in such document or financial statement not misleading; or

     c. Borrower shall fail to perform or observe, or cause to be performed or observed, any other term, obligation, covenant, condition or agreement contained in this Note or the other Loan Documents, and any such failure shall have continued for a period of ten (10) days after written notice of such failure; or

     d. Borrower shall (i) apply for, or consent in writing to, the appointment of a receiver, trustee or liquidator; or (ii) file a voluntary petition seeking relief under the Bankruptcy Code, or be unable, or admit in writing Borrower's inability, to pay their debts as they become due; or (iii) make a general assignment for the benefit of creditors; or (iv) file a petition or an answer seeking reorganization or an arrangement or a readjustment of debt with creditors, apply for, take advantage, permit or suffer to exist the commencement of any insolvency, bankruptcy, suspension of payments, reorganization, debt arrangement, liquidation, dissolution or similar event, under the law of the United States or of any state in which Borrower is a resident; or (v) file an answer admitting the material allegations of a petition filed against Borrower in any such bankruptcy, reorganization or insolvency case or proceeding or (vi) take any action authorizing, or in furtherance of, any of the foregoing; or

     e. (i) an involuntary case is commenced against Borrower and the petition is not contested within ten (10) days or is not dismissed within sixty (60) days after the commencement of the case or (ii) an order, judgment or decree shall be entered by any court of competent jurisdiction on the application of a creditor adjudicating Borrower bankrupt or insolvent, or appointing a receiver, trustee or liquidator of Borrower or of all or substantially all of the assets of Borrower and the order, judgment or decree shall continue unstayed and in effect for a period of ninety (90) days or shall not be discharged within thirty (30) days after the expiration of any stay of such order, judgment, or decree; or

     f. Any obligation of Borrower for the payment of borrowed money is not paid when due or within any applicable grace period, or such obligation becomes or is declared to be due and payable before the expressed maturity of the obligation, or there shall have occurred an event that, with the giving of notice or lapse of time, or both, would cause any such obligation to become, or allow any such obligation to be declared to be, due and payable; or

     g. One or more final judgments against Borrower or attachments against its property not fully and unconditionally covered by insurance shall be rendered by a court of record and shall remain unpaid, unstayed on appeal, undischarged, unbonded and undismissed for a period of twenty (20) days; or

     h. Borrower ceases any material portion of its business operations as currently conducted; or

     i. There shall occur a material adverse change in the financial condition or business prospects of Borrower, or Lender in good faith shall deem itself insecure as a result of acts or events bearing upon the financial condition of Borrower or the repayment of this Note, which default shall have continued unremedied for a period of ten (10) days after written notice from Lender, or

     j. An Event of Default shall have occurred under the Loan and Security Agreement dated as of February _____, 1998 by and between Borrower and Funding; or

     k. An Event of Default  shall have  occurred  under the Deed of Trust,  the
Guaranty,  the  Warrant,  the  Registration   Agreement,  or  the  Cross-Default
Agreement.

     13. Lender's Rights.

     a. Upon the occurrence of an Event of Default, Lender may, in addition to the remedies set forth in Section 6 above and its rights and remedies set forth in Section 7 herein, proceed, to the extent permitted by law, to protect and enforce its rights either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, condition or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or proceed to enforce the payment of this Note or to enforce any other legal or equitable right of Lender. No right or remedy in this Note or the other Loan Documents or in other agreement or instrument to the benefit of Lender is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and shall be in addition to every other right and remedy given under this Note or now or hereafter existing at law or in equity or by statute or otherwise. Without limiting the generality of the foregoing, if the outstanding Principal Sum, or any of the other obligations of Borrower to Lender shall not be paid when due, Lender shall not be required to resort to any particular security, right or remedy or to proceed in any particular order of priority, and Lender shall have the right at any time and from time to time, in any commercially reasonable manner and in any order, to enforce its security interests with respect to the Collateral, liens, rights and remedies, or any of them, as it deems appropriate in the circumstances, and apply the proceeds of any Collateral to such obligations of Borrower as it determines in its sole discretion.

     b. If an Event of Default has occurred as provided above and Borrower has not paid the all amounts outstanding, including all principal, together with interest accrued on such amounts, upon demand by Lender, then Borrower shall pay to Lender interest on such outstanding amounts at a rate per annum equal to the Default Interest Rate from the date such outstanding amounts are due until the date this Note is paid in full. Borrower promises to pay all costs of collection, including reasonable attorneys' fees, if this Note is referred to an attorney for collection after the Event of Default.

     14. No Defenses. Borrower's obligations under this Note shall not be subject to any set-off, counterclaim or defense to payment that Borrower now has or may have in the future.

     15. No Waiver. No failure or delay on the part of Lender in exercising any right, power or privilege under this Note or the other Loan Documents nor any course of dealing between Borrower and Lender, shall operate as a waiver of the right, power or privilege, nor shall a single or partial exercise of any right, power or privilege preclude any other or further exercise of, or the exercise of any other, right, power or privilege.

     16. Writing Required. No modification or waiver of any provisions of this Note or any other Loan Documents, and no consent to any departure by Borrower, shall in any event be effective, without respect to any course of dealing between the parties, unless the modification or waiver shall be in a writing executed by Lender and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Borrower in any case shall thereby entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

     17. Usury Limitation. Notwithstanding anything contained to the contrary in this Note, Lender shall never be entitled to receive, collect or apply as interest any amount in excess of the maximum rate of interest permitted to be charged by applicable law. If Lender receives, collects or applies as interest any such excess, the amount that would be excessive interest shall be applied to the reduction of the Principal Sum; and if the Principal Sum is paid in full, any remaining excess shall be paid to Borrower. In determining whether or not the interest paid or payable in any specific case exceeds the highest lawful rate, Lender and Borrower shall to the maximum extent permitted under applicable law: (i) characterize any non-principal payment as an expense, fee or premium rather than as interest; and (ii) "spread" the total amount of interest throughout the entire term of the obligation so that the interest rate is deemed to have been uniform throughout the entire term.

     18. Notices. Any notice or demand given under this Note shall be given by delivering it, sending by telecopier (with a confirming copy by regular mail), or by mailing it by certified or registered mail, postage prepaid, return receipt requested, or sent by prepaid overnight courier service addressed to Borrower at 200 Lake Street, Suite 102, Peabody, Massachusetts 01960, Attention:
Bruce A. Shear, President, telephone (978) 536-2777, telecopier (978) 536-2677, with a copy to Willie J. Washington, Esq., Choate, Hall & Stewart, Exchange Place, 53 State Street, Boston, Massachusetts 02109, telephone (617) 248-5000, telecopier (617) 248-4000. Any notice to be given to Lender under this Note shall be given by personally delivering it, sending it by telecopier (with a confirming copy by regular mail), mailing it by certified or registered mail, return receipt requested, or sending it by prepaid overnight courier service, addressed to Lender at: 2 Wisconsin Circle, Fourth Floor, Chevy Chase, Maryland 20815 Attention: Ethan D. Leder, President: Telephone: (301) 961-1640,
Telecopier: (301) 664-9860, or at such other place as Lender may specify in writing to Borrower. Each party may designate a change of address by notice to the other given in accordance with this Section 18 at least fifteen (15) days before such change of address is to become effective. A notice given under this Note shall be deemed received upon receipt if it is personally delivered or sent by telecopier, five (5) days after it is deposited in the U.S. mail if it is sent by regular mail, or on the next Business Day after delivery to the overnight courier service, if it is sent by overnight courier service.

     19. Section Headings. The headings of the several paragraphs of this Note are inserted solely for convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision.

     20. Severability. Any provision contained in this Note that is prohibited or unenforceable in any respect in any jurisdiction shall, as to such jurisdiction be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     21. Survival of Terms. All covenants, agreements, representations and warranties made in this Note or in any financial statements delivered pursuant to this Note shall survive Borrower's execution and delivery of this Note to Lender and shall continue in full force and effect so long as this Note or any other obligation under this Note shall be outstanding and unpaid or any other obligation of Borrower to Lender or its affiliates under this Note shall remain unperformed.

     22. Governing Law; Consent to Jurisdiction. THIS NOTE IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND WITHOUT RESPECT TO ANY OTHERWISE APPLICABLE CONFLICTS-OF-LAWS PRINCIPLES, BOTH AS TO INTERPRETATION AND PERFORMANCE, AND THE PARTIES EXPRESSLY CONSENT AND AGREE TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF MARYLAND AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MARYLAND AND TO THE LAYING OF VENUE IN MARYLAND, WAIVING ALL CLAIMS OR DEFENSES BASED ON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE, INCONVENIENT FORUM OR THE LIKE. BORROWER HEREBY CONSENTS TO SERVICE OF PROCESS BY MAILING A COPY OF THE SUMMONS TO BORROWER, BY CERTIFIED OR REGISTERED MAIL, POSTAGE PREPAID, TO BORROWER'S ADDRESS SET FORTH IN SECTION 18 ABOVE. BORROWER FURTHER WAIVES ANY CLAIM FOR CONSEQUENTIAL DAMAGES IN RESPECT OF ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY LENDER IN GOOD FAITH.

     23. Waiver of Trial by Jury. EACH OF BORROWER AND LENDER HEREBY (A) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUES TRIABLE OF RIGHT BY A JURY, AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW HEREAFTER EXIST. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN, KNOWINGLY AND VOLUNTARILY, BY EACH OF BORROWER AND LENDER, AND THIS WAIVER IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A JURY TRIAL WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED AND REQUESTED TO SUBMIT THIS NOTE TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE PARTIES TO THIS NOTE, SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF THE FOREGOING WAIVER OF THE RIGHT TO JURY TRIAL. FURTHER, EACH OF BORROWER AND LENDER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WILL NOT SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.

     24. Confession of Judgment. BORROWER IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OF RECORD, OR THE PROTHONOTARY, CLERK OR SIMILAR OFFICER OF ANY COURT IN ANY COUNTY OF THE STATE OF MARYLAND OR OF BALTIMORE CITY, MARYLAND, OR IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MARYLAND, AS ATTORNEY FOR BORROWER, AS WELL AS FOR ANY PERSONS CLAIMING UNDER, BY OR THROUGH BORROWER, TO APPEAR FOR BORROWER IN ANY SUCH COURT IN ANY SUCH ACTION BROUGHT AGAINST BORROWER AT THE SUIT OF LENDER TO CONFESS JUDGMENT AGAINST BORROWER IN FAVOR OF LENDER IN THE FULL AMOUNT DUE ON THIS NOTE (INCLUDING PRINCIPAL, ACCRUED INTEREST AND ANY AND ALL CHARGES, FEES AND COSTS) PLUS ATTORNEYS FEES FOR FIFTEEN PERCENT (15%) OF THE AMOUNT DUE, PLUS COURT COSTS, ALL WITHOUT PRIOR NOTICE OR OPPORTUNITY OF BORROWER FOR PRIOR HEARING. BORROWER WAIVES THE BENEFIT OF ANY AND EVERY STATUTE, ORDINANCE, OR RULE OF COURT WHICH MAY BE LAWFULLY WAIVED CONFERRING UPON BORROWER ANY RIGHT OR PRIVILEGE OF EXEMPTION, HOMESTEAD RIGHTS, STAY OF EXECUTION, OR SUPPLEMENTARY PROCEEDINGS, OR OTHER RELIEF FROM THE ENFORCEMENT OR IMMEDIATE ENFORCEMENT OF A JUDGMENT OR RELATED PROCEEDINGS ON A JUDGMENT. THE AUTHORITY AND POWER TO APPEAR FOR AND ENTER JUDGMENT AGAINST BORROWER SHALL NOT BE EXHAUSTED BY ONE OR MORE EXERCISES THEREOF, OR BY ANY IMPERFECT EXERCISE THEREOF, AND SHALL NOT BE EXTINGUISHED BY ANY JUDGMENT ENTERED PURSUANT THERETO; SUCH AUTHORITY AND POWER MAY BE EXERCISED ON ONE OR MORE OCCASIONS FROM TIME TO TIME, IN THE SAME OR DIFFERENT JURISDICTIONS, AS OFTEN AS LENDER SHALL DEEM NECESSARY, CONVENIENT AND PROPER.














H:\WP\LEGAL\CLIENTS\PHCrNC\Secnote.wpd

     IN WITNESS WHEREOF, the undersigned has executed this Secured Term Note as of the day and year first above written.


                                          BORROWER:

                                          PHC, INC.
                                          a Massachusetts corporation



                                          By: /s/ Bruce A. Shear
                                          Title:  President








H:\WP\LEGAL\CLMWS\PHCINC\Secnote.wpd

After recording, return to:

Samuel M. Spiritos, Esquire
Shulman, Rogers, Gandal, Pordy & Ecker
11921 Rockville Pike
3rd Floor
Rockville, Maryland 20852





                       THIS IS A CREDIT LINE DEED OF TRUST

                        CREDIT LINE SECOND DEED OF TRUST,
                         ASSIGNMENT OF LEASES AND RENTS,
                      SECURITY AGREEMENT AND FIXTURE FILING


                                  $ 350,000.00

GRANTOR:             PIONEER COUNSELING OF VIRGINIA, INC.

BENEFICIARY:         HCFP FUNDING II, INC.

TRUSTEE:             Thomas L. Hanley and
                     Barry P. Miller







                     March _________________, 1998

                       THIS IS A CREDIT LINE DEED OF TRUST


                        CREDIT LINE SECOND DEED OF TRUST,
                         ASSIGNMENT OF LEASES AND RENTS,
                      SECURITY AGREEMENT AND FIXTURE FILING


     This Credit Line Second Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing ("Deed of Trust") is made as of March _____, 1998 by PIONEER COUNSELING OF VIRGINIA, INC., a Virginia corporation (the "Grantor") whose address is 405 Kimball Avenue, Salem, Virginia 24153, to THOMAS
L. HANLEY of the City of Alexandria, Virginia and BARRY P. MILLER of Arlington County, Virginia, as Trustees ("Trustee"), either of whom may act individually for the benefit of HCFP FUNDING II, INC., a Delaware corporation ("Beneficiary") whose address is 2 Wisconsin Circle, Fourth Floor, Chevy Chase, Maryland 20815.

     That Grantor, in consideration of One Dollar ($1.00) in hand paid by the Trustee and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in order to secure the full, unconditional and irrevocable repayment of all amounts due under that certain Secured Unconditional Guaranty of Payment and Performance made by Grantor in favor of Beneficiary of even date with this Deed of Trust (the "Guaranty"), which Guaranty is additional security for the secured bridge loan in the amount of $350,000.00 being made to Grantor's affiliate, PHC, Inc., a Massachusetts corporation, and the prompt and complete performance of all the covenants contained herein and in the Guaranty, hereby bargains, sells, grants and conveys unto the Trustee and its successors and assigns forever, IN TRUST, WITH FULL POWER OF SALE and with General Warranty certain real estate in the City of Salem, Virginia, commonly known as 405 Kimball Avenue, Salem, Virginia and described more particularly on Exhibit A attached hereto and made a part hereof for all purposes (all of such real estate being hereinafter referred to as the "Real Estate"), for the benefit of HCFP FUNDING II, INC., a Delaware corporation, together with all rights, title and interests of Grantor, now existing or hereafter arising, in and to:

     (i) All rights, privileges, interests, tenements, hereditaments, easements and appurtenances in any way now or hereafter benefiting, belonging or appertaining to all or any of the Real Estate, including (without limiting the generality of the foregoing) all land lying within any roadway and strips adjoining all or any of the Real Estate, all minerals, oil, gas and other hydrocarbon substances thereon or therein and all air rights and water rights (collectively, the "Easements and Appurtenances");

     (ii) All buildings, structures and other improvements of every kind and description now or hereafter erected, constructed or placed on the Real Estate, together with all fixtures, equipment, machinery, apparatus, furniture, furnishings and other articles of personal property now or hereafter located in or upon, attached to or regularly used or intended to be regularly used in connection with the Real Estate, and all replacements thereof (collectively, the "Improvements");

     (iii) All extensions, improvements, betterments, substitutes, replacements, renewals, additions and appurtenances of or to the Easements and Appurtenances and of or to the Improvements (collectively, the "Additions");

     (iv) All rights, title, estate and interest of Grantor in and to all rents, royalties, revenues, rates, issues, income, profits, charges and proceeds from accounts due or becoming due from the Mortgaged Property or the Improvements or the operation of the Mortgaged Property or Improvements, including, but not limited to, payments for the operation or use of the Mortgaged Property or Improvements, for all services rendered, whether or not earned by performance, for goods sold or leased on the Mortgaged Property or Improvements, and all proceeds of the foregoing, whether cash or non-cash (collectively, the "Rents");

     (v) All awards, payments and proceeds of conversion, whether voluntary or involuntary, of any of the Real Estate, Easements and Appurtenances, Improvements, Additions and Rents, including (without limitation) all insurance, condemnation and tort claims, rent claims and other obligations dischargeable in cash or cash equivalent (collectively, the "Proceeds").

     Herein, the Real Estate, the Easements and Appurtenances, the Improvements, the Additions, the Rents and the Proceeds are referred to collectively as the "Mortgaged Property."

     Provided, however, upon full payment of all indebtedness hereby secured and upon performance of all covenants, obligations and indemnities hereby secured the Mortgaged Property shall be reconveyed and released to Grantor.

     This Deed of Trust is given to secure performance by Grantor of the covenants and agreements contained in this Deed of Trust, and to secure:

     (i) Performance of all the terms and provisions and payment of all principal and interest payments that may become due under the Guaranty executed by Grantor in favor of Beneficiary, up to a maximum amount of Three Hundred Fifty and No/100 Dollars ($350,000.00), together with all other amounts now or hereafter owing under the Guaranty, the terms of which are incorporated herein by reference, as well as all renewals, extensions, modifications and recastings of the Guaranty;

     (ii) Payment of fees, penalties, and other sums as provided in the Guaranty;

     (iii) Any and all modifications, restatements, renewals and extensions of one or more of the liabilities, obligations; and other instruments secured hereby;

     (iv) The performance of any surety, guarantor or indenmitor of any obligations of Grantor under the Guaranty; and

     (v) The payment of all costs, attorney's fees, and litigation expenses expended by Beneficiary to preserve or protect the Property or the validity or priority of this Deed of Trust.

     The indebtedness, liabilities and obligations secured by this Deed of Trust are hereinafter collectively called the "Indebtedness".

     All persons who have or may acquire an interest in the Mortgaged Property shall be deemed to have notice of and shall be bound by the terms of the Guaranty, this Deed of Trust, and any other instruments or documents made or entered into in connection herewith and the terms of the Indebtedness.

     Grantor hereby further covenants with the Beneficiary as follows:

     1. Payment of Sums Due. Grantor promptly will pay as and when due the Indebtedness, including all reasonable costs of collection and attorneys' and paralegals' fees and litigation expenses. Grantor waives demand, presentment for payment, notice of protest and notice of nonpayment or dishonor of the Indebtedness. Payments received will be applied by Beneficiary in order of priority as Beneficiary shall determine in its sole discretion.

     2. Care and Condition of Mortgaged Property. Grantor shall (a) promptly repair, restore or rebuild any part of the Mortgaged Property which may become damaged or be destroyed; (b) keep the Mortgaged Property in good condition and thorough repair, without waste, and free from encroachments and mechanic's or materialman's liens or claims for liens, provided that if Grantor disputes such a lien or claim for lien Grantor may post a bond within fifteen (15) days after a lien is filed or a claim for lien is made in an amount sufficient to satisfy the lien or claim; (c) pay any indebtedness when due which may be secured by a lien or charge on the Mortgaged Property, whether or not superior, equal or junior to the lien of this Deed of Trust; (d) complete, or cause to be completed, within a reasonable time and in a good and workmanlike manner, any Improvements now or at any time hereafter in the process of erection, construction or installation; (e) comply, and cause any lessees and sublessees of the Mortgaged Property to comply, with all requirements of law, municipal ordinances, restrictions of record or insurance covenants with respect to the Mortgaged Property and its use; (f) permit no removal, demolition or material alteration or modification of the Mortgaged Property aggregating more than $50,000.00 (other than removal of items of the Mortgaged Property which have become obsolete or are being replaced) without the prior written consent of Beneficiary; (g) observe and comply with all conditions and requirements necessary to preserve and extend any and all rights, licenses, permits (including without limitation all uses), privileges, franchises and concessions which are applicable to any part of the Mortgaged Property or which have been granted to or contracted for by Grantor in connection with any existing or contemplated use of any part of the Mortgaged Property; (h) permit Beneficiary to enter upon and inspect the Mortgaged Property at all reasonable times and from time to time following reasonable prior notice to Grantor; and (i) promptly notify Beneficiary of the assertion of any claim, or the filing of any action or proceeding affecting the Mortgaged Property, of the occurrence of any damage to the Mortgaged Property, or of any act or default under any contract, mortgage, lease, license or federal, state or local law or regulation in connection with or affecting in any way, the Mortgaged Property.

     3. Warranties. Grantor covenants and warrants that: (a) Grantor is lawfully seized of the Real Estate and Improvements in fee simple or leasehold, as applicable, has valid and indefeasible title to the Mortgaged Property and has a good and legal right to mortgage the Mortgaged Property to Beneficiary; (b) all of the Mortgaged Property is and will remain free from all liens and encumbrances excepting only the first priority lien of and the lien of real estate taxes not yet due and payable, those easements and encumbrances set forth on the Grantor's policy of title insurance issued to Grantor on the date hereof, which exceptions are set forth on Schedule 3(h) hereto, those liens and encumbrances which are in favor of Beneficiary, and those other liens and encumbrances set forth on Schedule 3b hereto, and Grantor will warrant generally with full English covenants of title and defend against all parties, at Grantor's expense, Grantor's right, title and interest in and to the Mortgaged Property (subject to those matters to which this Deed of Trust is hereinabove expressly made subject) against all claims made thereon; (c) the Real Estate is properly zoned and its present development and uses comply in all respects with all applicable zoning and other ordinances, laws and legal restrictions regulating development and use of the Real Estate; (d) Grantor is and will continue to be a corporation duly organized and validly existing under the laws of the Commonwealth of Massachusetts; (e) Grantor has full right, power and authority to own the Mortgaged Property and to execute and deliver the Guaranty, to operate the Mortgaged Property, to borrow funds, and to otherwise consummate the transactions contemplated by the Guaranty and this Deed of Trust; (f) there is no action, litigation or proceeding pending or threatened against or involving Grantor in any court or by any agency or regulatory body which could result in a judgment or liability against Grantor or which could adversely affect any material asset of Grantor, including (without limitation) the Mortgaged Property, or the income of Grantor or the right of Grantor to carry on its business as now conducted or intended to be conducted; no condemnation, adverse zoning, environmental or usage change or other adverse legal proceeding has been commenced or threatened with respect to the Mortgaged Property or any part thereof, (g) Grantor is not in default with respect to any order, writ, injunction, decree or command of any court or regulatory body and is not in violation of any ordinance, law, regulation of any governmental authority applicable to Grantor or its businesses or properties; (h) neither the execution of, nor the consummation of the transactions contemplated by the Guaranty nor the compliance with the terms and provisions of the Guaranty will conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of any agreement, lease, indenture, mortgage, deed of trust, land contract, license or other instrument to which Grantor is a party or by which Grantor or any of its assets are or may be bound or affected or to which Grantor is subject or any law, regulation, order, writ, injunction or decree of any court or agency or regulatory body having jurisdiction; (h) no authorization or approval of any third party, including (without limitation) any governmental authority (other than that which has already been obtained), is required for the execution, delivery and performance of the Guaranty by Grantor; (i) there are no governmental authorizations, permits, certificates, licenses, filings, registrations, approvals or consents which must be obtained, received or made or which have not been obtained, received or made for Grantor lawfully to make, execute and deliver the Guaranty, perform all of its obligations thereunder and/or own, use and operate the Mortgaged Property, except for those listed on
Schedule 3(i) hereto; (j) all utility service necessary for the full, proper and sufficient operation of the Mortgaged Property has been installed and/or connected and is presently in operation, including without limitation water, sewer, electric, gas and telephone facilities; (k) the Mortgaged Property constitutes a single tax parcel and no other property, building or improvement relies upon the Mortgaged Property or any part thereof or interest therein and the Mortgaged Property relies on no other property, building or improvement to fulfill any legal requirement; (1) the Mortgaged Property is in sound physical condition and good working order, and to the best of Grantor's knowledge, no casualty thereto has occurred within the previous one year period which has not been fully repaired or restored; (m) the Mortgaged Property: (i) contains no facilities that are subject to reporting under Section 312 of the Federal
Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. (Subsection) 11022), (ii) is not the site of any underground storage tanks, for which notification is required under 42 U.S.C. (Subsection) 6991a, and (iii) is not listed on the Comprehensive Environmental Response, Compensation and Liability Information System ("CERCLIS") in accordance with Section 116 of CERCLA (42 U.S.C. (Subsection) 9616); (n) neither Grantor nor, to the best of Grantors knowledge, any prior owner of the Real Estate or any current or prior tenant, subtenant or other occupant thereof has used, generated, manufactured, produced or stored Hazardous Substances (as defined in paragraph 6(h)) on, from or about or in any way affecting the Mortgaged Property, other than in the ordinary course of business and in compliance with all Environmental Laws (as defined in paragraph 6(h))or has released, discharged or disposed of Hazardous Substances on, under or about the Mortgaged Property. To the best of Grantor's knowledge, the Mortgaged Property does not contain and has not in the past contained any asbestos containing material in friable form, and there is no current or potential airborne contamination of the Mortgaged Property by asbestos fiber, including any potential contamination that would be caused by maintenance or tenant finish activities in the Improvements; and (o) all statements, financial or otherwise, submitted to Beneficiary in connection with the transactions contemplated by the Guaranty and this Deed of Trust are true, correct and complete in all material respects, and there has been no material adverse change in the finances, business, operations, or affairs of Grantor or to the Mortgaged Property since the date of such submissions.

     4. Insurance.

     (a) Grantor, at its sole cost and expense, shall obtain and keep in full force and effect such policies of insurance in such amounts, with such loss deductibles and covering such risks as Beneficiary shall from time to time require in its sole discretion, including (without limitation) the following:

     (i) Insurance in the minimum aggregate amount of $350,000.00 but no less than one hundred percent 100%) of the full replacement costs of all Improvements and personal property against loss or damage to any of the Mortgaged Property by fire and any of the risks covered by insurance commonly known as "fire and extended coverage" and, if the Mortgaged Property or any part thereof is located in a flood area, flood insurance;

     (ii) Comprehensive general public liability insurance in the general aggregate amount of $5,000,000.00, including, without limitation, against claims for personal injury, bodily injury, death or property damage occurring on, in or about the Mortgaged Property and the adjoining streets, sidewalks and passageways;

     (iii) During the course of all construction or repair, (A) workers' compensation insurance (including employer's liability insurance) in the aggregate amount of $500,000.00 for all persons engaged on or with respect to the Mortgaged Property in such amounts as are reasonably satisfactory to Beneficiary or, if such limits are established by law, in such amounts, and (B) builder's completed value risk insurance against "all risks of physical loss" during construction, covering the total value of work performed and equipment, supplies and materials furnished;

     (iv)  Business   income   interruption   insurance  with  loss  payable  to
Beneficiary in such amounts and such terms as are acceptable to Beneficiary in its sole discretion;

     (v) Worker's compensation insurance in the required statutory amount; and

     (vi) Blanket crime and fidelity insurance coverage insuring against losses from dishonest or fraudulent acts committed by Grantor, it employees or agents.

     (b) All insurance required to be obtained and maintained by Grantor by the terms of this Deed of Trust (the "Required Insurance") shall be provided by policies written in terms, amounts and by companies fully licensed in the Commonwealth of Virginia, rated "A" or better by A.M. Best Company and with a Size Class of VII which are acceptable to Beneficiary. Beneficiary shall be named as an additional insured on all liability policies; and losses under all other policies shall be payable to Beneficiary pursuant to a standard mortgagee endorsement satisfactory to Beneficiary. Grantor shall deliver to Beneficiary true and correct copies of all policies of insurance (including, but not limited to, all policies of Required Insurance) and renewals thereof acquired by Grantor to insure against any loss or damage to the Mortgaged Property. The deductible for such insurance shall not exceed Five Thousand Dollars ($5,000.00).

     (c) Grantor hereby authorizes Beneficiary to obtain and/or maintain in effect any and all policies of Required Insurance in the event Grantor fails to do so, and Grantor agrees to reimburse Beneficiary as provided in paragraph 7 hereof for any premiums or other costs associated with obtaining Required Insurance which Beneficiary may pay.

     (d) At least 30 days prior to the expiration of each policy of Required Insurance, Grantor shall furnish Beneficiary with evidence satisfactory to Beneficiary of the issuance of a renewal or replacement policy continuing such insurance in force as required by this Deed of Trust. All policies of Required Insurance shall contain a provision that such policies may not be canceled or amended (including any reduction of the scope or limits of coverage) without at least 30 days prior written notice to Beneficiary and a provisions to the effect that the waiver of subrogation rights by the insured does not void the coverage. Upon Beneficiary's request, Grantor shall cause copies of all bills, statements or other documents relating to the Required Insurance to be sent or mailed to Beneficiary.

     (e) In the event of a foreclosure sale of all or any part of the Mortgaged Property pursuant to the enforcement of this Deed of Trust, the purchaser of the Mortgaged Property shall succeed to all rights of Grantor, including any rights to the proceeds of insurance and to unearned premiums, in and to all of the policies of Required Insurance. In the event of foreclosure sale, Beneficiary is hereby authorized, without the further consent of Grantor, to assign any and all policies of Required Insurance to the purchaser at the sale, or to take such other steps as Beneficiary may deem advisable to cause the interest of such purchaser to be protected by any of such policies.

     (f) Grantor shall give Beneficiary immediate notice of any loss or damage covered by any Required Insurance, including a brief description of the nature and extent of any damage to the Mortgaged Property, and, if such loss or damage is in excess of $500,000;

     (i) Beneficiary shall have the right to adjust such loss or damage and to execute and deliver on behalf of Grantor all proofs of loss, receipts, vouchers and acquittance in connection therewith, and Grantor agrees to execute all of the foregoing on demand of Beneficiary.

     (ii) Grantor appoints Beneficiary as attorney-in-fact for Grantor, said power being coupled with an interest to negotiate with, settle and otherwise handle all claims or other matters arising under Grantor's insurance policies.

     (iii) Any monies received as payment for any loss under any of the Required Insurance shall be paid over to Beneficiary and be applied, at the option of Beneficiary, after payment of all costs and expenses incurred by Beneficiary in obtaining such insurance proceeds, to the payment of any portion, as Beneficiary may select, of the Indebtedness or to the reimbursement of Grantor for expenses incurred by Grantor in the restoration, repair and/or replacement of the Mortgaged Property which has been lost, damaged or destroyed. Each insuring company concerned is hereby authorized and directed to make payment for any such loss directly to Beneficiary rather than jointly to Beneficiary and any other party or parties.

     (iv) If Beneficiary elects to apply the proceeds (or any part thereof) of any Required Insurance to the reimbursement of Grantor for expenses incurred by Grantor in the restoration, repair and/or replacement of the Mortgaged Property, the proceeds shall be disbursed by Beneficiary in such manner and subject to such conditions as Beneficiary shall determine in its sole discretion. If upon completion of the repairs, restoration and/or replacement of the Mortgaged Property there shall be unexpended insurance proceeds held by Beneficiary, Beneficiary may, in its sole discretion, apply the amount of any such remaining proceeds to the payment of the Indebtedness.

     (v) Notwithstanding any prior election by Beneficiary, at any time Grantor is in default hereunder or under any other Loan Document, Beneficiary may apply all or any part of such insurance proceeds to the payment of the Indebtedness.

     (vi)  No  application   of  insurance   proceeds  to  the  payment  of  the
Indebtedness shall have the effect of reducing or otherwise affecting the obligation of Grantor to make any payments as and when the same become due and payable in accordance with the terms of the Guaranty. Any balance of such insurance proceeds remaining after payment in full of the Indebtedness shall be paid by Beneficiary to Grantor. Application of all or any portion of such insurance proceeds shall not cure or waive any Default (defined in paragraph 11) or notice thereof.

     In no event shall Grantor do or permit any action with respect to the Mortgaged Property which will increase the risk of hazard to the Mortgaged Property without first causing such increased risk to be fully insured.

     (g) Grantor hereby waives any and all right to claim or recover against Beneficiary, its employees, agents, officers, and directors, for loss of or damage to Grantor, the Mortgaged Property, Grantor's property or the property of others under Grantor's control from any cause insured against or required to be insured against by the provisions of this paragraph 4.

     (h) Grantor shall not carry any separate insurance without the prior written consent of Beneficiary. All insurance shall provide that Beneficiary is the second mortgagee, an additional insured and a loss payee.

     5. Taxes. Grantor will pay and discharge or cause to be paid and discharged when due, and before any penalty attaches, all taxes of every kind and nature (including real and personal property taxes), general and special assessments, water rates and sewer rents, and all other governmental, municipal and public dues, charges, funds and impositions whether of a like or different nature. imposed upon or assessed against Grantor or the Mortgaged Property or arising in respect of the occupancy, use or possession thereof; provided, however, that Grantor shall not be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith and by appropriate proceedings by Grantor and Grantor shall have set aside on its books adequate reserve therefor; and provided further, that such deferment of payment is permissible only so long as Grantor's title to, and its right to use, the Mortgaged Property is not adversely affected thereby and Beneficiary's lien and priority on the Mortgaged Property are not adversely affected, altered or impaired thereby. Grantor will deliver to Beneficiary, not later than (30) days after date on which any such taxes, assessments or other charges are due and payable, duplicate receipts evidencing the payment of all such taxes, assessments and other charges. If Grantor fails to pay any such taxes, assessments or other charges, Beneficiary may (but shall not be obligated to) make such payment and Grantor agrees to reimburse Beneficiary as provided in paragraph 7 hereof for all monies so paid.

     6. Affirmative and Negative Covenants of Grantor. Grantor covenants and agrees that, unless Beneficiary shall otherwise consent in writing, it will:

     (a) Maintain a standard system of accounting in accordance with general accepted accounting principles and furnish or cause to be furnished to
Beneficiary: (i) as soon as available and in any event on or before the last day of the fourth month following the end of Grantor's fiscal year, annual financial statements prepared in reasonable detail satisfactory to Beneficiary, showing the financial condition of Grantor as at the close of such fiscal year and for such year, all prepared in accordance with general accepted accounting principles and certified to Beneficiary by the manager or chief financial officer of Grantor. Such financial statement shall include a balance sheet and a profit and loss statement; (ii) as soon as available and in any event on or before the last day of the month following the end of each fiscal quarter of Grantor after the date hereof, quarterly operating statements with respect to the Mortgaged Property on a fiscal quarter basis prepared in accordance with generally accepted accounting principles and a quarterly patient census and payor mix at the Mortgaged Property for such quarter, in each case certified to Beneficiary by the manager or chief financial officer of Grantor; (iii) as soon as available and in any event on or before the last day of the fourth month following the end of each of Grantor's fiscal years, an annual operating statement with respect to the Mortgaged Property audited by an independent certified public accountant acceptable to Beneficiary and prepared in accordance with generally acceptable accounting principles and, as soon as available and in any event on or before the last day of the first month following the end of Grantor's fiscal year, an annual patient census and payor mix at the Mortgaged Property, in each case certified by the manager or chief financial officer of Grantor; and (iv) such other reports and additional financial and other information relating to the business, affairs and financial condition of Grantor and with respect to the collateral for the Indebtedness as Beneficiary reasonably may request in writing from time to time. All such reports and financial information shall be in form acceptable to Beneficiary. If Grantor fails to provide any of the foregoing statements and reports as and when required by this subparagraph (a), Beneficiary shall have the right to conduct an independent audit at Grantor's expense.

     (b) At all reasonable times and as often as Beneficiary may request, following reasonable written notice by Grantor, permit authorized representatives of Beneficiary to: (i) have access to the collateral and to the financial records of Grantor and other records relating to the operations and procedures of Grantor; and (ii) discuss the affairs, finances and accounts of Grantor with. and be advised as to the same by, the managers of the Mortgaged Property and financial personnel of Grantor, all as shall be relevant to the performance or observance of the terms, covenants and conditions of this Deed of Trust or the financial condition of Grantor.

     (c) Notify Beneficiary in writing,  promptly upon learning thereof, of any:
(i) litigation commenced against Grantor which may have a material adverse effect on the business, assets, operations. prospects or financial or other condition of Grantor, Grantor's ability to pay the Indebtedness in accordance with the terms of the Guaranty or the collateral. and (ii) mechanic's lien or other lien filed or asserted against the Real Estate or Improvements.

     (d) Immediately inform Beneficiary by written notice of the occurrence of any event or condition of any nature which may, upon the giving of notice or a lapse of time or both, constitute or may lead to or result in Default (an "Unmatured Default").

     (e) Perform and promptly comply, and cause the Mortgaged Property to be maintained, used and operated in accordance, in each case in all material respects, with all: (i) present and future laws, ordinances, rules, regulations, orders and requirements (including, without limitation, zoning ordinances, building codes and Environmental Laws (as that term is defined in the following subparagraph (h)), and the regulations adopted pursuant thereto and any other similar applicable federal, state or local laws, rules, regulations or ordinances) of every duly constituted governmental or quasi-governmental authority or agency applicable thereto; (ii) similarly applicable orders, rules and regulations of any regulatory, licensing, accrediting, insurance underwriting or rating organization or other body exercising similar functions, to the extent usually complied with by companies owning similar properties in the same general area as the Mortgaged Property; and (iii) similarly applicable duties or obligations of any kind imposed under any certificate of occupancy or otherwise by law, covenant or conditions running with the land, material agreement or easement, public or private.

     (f) Not, nor will it permit any person or entity to, sell, transfer or otherwise dispose of any interest in Grantor without first receiving the written consent of Beneficiary, which consent may be granted or withheld in Beneficiary's sole discretion.

     (g) Not enter into any contract or transaction of any nature whatsoever with any Affiliate unless the contract or transaction is on terms as favorable to Grantor as those that could be obtained from an unaffiliated third party. The term "Affiliate" shall mean, with respect to any person or entity, any partner, officer, shareholder or director of such person or entity or any member of their immediate family and any person or entity or group acting in concert in respect of the person or entity in question that, directly or indirectly, controls or is controlled by or is under common control with such person or entity. For the purposes of this definition, the term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any person or entity or group of persons or entities, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of such person or entity, whether through the ownership of voting securities. by contract or otherwise.

     (h) Not use, generate, manufacture, produce, store, release, discharge, or dispose of on, under or about the Mortgaged Property or transport to or from the Mortgaged Property any Hazardous Substances (hereinafter defined) or allow any other person or entity to do so except in minor amounts under conditions permitted by applicable laws including, without limitation. all Environmental Laws. Grantor shall keep and maintain the Mortgaged Property in compliance with, and shall not cause or permit the Mortgaged Property to be in violation of any Environmental Laws. The term "Environmental Laws" shall mean all federal, state and local laws and implementing regulations, now or hereafter effective, relating to pollution or protection of the environment, including laws or regulations relating to or permitting emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including without limitation ambient air, surface water, ground water, or land), or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, industrial wastes, or hazardous substances. Environmental Laws shall include, but not be limited to: (a) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. (Subsection) 9601 et. seq. ("CERCLA"); (b) the Resource Conservation and Recovery Act, as amended, 42 U.S.C. (Subsection) 6901 et. seq., including the statutes regulating underground storage tanks, 42 U.S.C. (Subsection) 6991-6991h; (c) the Clean Air Act, as amended, 42 U.S.C. (Subsection) 7401 et. seq. and (d) the Federal Water Pollution Control Act, as amended, 33 U.S.C. (Subsection) 1251 et. seq., including the statute regulating the National Pollutant Discharge Elimination System ("NPDES"), 33 U.S.C. (Subsection) 1342. "Hazardous Substances" shall mean and include each and all of the following:

(i) Those substances now or hereafter included within the definitions of "hazardous substances," "hazardous materials," "toxic substances," "pollutant", "contaminant" or "solid waste" in CERCLA, the Resource Conservation and Recovery Act of 197 (42 U.S.C. (Subsection) 6901 et. seq.) ("RCRA"), and the Hazardous Materials Transportation Act, 49 U.S.C. (Subsection) 1801 et seq. and in the regulations promulgated pursuant to said laws, all as amended from time-to-time.

(ii) Those substances now or hereafter listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto).

(iii)Any material, waste or substance which is (A) crude oil or any fraction thereof which is liquid at standard conditions of temperature and pressure,
     (B) asbestos, (C) polychlorinated biphenyls, (D) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. (Subsection) 1251 et seq. (33 U.S.C. (Subsection)1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. (Subsection) 1317); (E) flammable substances; (F) explosives; (G) radioactive materials; or (H) listed or designated, now or hereafter, as a "hazardous" or "toxic" air pollutant under the Clean Air Act (42 U.S.C. (Subsection) 7401), as amended.

(iv) Those substances defined as "hazardous chemicals" by the Occupational Safety and Health Administration (29 C.F.R. (Subsection) 1910.1200 and amendments thereto).

(v) Such other substances, materials and wastes which are or become regulated as pollutants, contaminants, hazardous or toxic under applicable local, state or federal law, or by the United States government, or which are classified as hazardous or toxic under federal, state, or local laws or regulations.

     Grantor shall defend, indemnify and hold harmless Beneficiary, its employees, agents, attorneys, officers and directors, from and against any claims, liabilities, damages, losses, fines, penalties, costs and expenses (including, without limitation, attorneys' and paralegals' fees and court costs) arising out of or in any way related to (i) any breach or default by Grantor in the observance or performance of its covenants under this subparagraph (h), (ii) any obligation or any liability of Beneficiary under any Environmental Laws to clean-up any contamination of the soil or the ground water on, under or about the Mortgaged Property or perform any remediation of the Mortgaged Property,
(iii) any claims by or liabilities to any third parties arising out of or deriving from existing or future presence, discharge or disposal of Hazardous Substances on the Mortgaged Property, the release of any Hazardous Substances from the Mortgaged Property or any violation of any Environmental Laws originating or occurring during the period prior to the date on which Grantor ceases to possess and control the Mortgaged Property. The provisions of this paragraph shall be in addition to any and all other obligations and liabilities Grantor may have to Beneficiary at law or in equity and shall survive the repayment of the Guaranty, the release or foreclosure of this Deed of Trust or the transfer of the Mortgaged Property to Beneficiary or its nominee or assignee in lieu of foreclosure; provided, however, that in the event Beneficiary acquires title to the Real Estate by foreclosure of this Deed of Trust or deed in lieu thereof, the indemnity obligations of Grantor under this subparagraph
(h) shall cease and terminate five (5) years from the date Beneficiary so acquires title to the Real Estate unless Beneficiary has advised Grantor by notice of an event or circumstance that had occurred or was existing on the date of the foreclosure or receipt of the deed in lieu thereof; which may give rise to a claim by Beneficiary against Grantor for indemnification hereunder, in which event the indemnity obligations under this subparagraph (h) shall survive and continue in full force and effect as to such event or circumstance and any claims, liabilities, damages, losses, fines, penalties, costs and expenses arising therefrom or in any way related thereto.

     (i) Notify Beneficiary in writing, promptly upon learning thereof, of any suspected violation of Environmental Laws or threatened investigation or inquiry by any governmental authority in connection with any Environmental Laws.

     (j) Not enter into any consolidation or merger with any person or entity without the prior written consent of Beneficiary.

     7. Protection of Security by Beneficiary. Each and every covenant in this Deed of Trust shall be performed and kept by Grantor solely at Grantor's expense. At its option, but without any duty or obligation of any sort to do so and without in any way waiving or relieving any Default by Grantor under this Deed of Trust, and after giving Grantor five (5) business days notice, Beneficiary may make any payment and perform any act required of Grantor to be made or performed by this Deed of Trust, in the event Grantor fails to make such payment when due or timely perform any such act, including but not limited to: payment of insurance premiums, taxes, charges and assessments; payment of prior encumbrances; and purchase, discharge, compromise or settlement of any tax lien or other lien or title, prior or on a parity with the lien of this Deed of Trust. As between Grantor and Beneficiary, all such liens and taxes shall be deemed valid. All monies so paid and all expenses incurred in connection therewith, including reasonable attorneys' and paralegals' fees, and any other monies advanced and expenses incurred by Beneficiary to protect the Mortgaged Property, and the security intended to be given by this Deed of Trust, including all reasonable costs, expenses and attorneys' and paralegals' fees, incurred by Beneficiary in respect of any and all legal or equitable proceedings which relate to this Deed of Trust or to the Mortgaged Property, shall constitute Indebtedness secured by this Deed of Trust and shall be due and payable by Grantor five (5) business days after notice and demand by Beneficiary with interest thereon at the Default Interest Rate (as defined in the Guaranty).

     8. Transfer or Encumbrance of Mortgaged Property. Grantor shall not, without the prior written consent of Beneficiary, directly or indirectly (whether voluntarily, involuntarily, by operation of law or otherwise) sell (whether outright or by land contract, conditional sales contract or any other such agreement), lease, alienate, convey, transfer or in any way further encumber, mortgage, pledge, or assign the Mortgaged Property or any of Grantor's rights, title or interests therein (whether legal or equitable), nor shall any membership interest, stock or any beneficial interest, voting rights, title or other interest in Grantor be transferred, directly or indirectly (whether voluntarily, involuntarily, by operation of law or otherwise), by any of the owners or holders thereof, other than transfers to family members or living trusts made for estate planning purposes, without the prior written consent of Beneficiary (each of such actions or events being hereinafter called a "Transfer"), except for sales and dispositions of items of the Mortgaged Property that are obsolete and are being replaced. Beneficiary's consent thereto shall be at its sole discretion and may be conditioned on an increase in the interest rate payable under the Guaranty and the payment of fees and charges or otherwise.

     9. Condemnation Proceeds. Grantor shall cause all awards of damages and all other compensation payable directly or indirectly by reason of a condemnation for public or private use affecting any interest in the Mortgaged Property to be paid to Beneficiary. Beneficiary shall hold such proceeds from condemnation and payments in lieu thereof and may, at its sole and absolute discretion, apply such proceeds, after deducting Beneficiary's reasonable costs and expenses, to the Indebtedness in whatever order and amounts Beneficiary elects or make the same available for acquisition of property in replacement of the portion of the Mortgaged Property which was taken or for the repair or rebuilding of the portion of the Mortgaged Property which suffered damage or loss, as the case may be, in such manner and subject to such conditions as the Beneficiary shall determine in its sole discretion. No such application of such proceeds to the payment of the Indebtedness shall have the effect of reducing or otherwise affecting the obligation of Grantor to make any payments as and when the same become due and payable in accordance with the terms of the Guaranty: Any balance of such proceeds remaining after payment in full of the Indebtedness shall be paid by Beneficiary to Grantor. Application of all or any portion of such proceeds shall not cure or waive any Default or notice thereof. Grantor appoints Beneficiary as its attorney-in-fact, coupled with an interest to negotiate, receive and execute releases and conveyances for condemnation proceeds.

     10. Security Agreement: Financial, Statement.

     (a) This Deed of Trust is intended to be a security agreement pursuant to the Commonwealth of Virginia Uniform Commercial Code ("UCC") for (i) any and all items of personal property specified above as part of the Mortgaged Property which, under applicable law, may be subject to a security interest pursuant to the UCC and which are not herein effectively made part of the real property, and
(ii) any and all items of property specified above as part of the Mortgaged Property which, under applicable law, constitute fixtures and may be subject to a security interest under Article 9 of the UCC (collectively, the "Collateral"); and Grantor hereby grants Beneficiary a security interest in the Collateral and in all accessions and additions thereto, substitutions therefor and proceeds thereof, for the purpose of securing all Indebtedness now or hereafter secured by this Deed of Trust. Grantor agrees to execute and deliver financing and continuation statements and amendments and supplements thereto covering the Collateral from time to time and in such form as Beneficiary may require to perfect and continue the perfection of Beneficiary's lien or security interest with respect to the Collateral. Beneficiary shall have full authority to execute and file financing and continuation statements and amendments and supplements thereto signed only by a representative of Beneficiary to protect, preserve and perfect Beneficiary's security interest in the Collateral. Grantor shall pay all costs of filing such statements and renewals and releases thereof and shall pay all costs and expenses of any record searches for financing statements Beneficiary may require. Upon the occurrence of any Default hereunder, Beneficiary shall have the rights and remedies of a secured party under the UCC, as well as all other rights and remedies available at law or in equity, and, at Beneficiary's option, Beneficiary may also invoke the remedies provided elsewhere in this Deed of Trust as to the Collateral.

     (b) This Deed of Trust constitutes a financing statement filed as a fixture filing under the UCC in the real estate records of the city in which the Mortgaged Property is located with respect to any and all fixtures included within the term Mortgaged Property and with respect to any goods or other personal property that may now be or hereafter become such a fixture. PARTS OF THE MORTGAGED PROPERTY ARE, OR ARE TO BECOME, FIXTURES ON THE REAL ESTATE. For purposes thereof, the following information is set forth:

               Name and address of debtor:

               Pioneer Consulting of Virginia, Inc.
               405 Kimball Avenue
               Salem, Virginia 24153

               Name and address of secured party:

               HCFP Funding II, Inc.
               2 Wisconsin Circle, Fourth Floor
               Chevy Chase, Maryland 20815

     11. Default and Acceleration. It is expressly agreed by Grantor that time is of the essence of this Deed of Trust. Upon the occurrence of any Default and at any time thereafter, then, in any and every such case, the entire Indebtedness shall, at the option of Beneficiary, become immediately due and payable without any notice, presentment, demand, protest, notice of protest, or other notice of dishonor or demand of any kind, all of which are hereby expressly waived by Grantor, and Beneficiary shall have the right immediately to foreclose the lien created by this Deed of Trust against the Mortgaged Property, to enforce every other security interest created by this Deed of Trust and to institute any action, suit or other proceeding which Beneficiary may deem necessary or proper for the protection of its interests; provided that if an event described in paragraph 11(j) or (k) below shall occur, all Indebtedness shall become immediately due and payable without any need for a declaration of Default. The following shall each constitute a "Default" for purposes of this Deed of Trust:

     (a) Failure to pay the Indebtedness or any part thereof when due and upon expiration of any applicable grace period;

     (b) Default in the performance of observance by Grantor of any other covenant, condition or term of this Deed of Trust or the Guaranty and the expiration of any applicable cure period; or

     (c) If any warranty of Borrower contained in this Deed of Trust or in the Guaranty was materially untrue or misleading on the date made in any material respect;

     (d) The occurrence of any Transfer prohibited by this Deed of Trust;

     (e) The condemnation, seizure or appropriation of, or the occurrence of an uninsured casualty with respect to, any material portion of the Real Estate or Improvements;

     (f) The enactment of any law which deducts from the value of the Mortgaged Property for the purpose of taxation any lien thereon or imposes upon Beneficiary the payment of the whole or any part of the taxes. assessments, charges or liens required by the terms of this Deed of Trust to be paid by Grantor or changes in any way the laws relating to the taxation of mortgages or debts secured by mortgages or Beneficiary's interest in the Real Estate, the Improvements or any other of the Mortgaged Property or the manner of collection of taxes so as to affect this Deed of Trust or any other of the Indebtedness or the holder thereof or impose a tax, other than a federal or state income tax, on or payable by Beneficiary by reason of its ownership of the Indebtedness and, in such event Grantor, within five (5) business days after notice and after demand by Beneficiary, does not pay such taxes or assessments or reimburse Beneficiary therefor or, in the opinion of counsel for Beneficiary, it might be unlawful to require Grantor to make such payment or the making of such payment might result in the imposition of interest costs beyond the maximum amount permitted by applicable law;

     (g) Any part of the Mortgaged Property or all or any substantial part of the property or assets of Grantor is placed in the hands of any receiver, trustee or other officer or representative of any court, or Grantor consents, agrees or acquiesces to the appointment of any such receiver or trustee;

     (h) Grantor does, or permits to be done, anything that in any way materially impairs the lien of this Deed of Trust or makes any material alterations to the Mortgaged Property with an aggregate cost of over $50,000.00 without the prior consent of Beneficiary.

     (i) Any lienholder or creditor shall initiate an action to foreclose a lien or security interest on all or any part of the Mortgaged Property, whether such security interest or lien is superior, equal or junior to the security interest or lien held by Beneficiary on the Mortgaged Property, and the action shall remain undismissed for a period of ninety (90) days or Grantor shall fail to contest the proceeding within twenty (20) days after notice thereof; or

     (j) Grantor shall (i) apply for, or consent in writing to, the appointment of a receiver, trustee or liquidator; or (ii) file a voluntary petition seeking relief under the Bankruptcy Code, or be unable, or admit in writing its inability, to pay its debts as they become due; or (iii) make a general assignment for the benefit of creditors; or (iv) file a petition or an answer seeking reorganization or an arrangement or a readjustment of debt with creditors, apply for or take advantage of any insolvency, bankruptcy, suspension of payments, reorganization, debt arrangement, liquidation, dissolution or similar event, under the law of the United States or of any state in which Grantor is a resident; or (v) file an answer admitting the material allegations of a petition filed against Grantor in any such bankruptcy, reorganization or insolvency case or proceeding or (vi) take any action authorizing, or in furtherance of, any of the foregoing; or

     (k) an involuntary case is commenced against Grantor and the petition is not dismissed within ninety (90) days after the commencement of the case or (ii) an order, judgment or decree shall be entered by any court of competent jurisdiction on the application of a creditor adjudicating Grantor bankrupt or insolvent, or appointing a receiver, trustee or liquidator of Grantor or of ordering the sale of all or substantially all of the assets of Grantor and such order, judgment or decree shall continue unstayed and in effect for a period ninety (90) days or shall not be discharged within thirty (30) days after the expiration of any stay thereof.

     12. Trustee. Beneficiary shall have the irrevocable power, to be exercised at any time or times hereafter and with or without cause, to substitute a trustee or trustees in place of Trustee herein named, by an instrument in writing duly executed and recorded among the land records of the jurisdiction where the Mortgaged Property is located; and when such instrument is so recorded, all the estate of Trustee thus superseded shall terminate and all the right, title and interest of Trustee hereunder shall be vested in the trustee or trustees named as its successor, and such successor trustee or trustees shall have the same powers, rights and duties which Trustee so superseded had under this Deed of Trust. The exercise of this right to appoint a successor trustee, no matter how often exercised, shall not be deemed an exhaustion of said right. Irrespective of whether Trustee consists of one or more entities, Beneficiary may name one or more entities as successor trustee as Beneficiary may determine. Trustee may resign after giving written notice to Beneficiary at least ten (10) days in advance. If Trustee consists of more than one person or entity, any one may act independently as Trustee without joinder of the other. Trustee may act hereunder and may sell and convey the Mortgaged Property, or any part thereof, although said Trustee has been, may now be, or is hereafter the attorney or agent of Beneficiary with respect to the Loan, or with respect to any other matter of business whatsoever. Trustee shall not be required to take any action toward the execution and enforcement of this Deed of Trust or to institute, appear in or defend any action, suit or other proceeding in connection therewith where, in the opinion of Trustee, such action will be likely to involve Trustee in expense or liability, unless requested so to do by a written instrument signed by Beneficiary and, if Trustee so requests, unless Trustee in tendered security and indemnity satisfactory to Trustee against any and all costs, expenses and liabilities arising therefrom. Trustee, by acceptance hereof, hereby covenants faithfully to perform and fulfill the trusts herein created; provided, however, that Trustee shall be liable hereunder only for gross negligence, willful misconduct or bad faith. Grantor indemnifies and forever holds harmless Trustee from any liability, obligation, cost or expense arising under this Deed of Trust. In any event, Trustee shall be indemnified and forever held harmless by Beneficiary for any action which Trustee may take pursuant to and in reliance upon the written instructions of Beneficiary.

     13. Expenses. After a Default, all reasonable expenses, costs and other liabilities, including attorneys' and paralegals' fees, which Beneficiary or Trustee may incur (i) in enforcing, defending, construing or administering this Deed of Trust (or defending its priority) or the Guaranty, (ii) for any inspection, evaluation (including environmental valuation), appraisal, survey or other service in connection with the Mortgaged Property, (iii) for any title examination or title insurance policy relating to the title to any of the Mortgaged Property, (iv) in connection with any environmental clean-up or decontamination or any other expenses, costs, fines, penalties or other liabilities incurred by Beneficiary with respect to the Mortgaged Property under or pursuant to any Environmental Laws or in an attempt to comply therewith, or
(v) in the exercise by Beneficiary of any rights or remedies granted by this Deed of Trust, shall be paid by Grantor upon demand by Beneficiary, together with interest thereon from the date of expenditure until payment in full, at the Default Interest Rate and shall constitute a part of the Indebtedness secured by this Deed of Trust.

     14. Remedies. After a Default and the expiration of any applicable grace and/or cure period, Beneficiary may, at its option, exercise any or all of its rights and remedies at law or in equity, including the following applicable rights and remedies:

     (a) Acceleration. Declare the entire unpaid portion of the Indebtedness to be immediately due and payable, without notice or demand (each of which hereby is expressly waived by Grantor), whereupon the same shall become immediately due and payable in full, and the liens and security interests granted hereby shall be subject to foreclosure as provided for herein and by law.

     (b) Entry on Mortgaged Property. Enter upon the Mortgaged Property and take possession thereof, including all books, records and accounts relating thereto.

     (c) Operation of Mortgaged Property. Enter and take possession of the Mortgaged Property and exclude Grantor its agents and servants wholly therefrom. In such event, Beneficiary and/or its agents may use, operate, manage and control the Mortgaged Property or any part thereof, and upon such entry by Beneficiary and/or its agents, for the benefit of the Mortgaged Property, from time to time may make all necessary or appropriate repairs, renewals, replacements and useful or required alterations, additions, betterments, and improvements to and upon the Mortgaged Property and pay all reasonable costs and expenses of so taking, holding and managing the same, including reasonable compensation to its agents, servants, attorneys and counsel, and payment of any Impositions which Beneficiary may elect to pay. All such amounts shall constitute additional Indebtedness due under the Guaranty and shall accrue interest at the Default Interest Rate from the date such cost is incurred until irrevocably and unconditionally paid in full and shall be secured hereby. In such case Beneficiary or its agents shall have the right to manage the Mortgaged Property and to carry on the business and exercise all rights and powers of Grantor, either in the name of Grantor, or otherwise, as Beneficiary and/or its agents shall deem advisable. Upon request by Beneficiary, Grantor shall enter into a management or similar agreement with Beneficiary, in form and substance acceptable to Beneficiary in its sole discretion, whereby Grantor agrees to operate the Mortgaged Property for and at the direction of Beneficiary until such time as Beneficiary is able to obtain in its name, or the name of a designee of Beneficiary, all permits, certificates and licenses (including liquor licenses) necessary or desirable to operate the Mortgaged Property and that Grantor shall receive no compensation whatsoever for the foregoing. In connection with any action taken by Beneficiary or its agents pursuant to this Paragraph, Beneficiary shall not be liable for any loss sustained by Grantor, or any other Person resulting from any failure to let the Mortgaged Property, or any part thereof, or from any other act or omission of Beneficiary or its agents in managing the Mortgaged Property unless such loss is caused by the willful misconduct and bad faith of Beneficiary or its agents, nor shall Beneficiary or its agents be obligated to perform or discharge any obligation, duty or liability under any Leases or occupancy agreements, contracts or other matters covering or relating to the Mortgaged Property or any part thereof by reason of this instrument or the exercise of rights or remedies hereunder. Grantor shall, and does hereby agree to, indemnify Beneficiary for, and hold Beneficiary harmless from and against, any and all liabilities, loss or damage which may or might be incurred by Beneficiary under any such Leases and occupancy agreements, contracts or under this Deed of Trust or the exercise of rights or remedies hereunder and other matters relating thereto, and from any and all claims and demands whatsoever which may be asserted against Beneficiary by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in any such Leases and occupancy agreements, contracts or other matters relating to the Mortgaged Property. Should Beneficiary incur any such liability, the amount thereof, including reasonable costs and all reasonable fees and expenses, shall be secured hereby and shall be a demand obligation hereunder and immediately due and payable, together with interest at the Default Interest Rate until paid in full. Nothing in this subparagraph (c) shall impose any duty, obligation or responsibility upon Beneficiary for the control, care, management or repair of the Mortgaged Property, or for the carrying out of any of the terms and conditions of any such contracts or Leases and occupancy agreements, or other matters relating to the Mortgaged Property; nor shall it operate to make Beneficiary responsible or liable for any waste committed on the Mortgaged Property by any tenants or occupants or by any other parties or for any dangerous or defective condition of the Mortgaged Property, or for any negligence in the management, upkeep, repair or control of the Mortgaged Property resulting in loss or injury or death to any tenant or occupant, licensee, employee or stranger. Grantor hereby assents to, ratifies and confirms any and all actions of Beneficiary with respect to the Mortgaged Property taken under this subparagraph (c).

     (d) Appointment of Receiver. After a Default and the expiration of any applicable grace or cure period, with or without actual or threatened waste to the Mortgaged Property, Beneficiary shall be entitled, upon application to a court of competent jurisdiction, without notice to Grantor (any and all such notice being waived hereby) and without regard to the adequacy of any security for the Indebtedness or the solvency of Grantor or any other party liable for payment of all or any part of the Indebtedness, to the appointment of a receiver(s) to take possession of and to operate the Mortgaged Property, and at Beneficiary's option, to collect the rents and profits, and Grantor hereby irrevocably and unconditionally consents thereto. Such receiver(s) shall have the following powers and authorities in addition to all other powers and authorities permitted by applicable law:

     (i) to take possession of the Mortgaged Property (or any portion thereof, and at Beneficiary's option, to collect the rents and profits, including accrued and past due rents and profits, and to lease the Mortgaged Property in such parcels, portions, and/or units and for such time and on such terms as said receiver(s) may see fit, and, with Beneficiary's consent or at Beneficiary's direction, to cancel any Lease or occupancy agreement or other contract or agreement of whatever nature affecting the Mortgaged Property (or any portion thereof) for any cause or on any ground which would entitle Grantor to cancel the same. The receiver shall apply any rents and profits collected hereunder as directed by Beneficiary. Beneficiary may, in its sole discretion, without obligation, permit all or any portion of the rents and profits to be utilized to pay the costs and expenses of operating the Mortgaged Property and any costs and expenses of the receiver. If Beneficiary permits the use of the rents and profits for any purpose other than the retirement of Indebtedness, such permission will not constitute an undertaking on Beneficiary's part to permit the application of rents and profits for similar purposes in the future nor shall it constitute the assumption by Beneficiary of any liabilities or obligations of Grantor. Further, unless Beneficiary, in its sole and complete discretion, elects otherwise, nothing contained herein shall be construed as constituting Beneficiary a mortgagee-in-possession. At Beneficiary's option, in its sole and absolute discretion, possession of the Mortgaged Property by a court-appointed receiver will not be considered possession of the Mortgaged Property by Beneficiary;

     (ii) to make and enter into agreement(s) with one or more real estate sales, rental, management, construction and/or consulting firm(s) (at such compensations as the receiver(s) deem to be the prevailing rate for such services), to permit such firm(s) to act as agent for the receiver(s) in: (A) the negotiation of Leases and occupancy agreements for the Mortgaged Property (or portions thereof), or individual suites or units therein and advertising therefor; (B) the detailed management and operation of the Mortgaged Property (or any portion thereof); (C) at Beneficiary's option, the collection of the rents and profits from the Mortgaged Property (or any portion thereof); (D) the supervision of the maintenance and restoration of the Mortgaged Property (or any portion thereof; and (E) the disbursement of funds coming into the hands of the receiver(s);

     (iii) insofar as the rents and profits emanating from the Mortgaged Property (or any portion thereof) permit, or any loan herein provided for allows, at Beneficiary's option, to: (A) restore the Improvements to a good and rentable condition; (B) make the Mortgaged Property fit for sale, tenancy and occupancy; (C) bring the Mortgaged Property into compliance with all applicable legal requirements; and (D) bring the Mortgaged Property into full occupancy by steps which may include entering into construction, architects' and maintenance contracts, obtaining required government permits, advertising the Mortgaged Property (or any portion thereof) for occupancy and rent and all other actions which the receiver(s) deem necessary or desirable to avoid losses occasioned by waste of the Mortgaged Property (or any portion thereof), or failure to restore and maintain the Mortgaged Property in good and rentable condition at full occupancy;

     (iv )to obtain from Grantor or the agents, servants, employees and officers of Grantor, and all other parties in interest, all Leases and occupancy
agreements,   contracts,   permits,  plans.   franchises,   insurance  policies,
maintenance contracts, employment records and all other documents, books and records necessary for, or incidental to, holding, operating and maintaining the Mortgaged Property (or any portion thereof);

     (v) to obtain a court order that directs and orders Grantor and any and all Mortgaged Property obligors (such as tenants and occupants, contractors, architects, suppliers, materialmen, services and managers of the Mortgaged Property) to honor the status of the receiver(s), as such, at Beneficiary's option, to remit to the receiver(s) any security deposits relating to the Mortgaged Property (or any portion thereof) and all of the rents and profits collected on or after the date the receiver(s) are appointed to take control of the Mortgaged Property (or any portion thereof), immediately upon notice of the appointment of said receiver(s), and to recognize, upon request, the receiver(s) as the appropriate successors in interest to Grantor; and

     (vi) to enter into loan agreement(s) with Beneficiary, at its option, to borrow such funds in excess of the rents and profits to which such receiver(s) are permitted hereunder in order to fulfill the duties imposed upon them as receiver(s), including the funds necessary to properly maintain and restore the Mortgaged Property (or any portion thereof to a good and rentable condition, to bring the Mortgaged Property to full occupancy and to bring the Mortgaged Property into compliance with applicable legal requirements. Any such funds borrowed from Beneficiary shall, upon advance, be secured by this Deed of Trust, and the lien of this Deed of Trust shall secure such advances automatically and without further act or deed; provided, however, that the existence of said lien shall in no way waive, diminish or prejudice any other rights or remedies Beneficiary may have under the applicable laws in the collection of such funds as a loan(s) to the receiver(s).

     Grantor will pay to Beneficiary, upon demand, all reasonable expenses, including reasonable receiver's fees, legal fees and expenses, accountant's fees, costs and agents' compensation, advanced by Beneficiary and incurred pursuant to the provisions contained in this subparagraph (d), and all such unpaid expenses shall, at Beneficiary's option, be: (A) a lien against the Mortgaged Property in favor of Beneficiary only (no third parties are intended beneficiaries thereof); (B) deemed to be advances hereunder, and at Beneficiary's option, added to the principal amount evidenced by the Guaranty and secured by this Deed of Trust; and/or (C) payable on demand, with interest accruing at the Default Interest Rate from and including the date each such advance is made until unconditionally and irrevocably paid in full.

     (e) Foreclosure and Sale.

     (i) Notice of Sale, Advertisement Required. Beneficiary may direct that Trustee take possession of the Mortgaged Property and proceed to foreclose and sell the Mortgaged Property, as a whole or in parcels, and all the right, title and interest of Grantor and its legal representatives, successors and assigns therein, by one or more sales at public auction, for cash or credit, upon such terms as Trustee shall deem appropriate and in accordance with applicable law, after such notice and/or advertisement as is required by applicable law, or in the absence of any advertisement prescribed by law, such public advertisement as the Trustee deems advisable. Beneficiary may become the purchaser of the Mortgaged Property so sold and no purchaser shall be required to see to the proper application of the purchase money.

     (ii) Expenses of Sale. All reasonable costs and expenses incurred by Beneficiary in connection with any foreclosure of the lien of this Deed of Trust (whether by judicial action or pursuant to the power of sale set forth herein), including reasonable attorney fees and expenses, title charges, recording costs, appraisal fees and advertisement costs, shall be and constitute additional Indebtedness secured by this Deed of Trust, shall be due and payable to Beneficiary upon demand and shall accrue interest at the Default Interest Rate from the time incurred until unconditionally and irrevocably paid in full. In any suit to foreclose the lien hereof, the foregoing costs and expenses shall be specifically allowed and included as additional Indebtedness in any decree of sale.

     (iii) Application of Proceeds of Sale. The proceeds of any sale held by the Trustee, any public officer or receiver shall be applied: (A) first, to the payment of the costs and expenses incident to such sale and foreclosure, including legal fees and expenses, other professional fees and costs, and a commission to Trustee of two percent (2%) of such proceeds; (B) second, to the payment of all taxes, charges and assessments due on the Mortgaged Property that have priority over this Deed of Trust and are unpaid at the time of such sale;
(C) third, to the payment of all sums paid out or expended by Trustee or by Beneficiary under the covenants and agreements contained in this Deed of Trust;
(D) fourth, to the payment of all additional Indebtedness under the Guaranty (whether principal, interest, prepayment premium, legal fees and expenses or other charges) not previously provided for, in such manner and order as Beneficiary shall determine in its sole and absolute discretion; and (E) finally, to such persons or entity (entities) as their lawful interests may appear of record or as required by applicable law or court order.

     (iv) Extension, Forbearance or Release. Beneficiary and Trustee (with the permission of Beneficiary) may grant any extension, forbearance or other indulgence, may release any part of the Mortgaged Property from the lien hereof and may release any person or entity from liability without affecting the personal liability of any person or entity or the Mortgaged Property for payment of the Indebtedness or the lien hereof. Neither any delay in exercising any rights and remedies provided for herein, nor any granting of any extension, forbearance or other indulgence shall constitute, or be deemed to constitute, a waiver by Beneficiary of any Default or of any of Beneficiary's rights and remedies hereunder, under the Guaranty, at law or in equity.

     (v) Commissions. Trustee shall be entitled to retain as compensation a commission of two percent (2%) of the proceeds of sale on foreclosure.

     (vi) Commissions Upon Advertisement. Immediately upon the first insertion of an advertisement of any sale of the Mortgaged Property, or any part thereof, under this Deed of Trust, there shall be and become due and owing by Grantor, in addition to all other amounts owing hereunder and under the Guaranty a commission of one percent (1%) of the total amount of the Indebtedness then-outstanding.

     (vii) Separate Sales. Any real estate or any interest or estate therein sold pursuant to this Deed of Trust, pursuant to any writ of execution issued on a judgment obtained by virtue of this Deed of Trust or the Guaranty or pursuant to any other judicial proceedings under this Deed of Trust or the Guaranty, may be sold in one parcel, as an entirety, or in such parcels, and in such manner or order as Beneficiary, in its sole discretion, may direct. Any foreclosure and sale pursuant to this Deed of Trust of a portion or portions of the Mortgaged Property shall not affect the continuance of the liens and security interests of this Deed of Trust or the Guaranty, all of which shall remain in full force and effect, unmodified, as to the portions of the Mortgaged Property not sold, to secure the full, unconditional and irrevocable payment and performance of any remaining Indebtedness and obligations, whether such remaining Indebtedness and obligations are due before or after such foreclosure.

     (viii) Information in Deeds/Affidavits Conclusive. In the event of a sale of Grantor's interest in the Mortgaged Property, or any part thereof, and the execution of a deed or deeds and/or requisite affidavits therefor under this Deed of Trust and applicable law, the recitals and statements therein of any matters or facts shall be conclusive proof of the truthfulness thereof and of the fact that such sale was regularly and validly made in accordance with all requirements of the Commonwealth of Virginia and of this Deed of Trust; and any such deed or deeds and/or affidavits, with such recitals and statements therein, shall be effective and conclusive against Grantor and all other Persons; and the receipt for the purchase money recited or contained in any deed executed to the purchaser shall be sufficient to discharge such purchaser from all obligations to see to the proper application of the purchase money according to such trusts.

     (ix) Application of Insurance Proceeds. In case of an insured loss after foreclosure proceedings have been instituted, the proceeds of any Insurance Policy, shall be used to pay the amount due in accordance with the terms of the Guaranty and, if applicable, any decree of foreclosure that may be entered in any proceedings, and the balance, if any, shall be paid as provided in this paragraph 14, or if applicable, as the court may direct. In the event of foreclosure sale, Beneficiary is hereby authorized, without the consent of Grantor, to assign any and all insurance policies to the purchaser at the sale, provided such insurance policies are assignable, or to take such other steps as Beneficiary may deem advisable to cause the interest of such purchaser to be protected by any of the Insurance Polices without credit or allowance to Grantor for prepaid premiums thereon.

     (f) Other. Exercise any other remedy specifically granted under the Guaranty or now or hereafter existing in equity, at law, by virtue of statute or otherwise including an action in equity for specific performance of any term, provision or condition of the Guaranty or to recover judgment on the Guaranty. Further, subject to court approval, Beneficiary shall be entitled to relief from any automatic stay imposed under Section 362 of the Bankruptcy Code or otherwise on or against Beneficiary's exercise of its rights and remedies hereunder. at law and in equity.

     (g) Remedies Cumulative and Concurrent; No Waiver. The rights and remedies of Beneficiary as provided in this paragraph 14 and in the Guaranty, at law or in equity, shall be cumulative and concurrent and may be pursued separately, successively or together against Grantor or against other obligors or guarantors or against the Mortgaged Property, or any one or more of them, at the sole discretion of Beneficiary, and may be exercised as often as occasion therefor shall arise, as determined by Beneficiary in its sole discretion. The exercise of any one right or remedy shall not be a waiver of the right to exercise at the same time or thereafter any other right or remedy, and no delay in exercising or failing to exercise any rights or remedies of Beneficiary or Trustee hereunder, at law or in equity, following any Default, or any event which, with the giving of notice or the passage of time or both would constitute a Default, in any one or more instances, or acceptance by Beneficiary of partial payments or partial performance, shall constitute, or be deemed to constitute, a waiver of any such Default, a waiver of the right to exercise any such rights or remedies at any time thereafter or upon the occurrence of any subsequent Default, or a release, satisfaction or discharge of the terms hereof, all such rights, remedies, terms and documents remaining continuously in force. Any waiver, release or discharge by Beneficiary of any term hereof or of any Default or any event which, with the giving of notice or the passage of time or both would constitute a Default, or any waiver of rights or remedies hereunder, at law or in equity (no obligation or agreement to waive, release or discharge any of the foregoing being implied hereby), may be effected only through a written document executed by Beneficiary and then only to the extent of any waiver, release, discharge or satisfaction specifically set forth therein. A waiver or release in connection with any one event or any particular right or remedy shall not be construed as a waiver or release of any subsequent event or as a bar to any subsequent exercise of Beneficiary's rights or remedies hereunder, or under the Guaranty, at law or in equity. Except as specifically provided herein, neither Beneficiary nor Trustee, is required to give notice of the exercise of its rights or remedies hereunder, or under the Guaranty, at law or in equity.

     (h) Strict Performance. Any delay in insisting, or failure by Beneficiary to insist, upon strict performance by Grantor of any of the terms and provisions of the Guaranty shall not be deemed to be a waiver of any of the terms or provisions of this Deed of Trust or such other documents, and Beneficiary shall have the right to insist upon strict performance by Grantor of any and all of them. Delay in or failure of Beneficiary to exercise the option for acceleration of maturity or foreclosure following any Default as aforesaid or to exercise any other rights or options granted to Beneficiary hereunder or thereunder in any one or more instances, or the acceptance by Beneficiary of partial payments or partial performance, shall not constitute a waiver of any such Default, but all such rights and options shall remain continuously in force. Acceleration of maturity, once claimed hereunder by Beneficiary, may at the option of
Beneficiary, be rescinded by written acknowledgment to that effect by Beneficiary only, but the tender and acceptance of partial payments alone, and the collection of rents and profits pursuant to the terms of the Assignment of Leases and Rents, shall not in any way affect or rescind such acceleration of maturity and shall not constitute a waiver of Grantor's obligation to pay irrevocably and unconditionally the Indebtedness in full and to fully and timely perform and discharge each and all of the obligations under the Guaranty.

     (i) No conditions Precedent to Exercise of Remedies. Neither Grantor nor any other person or entity now or hereafter obligated for payment for all or any part of the Indebtedness shall be relieved of such obligations by reason of the failure of the Beneficiary to comply with ant request of Grantor or of any other person or entity so obligated to take action to foreclose on this Deed of Trust or otherwise enforce any provisions of the Guaranty, or by reason of any agreement or stipulation between any subsequent owner of the Mortgaged Property and Beneficiary extending the time of payment or modifying the terms of the Guaranty, without first having obtained the consent of Grantor or such other person or entity.

     (j) Release of Security. Beneficiary may release, regardless of consideration, any part of the Mortgaged Property held for the Indebtedness or obligations without, as to the remainder of the Security, in any way impairing or affecting the liens of the Guaranty, or any rights and benefits contained in any such documents or their priority over any subordinate lien.

     (k) Other Security. For payment of the Indebtedness and performance of the obligations, Beneficiary shall have recourse to any other security therefor held by Beneficiary in such order and manner as Beneficiary may elect.

     (1) Waiver of Notice, Marshaling, Other Rights, Etc. Grantor hereby waives and releases: (i) all benefit that might accrue to Grantor by virtue of any present or future law exempting the Mortgaged Property, or any part of the proceeds arising from any sale thereof, from attachment, levy or sale on execution, or providing for any appraisement, valuation, stay of execution, exemption from civil process, homestead exemption, moratorium, notice of election or intention to accelerate the Indebtedness or extension of time for payment, including the stay or injunctive relief provided or permitted by Sections 105 and 362(a) of the Bankruptcy Code; (ii) unless specifically required herein or in the Guaranty, all notices of Grantor's Default or of Beneficiary's election to exercise, or Beneficiary's actual exercise, of any option or remedy under the Guaranty; (iii) any right to have the Mortgaged Property or any portion thereof securing the Indebtedness marshaled; and (iv) rights of redemption (including rights of redemption provided in the Code) and reinstatement on its own behalf, on behalf of all persons or entities claiming or having an interest (direct or indirect) by, through or under Grantor and on behalf of each and every person or entity acquiring any interest in or title to the Mortgaged Property subsequent to the date hereof it being the intent hereof that any and all such rights of reinstatement and redemption of Grantor and such other persons or entities, are and shall be deemed to be hereby waived to the full extent permitted by applicable law. Grantor hereby expressly waives all benefits or advantages of any statute, law, or regulation permitting Grantor to hinder, delay or impede the execution of any power granted or delegated to Beneficiary in this Deed of Trust or the Guaranty, but agrees to permit the execution of every such power as though such statute, law, or regulation had not been made or enacted. To the full extent permitted by law, Grantor hereby agrees that no action for the enforcement of the lien or any provision hereof shall be subject to any defense which would not be good and valid in an action at law upon the Guaranty.

     (m) Discontinuance of Proceedings. In case Beneficiary shall have proceeded to enforce any right, under the Guaranty and such proceedings shall have been discontinued or abandoned for any reason, then in every such case Grantor and Beneficiary shall be restored to their former positions and the rights, remedies and powers of Beneficiary shall continue as if no such proceedings had been taken.

     (n) Payment of Indebtedness After Default. Upon any Default by Grantor and following the acceleration of maturity as herein provided, a tender of payment of the amount necessary to satisfy the entire Indebtedness, made at any time prior to foreclosure said (including sale under power of sale) by Grantor, its successors or assigns or by anyone on behalf of Grantor, shall constitute an evasion of the prepayment terms of the Guaranty and be deemed to be a voluntary prepayment thereunder, and any such payment shall therefore include the premium, if any, required under the prepayment privilege contained in the Guaranty.

     (o) Grantor's Assent and General Waiver. Upon the occurrence of any Default and the expiration of all applicable grace and cure periods, Grantor agrees that Trustee shall have the power to sell and, in the event of default by any purchaser at the foreclosure sale, to resell the Mortgaged Property. Grantor hereby waives and releases any requirement or obligation that Beneficiary or Trustee present evidence or otherwise proceed before any court or clerk of any other judicial or quasi-judicial body as a condition or otherwise incident to the exercise of the powers of sale contained in this Deed of Trust. If Beneficiary or Trustee elects to proceed before any court or clerk of any other judicial or quasi-judicial body with respect to any foreclosure sale, Grantor hereby unconditionally and irrevocably consents to the entry of a decree of sale.

     15. No Exclusive Remedy. Each and every right, power and remedy herein conferred upon or reserved to Beneficiary is cumulative and is not intended to be exclusive of any other remedy or remedies, and shall be in addition to every other right, power and remedy given hereunder or now or hereafter existing at law or in equity or by statute. No delay or omission of Beneficiary in the exercise of any right, power or remedy or any other right, power or remedy then or thereafter existing, shall constitute or shall be construed to be a waiver of any Default or any acquiescence therein; and every right, power and remedy given by this Deed of Trust to Beneficiary may be exercised from time to time as often as and in such order as may be deemed expedient by Beneficiary.

     16. Assignment of Leases and Rents.

     (a) To secure payment and performance by Grantor of the Indebtedness, Grantor hereby grants, transfers and assigns to Beneficiary all of Grantor's rights, title and interests in, to and under all leases and tenancies now existing or hereafter entered into by and between Grantor and each and any lessee or tenant of the Mortgaged Property or any part thereof as said Leases may have been, or may from time to time be hereafter modified, extended or renewed (the "Leases"), and all rents, including (without limitation) all rentals reserved in any of the Leases now or hereafter due and any amendments, modifications, extensions and renewals thereof ("Rents"). Grantor will, on request of Beneficiary, execute further assignments of its rights, interests and privileges and any future leases affecting any part of the Premises.

     After a Default and the expiration of all applicable grace and cure periods, Grantor shall have the right to collect and receive, upon but not prior to accrual, all Rents under and from the Leases and with respect to the Mortgaged Property. Upon or at any time after the occurrence of a Default, Beneficiary at its option and without notice or demand, may enter upon, take possession of and operate the Mortgaged Property, as lessor, enforce, modify, and accept the surrender of any or all of the Leases, obtain and evict any of the lessees or sublessees under any of the Leases, fix or modify rentals under the Leases, and do any acts which Beneficiary deems proper to protect the security hereof, and, in its own name, sue for or otherwise collect and receive all Rents and security and other tenant deposits due to Grantor under or pursuant to the Leases, including those past due and unpaid. Such rights may be exercised by Beneficiary without regard to other security, if any, for payment of the Indebtedness and without releasing Grantor from any obligation. Grantor hereby irrevocably appoints and constitutes Beneficiary as its true and lawful attorney-in-fact with full power of substitution for and on behalf of Grantor to request, demand, enforce payment of, collect and receive the rentals payable under the Leases, to change, modify, release, waive, terminate, alter, or amend the Leases or any of the terms or provisions thereof, including the rentals thereunder, to endorse any checks, drafts or orders evidencing payment of rentals under the Leases, and to do and perform any acts which Grantor might do for and on Grantor's own behalf.

     All Rents collected by Beneficiary or a receiver pursuant to this paragraph 16 shall be applied in such amounts and in such order as Beneficiary shall determine in its sole discretion to the payment of the outstanding Indebtedness secured hereby or, at the option of Beneficiary and without obligation to do so, against the reasonable costs of taking control of, and managing and operating, the Mortgaged Property and collecting the Rents, including, but not limited to, reasonable attorneys' and paralegals' fees, receiver's fees, premiums on receiver's bonds, costs of repairs to the Mortgaged Property, premiums on insurance policies, taxes, assessments and other charges on the Mortgaged Property, and the costs of discharging any obligation or liability of Grantor as lessor or landlord of the Mortgaged Property ("Operating Expenses"). Any and all Rents applied against Operating Expenses shall not reduce or be deemed to reduce the amount of outstanding Indebtedness secured hereby. Beneficiary shall have access to the books and records used in the operation and maintenance of the Mortgaged Property and shall be liable to account only for those Rents actually received. Beneficiary shall not be liable to anyone claiming under or through Grantor or anyone having an interest in the Mortgaged Property by reason of anything done or left undone by Beneficiary under the assignment made by this paragraph 16.

     If the Rents are not sufficient to meet the Operating Expenses, any funds expended by Beneficiary for such purposes shall become Indebtedness of Grantor to Beneficiary secured by this Deed of Trust, and such amounts shall be payable upon notice from Beneficiary to Grantor requesting payment thereof and shall bear interest from the date of disbursement until repaid at the Default Interest Rate.

     The entering upon and taking and maintaining of control of the Mortgaged Property by Beneficiary or a receiver and the application of Rents as provided herein shall not cure or waive any Default.

     (b) Grantor hereby covenants and warrants to Beneficiary that (i) Grantor is and will remain the lawful owner of the Leases and has not made any prior assignment of Grantor's right, title and interest in, to and under any of the Leases or the Rents; (ii) Grantor has not and will not accept any advance rental payments under the Leases other than one month's advance and security deposits;
(iii) Grantor has not granted and will not grant any oral modification or amendment of any of the existing Leases; and (iv) Grantor has not done and will not do anything which impairs the validity or security of this assignment.

     (c) The assignment made by this paragraph 16 shall not operate to release or relieve Grantor, as lessor under the Leases, from the full performance of all of Grantors obligations and covenants under the Leases. Grantor shall: faithfully abide by, perform and discharge each and every material obligation, covenant and agreement to be performed by Grantor under the Leases; give prompt notice to Beneficiary of any notice of claim of default on the part of Grantor given or made by any tenant under any of the Leases; and, at the sole cost and expense of Grantor, use all reasonable efforts to enforce or secure the performance of each and every material obligation, covenant, condition and agreement to be performed by the tenants under the Leases. Without the prior written consent of Beneficiary, Grantor shall not further encumber its rights, title and interest in and to the Leases or the Rents. Grantor shall not anticipate rentals under the Leases more than one month in advance or, except in the ordinary course of Grantor's business, waive, excuse, condone or in any manner release or discharge any lessee thereunder of or from the material obligations, covenants, conditions and agreements to be performed by such lessees, including the obligation to pay rentals in the manner and at the place and time specified therein. Grantor further covenants and agrees that (i) upon request, Grantor shall furnish Beneficiary with executed copies of all Leases,
(ii) all renewals of Leases and all proposed Leases shall provide for rentals comparable to existing local market rates and shall be for a stated term of not more than one (1) year, (iii) all proposed Lease forms shall be subject to the prior written approval of Beneficiary, and (iv) all Leases shall provide that they are subordinate to this Deed of Trust and that the lessee agrees to attorney to Beneficiary.

     (d) Grantor shall, at Grantor's sole cost and expense, appear in and defend any action or proceeding arising under, growing out of or in any manner connected with the Leases or the obligations, duties or liabilities of Grantor or the lessees or sublessees under the Leases, and shall pay all reasonable costs and expenses, with interest thereon at the Default Interest Rate, including reasonable attorneys' and paralegals' fees incurred by Beneficiary in any such action or proceeding in which Beneficiary may appear, all such expenses being Indebtedness secured by this Deed of Trust.

     (e) After a Default and the expiration of all applicable grace and cure periods, Beneficiary, at its option but without the assumption of any of Grantor's obligations as lessor and without notice to or demand on Grantor, and without releasing Grantor from any obligation under the Leases or this Deed of Trust, may perform any obligation of Grantor under any of the Leases. In the exercise of such power, Beneficiary shall be entitled to reimbursement by Grantor for all of Beneficiary's reasonable costs and expenses, including reasonable attorneys' and paralegals' fees, and the same shall be payable upon demand, with interest thereon from the date paid or incurred at the Default Interest Rate, and shall be Indebtedness secured by this Deed of Trust.

     (f) Beneficiary shall not be obligated to perform or discharge, nor does it hereby undertake to perform or discharge any obligation, duty or liability of Grantor under the Leases or otherwise. Beneficiary shall not be liable for any loss sustained by the Grantor resulting from Beneficiary's failure to let the Mortgaged Property after Default or from any other act or omission of the Beneficiary in managing the Mortgaged Property after Default, unless such loss is caused by the willful misconduct and bad faith of Beneficiary. Grantor agrees to indemnify Beneficiary against and hold it harmless from any and all liability, loss or damage which it may or might incur under the Leases or under or by reason of this assignment and of and from any and all claims and demands whatsoever which may be asserted against Beneficiary by reason of any alleged obligation or undertaking on its part to perform or discharge any of the terms, covenants or agreements contained in the Leases. In the event Beneficiary incurs any such liability, loss or damage, the amount thereof, including reasonable costs, expenses and attorneys' and paralegals' fees, together with interest at the Default Interest Rate, shall be payable by Grantor upon demand and is Indebtedness secured by this Deed of Trust. This assignment shall not operate to place responsibility for the control, care, management or repair of the Mortgaged Property or any improvements thereon upon Beneficiary, nor shall it operate to make the Beneficiary responsible or liable for any waste committed on the Mortgaged Property or for any dangerous or defective condition of the property.

     (g) Grantor hereby authorizes and directs each and every tenant and occupant of the Mortgaged Property, or any part thereof, upon receipt from Beneficiary of written notice to the effect that a Default exists under this Deed of Trust, to pay over to Beneficiary all Rents arising or accruing from the Mortgaged Property, and to continue to do so until otherwise notified by the Beneficiary. Grantor agrees to facilitate in all reasonable ways Beneficiary's collection of such rents, and upon request will execute a written notice to each tenant and occupant directing payment to the Beneficiary. Upon the payment in full of all of the Indebtedness secured hereby, the assignment made in this paragraph 16 shall terminate.

     17. Provisions Severable. In the event any one or more of the provisions contained in this Deed of Trust or the Guaranty shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall, at the option of the Beneficiary, not affect any other provision of this Deed of Trust, but this Deed of Trust shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein. The invalidity of any provision of this Deed of Trust in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

     18. Further Assurances and Fees. Grantor will, at the cost of Grantor and without expense to Beneficiary, do, execute, acknowledge and deliver all and every such further act, deed, conveyances, mortgage, security agreement, assignment, notice of assignment, transfer and assurance as Beneficiary shall from time to time reasonably require, for the better assuring, conveying, assigning, transferring, securing and confirming unto Beneficiary the property and rights hereby conveyed or assigned or intended now or hereafter so to be, or which Grantor may be or may hereafter become bound to convey or assign to Beneficiary, or for carrying out the intention or facilitating the performance of the terms of this Deed of Trust, or for filing, registering or recording this Deed of Trust. Grantor will pay for filing, registration or recording fees, and all expenses incident to the execution and acknowledgment of this Deed of Trust, any security instrument supplemental hereto, any financing statement and continuation statement and any instrument of further assurance, and all federal, state, county and municipal stamp taxes and other taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Deed of Trust, any security instrument supplemental hereto, or any instrument of further assurance. Such amounts shall be payable five (5) business days after notice and demand by Beneficiary and shall bear interest from the date of expenditure until payment in full at the Default Interest Rate.

     19. Defense of Claims--Subrogation. Grantor promptly shall notify Beneficiary in writing of the commencement, or threat of institution, of any legal proceedings affecting or which may affect Beneficiary's interest in the Mortgaged Property, or any part thereof, and shall take such action, employing attorneys reasonably satisfactory to Beneficiary, as may be necessary fully to preserve, protect and defend Grantor's and Beneficiary's rights affected thereby. Beneficiary may take such independent action in connection therewith as Beneficiary in its discretion may deem proper. Grantor will indemnify and save Beneficiary harmless from any loss, damage, expense, and reasonable attorneys' and paralegals' fees which may be incurred by Beneficiary by reason of any suit or proceeding to which Beneficiary is made a party on account of this Deed of Trust, and any loss, damage, expense and attorneys' and paralegals' fees so incurred by Beneficiary shall be a part of the Indebtedness secured by this Deed of Trust and shall be due and payable by Grantor five (5) business days after notice and demand by Beneficiary with interest thereon at the Default Interest Rate. In the event Beneficiary pays, discharges or satisfies, in whole or in part, any prior lien or encumbrance upon the Mortgaged Property, or any part thereof, from the proceeds of this Deed of Trust, Beneficiary shall be subrogated to the rights of the holder of such lien as fully as if such lien had been assigned to Beneficiary.

     20. No Marshaling. Grantor, on its own behalf and on behalf of its successors and assigns hereby expressly waives all rights, if any, to require a marshaling of assets by Beneficiary or to require that Beneficiary first resort to some or any portion of the collateral before foreclosing upon selling or otherwise realizing on any other portion thereof

     21. Reinstatement of Obligations and Security. To the extent that Grantor makes a payment to Beneficiary or Beneficiary receives any payment(s) or proceeds of the collateral for Grantor's benefit, which payment(s) or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable doctrine, then, to the extent of such payment(s) or proceeds received, Grantor's obligations or part thereof intended to be satisfied thereby shall be reinstated and continue in full force and effect, and all collateral security therefor shall remain in full force and effect (or be reinstated), as if such payment(s) or proceeds had not been received by Beneficiary, and an appropriate adjustment to the Grantor's loan balance may be recorded, until payment shall have been made to Beneficiary, which payment shall be due without demand or notice of any kind.

     22. Stamp or Tax. Should any stamp tax, intangible tax, or other tax (excluding income, franchise, gross receipts or similar taxes with respect to Beneficiary), now or hereafter become payable with respect to this Deed of Trust or the Guaranty or their execution or delivery, Grantor will pay the tax before its due date and hold Beneficiary harmless from the cost of the tax.

     23. Assignment. Beneficiary may assign to any person or entity all or any part of, or any interest in, Beneficiary's rights and benefits under this Deed of Trust and the Guaranty and to the extent of the assignment, the assignee shall have the same rights and benefits against Grantor as it would have had if it were Beneficiary under this Deed of Trust. Beneficiary shall have the right to participate and syndicate the Loan with other lending institutions. The rights of Grantor under this Deed of Trust and the Guaranty are not assignable.

     24. Conflicts and Inconsistencies. In the event of any conflicts or inconsistencies between the terms of the Guaranty and this Deed of Trust, the terms of the Guaranty shall govern and control.

     25. Applicable Law. This Deed of Trust encumbers property located in the Commonwealth of Virginia, and shall be governed by the laws of the Commonwealth of Virginia.

     26. Successors. The grants, covenants, terms, Provisions and conditions Of this Deed of Trust shall (i) run with the land, (ii) apply and extend to, be binding upon and inure to the benefit of Grantor, Grantor's successors and assigns and all persons claiming under or through Grantor, and the word "Grantor", when used herein, shall include all such persons, and (iii) shall apply and extend to, be binding upon and inure to the benefit of Beneficiary and its successors and assigns. The word "Beneficiary" when used herein shall include the successors and assigns of Beneficiary.

     27. Waiver of Claims. To the extent permitted by applicable law, Grantor hereby waives the right to bring any claim or counterclaim against Beneficiary for an amount in excess of the outstanding principal balance of the Guaranty and all accrued and unpaid interest thereon (but specifically reserves the right to raise any defenses, affirmative defenses and compulsory counterclaims) in any suit or action in any court of law or equity in which Grantor and Beneficiary are parties arising out of or in any way related to this Deed of Trust or the Guaranty or in any way connected with, related to or incidental to any dealings of Grantor and Beneficiary with respect to this Deed of Trust or the Guaranty or the transactions contemplated thereby, whether now existing or hereafter arising and whether sounding in contract, tort or otherwise.

     28. All notices pursuant to this Deed of Trust shall be in writing and shall be deemed to have been sufficiently given or served for all purposes when presented personally or five (5) days after being sent by registered or certified United States mail addressed as follows:

To Grantor:

                  Pioneer Consulting of Virginia, Inc.
                  405 Kimball Avenue
                  Salem, Virginia 24153
To Beneficiary:

                  HCFP Funding II, Inc.
                  2 Wisconsin Circle, Fourth Floor
                  Chevy Chase, Maryland 20815
                  Attention: Ethan D. Leder, President

To Trustee:

                  c/o HealthCare Financial Partners, Inc.
                  Two Wisconsin Circle
                  Fourth Floor
                  Chevy Chase, Maryland 20815
with a copy (which does not constitute notice) to:

                  Samuel M. Spiritos, Esquire
                  Shulman, Rogers, Gandal, Pordy & Ecker, P.A.
                  11921 Rockville Pike
                  3rd Floor
                  Rockville, Maryland 20852

or at such other place or address as either party may, by similarly given notice, designate as a place or address for service of notice.

     29. Right of Entry. Beneficiary and its agents shall have the right to enter and inspect the Property during normal business hours upon reasonable notice.

     30. Actions and Proceedings. After the occurrence and during the continuance of and Default, Beneficiary has the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of Grantor, which Beneficiary, in its discretion, decides should be brought to protect its interest in the Mortgaged Property. Beneficiary shall, at its option, be subrogated to the lien of any other security instrument discharged in whole or in part by the Indebtedness, any such subrogation rights shall constitute additional security for the payment of the Indebtedness.

     31. Waiver of Setoff and Counterclaim. All amounts due under this Deed of Trust, the Guaranty shall be payable without setoff, counterclaim or any deduction whatsoever. Grantor hereby waives the right to assert a counterclaim (other than a mandatory or compulsory counterclaims) in any action or proceeding brought against it by Beneficiary, or arising out of or in any way connected with this Deed of Trust and the Guaranty or the Indebtedness.

     32. Recovery of Sums Required To Be Paid. Beneficiary shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Indebtedness as they become due, without regard to whether or not the balance of the Indebtedness shall be due, and without prejudice to the right of Beneficiary thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Grantor existing at the time such earlier action was commenced.

     33. Indemnification.

     (a) In addition to any other indemnifications provided herein, in the Environmental Indemnity Agreement or in the Guaranty, Grantor shall protect, defend, indemnify and save harmless the Indemnified Parties (defined herein) from and against all liabilities, obligations, claims, demands, damages, penalties, causes of action, losses, fines, reasonable costs and expenses (including, without limitation. reasonable attorneys' fees and expenses), imposed upon or incurred by or asserted against Beneficiary by reason of (i) ownership of this Deed of Trust, the Mortgaged Property or any interest therein or receipt of any profits; (ii) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Mortgaged Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas streets or ways; (iii) any use, nonuse or condition in, on or about the Mortgaged Property or any part thereof or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways;
(iv) any failure on the part of Grantor to perform or comply with any of the terms of this Deed of Trust; (v) performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged
Property or any part thereof, (vi) the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release, or threatened release of any Hazardous Substance on, from, or affecting the Mortgaged Property or any other property; (vii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Substance;
(viii) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Substance; (ix) any violation of the Environmental Laws, which are based upon or in any way related to such Hazardous Substance including, without limitation, the costs and expenses of any remedial action, reasonable out-of-pocket attorneys' and consultants' fees, investigation and laboratory fees, court costs, and litigation expenses; (x) any failure of the Mortgaged Property to comply with any regulations and laws providing for access for handicapped or disabled persons; (xi) any representation or warranty made in the Guaranty or this Deed of Trust being false or misleading in any respect as of the date such representation or warranty was made; (xii) any claim by brokers, finders or similar persons claiming to be entitled to a commission in connection with any lease or other transaction involving the Mortgaged Property or any part thereof under any legal requirement or any liability asserted against Beneficiary with respect thereto; (xiii) the claims of any lessee of all or any portion of the Mortgaged Property or any person acting through or under any lessee or otherwise arising under or as a consequence of any lease; and (xiv) claims of any persons arising under or as a consequence of any of the operating agreements for the Mortgaged Property. Any amounts payable to Beneficiary by reason of the application of this Section 33 shall be immediately due and payable, shall be secured by this Deed of Trust and shall bear interest at the Default Rate from the date loss or damage is sustained by Beneficiary until paid. Notwithstanding the foregoing, Grantor shall not be liable for any losses incurred by Beneficiary arising solely as a direct result of Beneficiary's gross negligence or willful misconduct. The obligations and liabilities of Grantor under this paragraph shall survive any termination, satisfaction or assignment of this Deed of Trust or the entry of a judgment of foreclosure, sale of the Mortgaged Property by nonjudicial foreclosure sale, or delivery of a conveyance in lieu of foreclosure.

     (b) "Indemnified Parties" means Beneficiary and any person or entity who is or will have been involved in the origination of this loan, any person or entity who is or will have been involved in the servicing of this loan, any person or entity in whose name the encumbrance created by this Deed of Trust is or will have been recorded, persons and entities who may hold or acquire or will have held a full or partial interest in this loan (including, but not limited to, investors or prospective investors in the securities, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in this loan for the benefit of third parties) as well as the respective directors, officers, shareholders, members, partners, employees, agents, attorneys, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, but not limited to, any other person or entity who holds or acquires or will have held a participation or other full or partial interest in this loan or the Mortgaged Property, whether during the term of this loan or as a part of or following a foreclosure of this loan and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Beneficiary's assets and business).

     34. Authority. Grantor represents and warrants that (a) it has full power, authority and right to execute, deliver and perform its obligations pursuant to this Deed of Trust, give, grant, bargain, sell, alien, enfeoff, convey, confirm, warrant, pledge, hypothecate and assign the Mortgaged Property pursuant to the terms hereof and to keep and observe all of the terms of this Deed of Trust on Grantor's part of be performed; and (b) Grantor is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended, and the related Treasury Department regulations, including temporary regulations. Beneficiary represents and Warrants that it has full power, authority and right to execute, deliver and perform its obligations pursuant to this Deed of Trust.

     35. Waiver of Notice. To the extent permitted by applicable law, Grantor shall not be entitled to any notices of any nature whatsoever from Beneficiary except with respect to matters for which this Deed of Trust specifically and expressly provides for the giving of notice by Beneficiary to Grantor and except with respect to matters for which Beneficiary is required by applicable law to give notice, and Grantor hereby expressly waives the right to receive any notice from Beneficiary with respect to any matter for which this Deed of Trust does not specifically and expressly provide for the giving of notice by Beneficiary to Grantor, including, without limitation, notice of default, notice of intention to accelerate sums under the Guaranty, and notice of acceleration of sums under the Guaranty. All notices required hereunder must be in writing, delivered by certified mail (return receipt requested), personal delivery or overnight delivery.

     36. Remedies of Grantor. In the event that a claim or adjudication is made that Beneficiary has acted unreasonably or has unreasonably delayed acting in any case where by law or under the Guaranty or this Deed of Trust, it has an obligation to act reasonably or promptly, Beneficiary shall not be liable for any monetary damages, and Grantor's remedies shall be limited to injunctive relief or declaratory judgment.

     37. Sole Discretion of Beneficiary. Wherever pursuant to this Deed of Trust, Beneficiary exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Beneficiary, the decision of Beneficiary to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole discretion of Beneficiary and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

     38. Non-Waiver. The failure of Beneficiary to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Deed of Trust. Grantor shall not be relieved of Grantor's obligations hereunder by reason of (a) the failure of Beneficiary to comply with any request of Grantor to take any action to foreclose this Deed of Trust or otherwise to enforce any of the provisions hereof or of the Guaranty; (b) the release, regardless of consideration, of the whole or any part of the Mortgaged Property, or of any person liable for the Debt or any portion thereof, or (c) any agreement or stipulation by Beneficiary extending the time of payment or otherwise modifying or supplementing the terms of the Guaranty or this Deed of Trust. Beneficiary may resort for the payment of the Debt to any other security held by Beneficiary in such order and manner as Beneficiary, in its discretion, may elect. Beneficiary may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Beneficiary thereafter to foreclosure this Deed of Trust. The rights and remedies of Beneficiary under this Deed of Trust shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Beneficiary shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Beneficiary shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

     39. No Oral Change. This Deed of Trust, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Grantor or Beneficiary, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

     40. Liability. If Grantor consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several. Subject to the provisions hereof requiring Beneficiary's consent to any transfer of the Mortgaged Property, this Deed of Trust shall be binding upon and inure to the benefit of Grantor and Beneficiary and their respective successors and assigns forever.

     41. Inapplicable Provisions. If any term, covenant or condition of this Deed of Trust is held to be invalid, illegal or unenforceable in any respect, this Deed of Trust shall be construed without such provisions.

     42. Paragraph Headings. The headings and captions of the various paragraphs or subparagraphs of this Deed of Trust are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof

     43. Counterparts. This Deed of Trust may be executed in any number of duplicate originals and each such duplicate original shall be deemed to be an original. This Deed of Trust may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Deed of Trust.

     44. Certain Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Deed of Trust may be used interchangeably in singular or plural form and the word "Grantor" shall mean "each Grantor or any part thereof or any interest therein", the word "Beneficiary" shall mean "Beneficiary, its successors and assigns, and any subsequent holder of the Guaranty", the word "Indebtedness" shall mean "the Guaranty and any other evidence of indebtedness secured by this Deed of Trust", the word "Person" shall include an individual, corporation, partnership, trust, unincorporated association, government, governmental authority and any other entity, and the words "Mortgaged Property" shall include any portion of the Mortgaged Property and any interest therein and the words "attorneys' fees" shall include any and all attorneys' fees, paralegal and law clerk fees including, without limitation, fees at the pretrial, trial and appellate levels incurred or paid by Beneficiary in protecting its interest in the Mortgaged Property and collateral and enforcing its rights hereunder. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

     45. Homestead. Grantor hereby waives and renounces all homestead and exemption rights provided by the constitution and the laws of the United States and of any state, in and to the Mortgaged Property as against the collection of the Debt, or any part thereof.

     46. Assignments. Beneficiary shall have the right to assign or transfer its rights under this Deed of Trust without limitation. Any assignee or transferee shall be entitled to all the benefits afforded Beneficiary under this Deed of Trust. Grantor shall not, without the prior written consent of Beneficiary, which consent may be withheld in Beneficiary's sole discretion, assign or transfer its rights under this Deed of Trust or the Guaranty.

     47. Submission To Jurisdiction. GRANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY VIRGINIA STATE OR FEDERAL COURT SITTING IN THE COUNTY IN WHICH THE PROPERTY IS LOCATED OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE SECURED LOAN, THE GUARANTY OR THIS DEED OF TRUST AND HEREBY AGREES NOT TO ASSERT THAT IT IS NOT SUBJECT TO THE JURISDICTION OF THE FOREGOING COURTS. BENEFICIARY MAY, AT ITS SOLE DISCRETION, ELECT THE UNITED STATES DISTRICT COURT FOR THE DISTRICT IN WHICH THE PROPERTY IS LOCATED OR ANY COURT OF COMPETENT JURISDICTION OF THE STATE IN WHICH THE PROPERTY IS LOCATED AS THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING. GRANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO SUCH VENUE AS BEING AN INCONVENIENT FORUM OR IMPROPER VENUE.

     48. Service of Process. Grantor hereby consents to process being served in any suit, action, or proceeding instituted in connection with the Guaranty and this Deed of Trust by mailing of a copy thereof by certified mail, postage prepaid, return receipt requested, to Grantor. Grantor irrevocably agrees that such service shall be deemed to be service of process upon Grantor in any such suit, action, or proceeding. Nothing in this Deed of Trust shall affect the right of Beneficiary to serve process in any manner otherwise permitted by law and nothing in this Deed of Trust will limit the right of Beneficiary otherwise to bring proceedings against Grantor in the courts of any jurisdiction or jurisdictions. Initiating such proceeding or taking such action in any other jurisdiction or state shall not, however, constitute a waiver of the agreement contained herein that the laws of the Commonwealth of Virginia shall govern the rights and obligations of the parties hereunder.

     49. Waiver of Jury Trial. GRANTOR HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE GUARANTY OR THIS DEED OF TRUST, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY WHILE REPRESENTED BY COUNSEL BY GRANTOR, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. BENEFICIARY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY GRANTOR.

     50. Time of Essence. Time is of the essence of this Deed of Trust and of each and every term, covenant and condition herein.

     51. Survival. All covenants, representations and warranties made herein shall survive the making of the Loan and the delivery of the Guaranty. Except as hereinafter specifically set forth below, the representations and warranties, covenants, and other obligations arising under paragraphs 6(h) and 33 of this Deed of Trust shall in no way be impaired by any satisfaction or other termination of this Deed of Trust, any assignment or other transfer of all or any portion of this Deed of Trust or Beneficiary's interest in the Mortgaged Property (but, in such case, shall benefit both Beneficiary and any assignee or transferee), any exercise of Beneficiary's rights and remedies pursuant hereto including, but not limited to foreclosure or acceptance of a deed in lieu of foreclosure, any exercise of any rights and remedies pursuant to the Guaranty, any transfer of all or any portion of the Mortgaged Property (whether by Grantor or by Beneficiary following foreclosure or acceptance of a deed in lieu of foreclosure or at any other time), any amendment to this Deed of Trust or the Guaranty and any act or omission that might otherwise be construed as a release or discharge of Grantor from the obligations pursuant hereto.

     52. No Third-Party Beneficiary Rights Created. The parties hereto expressly declare that it is their joint and mutual intention that this Deed of Trust and the transactions contemplated hereby shall not be construed as creating a third party beneficiary contract, and neither this Deed of Trust nor the Guaranty shall be construed as giving or conferring any rights or benefits whatsoever to or upon any other persons or entities other than Grantor and Beneficiary.

     53. Discharge. If all indebtedness secured hereby is promptly paid when due and all other provisions hereof are faithfully performed, the conveyance of the Mortgaged Property shall be null and void, and Beneficiary, at Grantor's expense, shall promptly execute appropriate documents releasing this Deed of Trust.

     54. Maintaining Priority of Deed of Trust. Grantor shall, at its expense, cause the recordation of this Deed of Trust and of any other instrument evidencing or securing the Guaranty wherever such recording would or might be required in order to protect the second lien and priority of this Deed of Trust or such instrument against the claims of third parties. Grantor hereby covenants and agrees at all times, at its sole expense, take such other action and execute and record such other instruments as may be necessary or desirable to preserve and protect the second lien and priority of this Deed of Trust and all other instruments evidencing or securing the Guaranty.

     55. Usury. This Deed of Trust and the Guaranty are subject to the express condition that at no time shall Grantor be obligated or required to pay interest on the Indebtedness or loan charges at a rate which could subject the holder of the Guaranty to either civil or criminal liability as a result of being in excess of the maximum interest rate which Grantor is permitted by applicable law to contract or agree to pay. If by the terms of this Deed of Trust or the Guaranty, Grantor is at any time required or obligated to pay interest on the Indebtedness or loan charges at a rate in excess of such maximum rate, the rate of interest or loan charges under this Deed of Trust and the Guaranty shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments or loan charges in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of the Guaranty. All sums paid or agreed to be paid to Beneficiary for the use, forbearance, or detention of the Indebtedness or for loan charges shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Guaranty until payment in full so that the rate or amount of interest on account of the Indebtedness does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Indebtedness for so long as the Indebtedness is outstanding.

     56. Costs.

     (a) Grantor acknowledges and confirms that Beneficiary shall impose certain administrative processing and/or commitment fees in connection with (i) the extension, renewal, modification, amendment and termination of its loans, (ii) the release or substitution of collateral therefor, (iii) obtaining certain consents, waivers and approvals with respect to the Mortgaged Property, or (iv) the review of any Lease, or proposed Lease or the preparation or review of any subordination, non-disturbance agreement. Grantor further acknowledges and confirms that it shall be responsible for the payment of all reasonable costs of reappraisal of the Mortgaged Property or any part thereof, whether required by law, regulation, Beneficiary or any governmental or quasi-governmental authority. Grantor hereby acknowledges and agrees to pay, immediately, with or without demand, all such reasonable fees (as the same may be increased or decreased from time to time), and any additional fees of a similar type or nature which may be imposed by Beneficiary from time to time, upon the occurrence of any such event or otherwise. Wherever it is provided for herein that Grantor pay any costs and expenses, such costs and expenses shall include, but not be limited to, all reasonable legal fees and disbursements of Beneficiary, whether of retained firms, the reimbursement for the expenses of in-house staff or otherwise.

     (b) (i) Grantor shall pay all reasonable legal fees incurred by Beneficiary in connection with (A) the preparation of the Guaranty and this Deed of Trust; and (B) the items set forth in paragraph 56(a) above, and (ii) Grantor shall pay to Beneficiary on demand any and all its interest in the Mortgaged Property or personal property or in collecting any amount payable hereunder or in enforcing its rights hereunder with respect to the Mortgaged Property or personal property, whether or not any legal proceeding is commenced hereunder or thereunder and whether or not any Default shall have occurred and is continuing, together with interest thereon at the Default Rate from the date paid or incurred by Beneficiary until such expenses are paid by Grantor.

     57. Statutory Provisions. This Deed of Trust is made under and pursuant to the provisions of the Code of Virginia, Sections 26-49, 55-58.2, 55-59, 55-59.1 through 55-59.4 and 55-60, as amended, and shall be construed to impose and confer upon the parties hereto and Beneficiary all the rights, duties, and obligations prescribed by said Sections 26-49, 55-58.1, 5558.2, 55-59, 55-59.1 through 55-59.4 and 55-60, as amended, except as herein otherwise restricted, expanded or changed, including without limitation the following rights, duties and obligations described in short form:

     a. All exemptions are hereby waived.

     b. Subject to (c) all on default.

     c. Renewal, extension, or reinstatement permitted.

     d. Substitution of trustees collectively or of any of them individually by the beneficiary is permitted for any reason whatsoever, and any number of times without exhaustion of the right to do so.

     e. Advertisement required, once a week for two successive weeks in any newspaper of general circulation in the County or City in which the Property is situate.

     f. Any trustee may act.

     g. The trustee may require a deposit in the amount of two percent (2%) of the unpaid principal indebtedness then secured hereby or Twenty Thousand Dollars ($20,000.00), whichever is greater, to accompany each bid at foreclosure sale or sale in lieu thereof.

     58. Any and all covenants in this Deed of Trust from time to time may by instrument in writing signed by Beneficiary be waived to such extent and in such manner as Beneficiary may desire, but no such waiver shall affect or impair Beneficiary rights hereunder, except to the extent specifically stated in such written instrument. No waiver by Beneficiary of any Default shall constitute a waiver of, or consent to, any subsequent Default. All changes to or modifications of this Deed of Trust must be in writing signed by Beneficiary and Grantor. Nothing herein contained shall be construed as constituting Beneficiary a mortgagee in possession of the Mortgage Property in the absence of a taking of actual possession of the Mortgage Property by Beneficiary.








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

IN WITNESS WHEREOF, Grantor has duly executed and delivered this Deed of Trust as of the day and year first above written.

ATTEST:                             PIONEER CONSULTING OF VIRGINIA, INC. a
                                    Virginia corporation

                                    By:
                                    __________________________________________
                                    Name:
                                    Title:








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


                              NOTARY ACKNOWLEDGMENT


STATE OF  ______________________________)

COUNTY OF  _____________________________)

Before me, a Notary Public in and for said County and State, on this day personally ______________ appeared known to me (or proved to me on the oath of _________________________) to be the person whose name is subscribed to the foregoing instrument, and known to me to be the managing member of PIONEER CONSULTING OF VIRGINIA, INC., a Virginia corporation, and acknowledged to me that he executed said instrument for the purposes and consideration therein expressed, as the act of said limited liability company.

        Given under my hand and seal this  ________ day of March, 1998.



                                    __________________________________________
                                    Notary Public
My Commission Expires:  ______________________








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

                       SECOND DEED -OF TRUST SCHEDULES

Schedule 3(b)                -      Liens, Encumbrances and Exceptions
                                    See Title Insurance Policy

Schedule 3(I)                -      Governmental Authorizations and Permits
                                    None to be listed








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

Exhibit 99.1

                        CAUTIONARY STATEMENT FOR PURPOSES
                     OF THE "SAFE HARBOR" PROVISIONS OF THE
                      PRIVATE LITIGATION REFORM ACT OF 1995

     PHC, Inc. (the "Company") desires to take advantage of the new "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and is including this Exhibit 99.1 in its Form 10-KSB in order to do so.

     The Company wishes to caution readers that the following important factors, among others, in some cases have affected, and in the future could affect, the Company's actual results and could cause the Company's actual consolidated results for the Company's current quarter and beyond, to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company.

     During its last fiscal year and in certain other fiscal years of its operation, the Company has generated losses and there can be no assurance that future losses will not occur.

     The Company has experienced a significant increase in accounts receivable in recent years and there can be no assurance that this trend will not continue, and that if it does, that it will not have a material adverse effect on the Company's cash flow and financial performance.

     The Company historically experiences and expects to continue to experience a decline in revenue in its fiscal quarters ending December 31 due to a seasonality decline in revenue from the Company's substance abuse facilities during such period.

     Payment for the company's substance abuse treatment is provided by private insurance carriers and managed care organizations; payment for long-term and subacute care is provided by private insurance carriers, managed care organizations and the Medicare and Medicaid programs; payment for psychiatric services is provided by private insurance carriers, managed care organizations and the Medicare and Medicaid programs. In general, revenues derived from the Medicare and Medicaid programs in connection with the long-term and subacute care services provided by the Company have been less profitable to the Company than revenues derived from private insurers and managed care organizations in connection with the substance abuse treatment provided by the Company and changes in the sources of the Company's revenues could significantly alter the Company's profitability. Additionally, the Company experiences greater delays in the collection of amounts reimbursable by the Medicare and Medicaid programs than in the collection of amounts reimbursable by private insurers and managed care organizations. Accordingly, a change in the Company's service mix from substance abuse to long-term care could have a materially adverse effect on the Company as would an increase in the percentage of the Company's patients who are insured by Medicare or Medicaid.

     Cost containment pressures from private insurers in the Medicare and Medicaid programs may begin to restrict the amount that the Company can charge for its services.

     There can be no assurance that the Company's existing facilities will continue to meet, or that proposed facilities will meet, the requirements for reimbursement by third party or government payors.

     The Company has substantial receivables from Medicare and Medicaid which constitute a concentration of credit risk should these agencies defer or be unable to make reimbursement payments as due.

     The Company often experiences significant delays in the collection of amounts reimbursable by third-party payors. Although the Company believes it maintains an adequate allowance for doubtful accounts, if the amount of receivables which eventually becomes uncollectible exceeds such allowance, the Company could be materially adversely affected.

     If a growing number of managed care organizations and insurance companies adopt policies which limit the length of stay for substance abuse treatment, the Company's business would be materially adversely affected.

     There can be no assurance that occupancy rates at the Company's facilities will continue at present levels. Similarly, there can be no assurance that the patient census will not decrease in the future.

     There can be no assurance that the Company will be successful in identifying appropriate acquisition opportunities, or if it does, that the Company will be successful in acquiring such facilities or that such acquired facilities will be profitable. The failure of the company to implement its acquisition strategy could have a materially adverse effect an the Company's financial performance. Moreover, the inherent risks of expansion could also have a material adverse effect on the Company's business.

     Additionally, the company's acquisition program will be directed by the President and Chief Executive officer of the Company and the Company does not intend to seek stockholder approval for any such acquisitions unless required by applicable law or regulations. Accordingly, investors will be substantially dependent upon the business judgment of management in making such acquisitions. Furthermore, the company's acquisition strategy is highly dependent on access to capital, of which there can be no assurance.

     The Company and the healthcare industry in general are subject to extensive federal, state and local regulation with respect to licensure and conduct of operations. There can be no assurance that the Company will be able to obtain new licenses to affect its acquisition strategy or maintain its existing licenses and reimbursement program participation approvals.

     It is not possible to accurately predict the content or impact of future legislation and regulations affecting the healthcare industry. In addition, both the Medicare and Medicaid programs are subject to statutory and regulatory changes and there can be no assurances that payments under those programs to the Company will, in the future, remain at a level comparable to the present level or be sufficient to cover the cost allocable to such patients.

     Bruce A. Shear the President and Chief Executive officer of the Company together with his affiliates is able to control all matters requiring approval of the stockholders, including the election of a majority of the directors, as a result of his ownership of the Company's stock.

     There can be no assurance that the Company will be successful in hiring or retaining the personnel it requires for continued growth, or that the Company will be able to continue to attract and retain highly qualified personnel, particularly skilled healthcare personnel. The healthcare business is highly competitive and subject to excess capacity.

     The Company has entered into relationships with large employers, healthcare institutions, labor unions and other key clients to provide treatment for chemical dependency and substance abuse as well as other services and the loss of any of these key clients would require the Company to expend considerable effort to replace patient referrals and would result in revenue losses to the Company and attendant loss in income.

     Existing environmental contamination at certain of the Company's facilities and potential future environmental contamination at facilities acquired by the company could have a materially adverse effect on the Company's operations.

     On October 31, 1994, the Company was served with a summons for a Civil Action in the Superior Court Department of the Trial Court of the Commonwealth of Massachusetts by NovaCare, Inc. ("NovaCare"), an entity which contracted with the Company in 1992 to provide rehabilitation therapy and related administrative services to the Company's long-term care facility (the "Action"). The complaint alleged that the Company owed NovaCare contractual damages in the amount of approximately $587,000, plus interest, attorney fees, costs of collection, and double or triple damages pursuant to a Massachusetts statute prohibiting unfair and deceptive trade practices. The Company filed a counterclaim alleging that NovaCare breached the contract in question and that the Company may be owed damages in excess of the amount sought by NovaCare.

     On February 13, 1996, the company settled the Action by agreeing to pay NovaCare an amount less than its claim. The Company is not paying NovaCare accrued interest, attorney's fees, costs of collection, or multiple damages. A portion of the settlement amount has already been paid. The balance of the settlement amount is payable over twelve (12) months with interest on the unpaid balance at 9.5%. In the event that the Company defaults on its obligation to pay the settlement amount, it has agreed to entry of judgment against it in the amount of $457, 637.46 (the "Judgment"). The Judgment represents the full unpaid balance of NovaCare's claim against the Company, including interest, attorney's fees, and costs of collection. Any amounts paid by the Company to NovaCare after February 9, 1996 shall be deducted from the Judgment. Until the settlement amount is paid, NovaCare will continue to hold a mortgage on a day care property owned by the Company in Saugus, Massachusetts. As of Fiscal Year Ended June 30, 1997, this obligation has been paid in full.

     Interruption by fire, earthquakes or other catastrophic events, power failures, work stoppages, regulatory actions or other causes to any of the Company's operations could have a materially adverse impact on the Company.

     The company has and in the future may enter into transactions in which it acquires businesses or obtains financing for a consideration that includes the issuance of stock, warrants, options or convertible debt at a price less than the value at which the Company's stock may then be trading in the public markets or which are convertible into or exercisable for Common Stock at a conversion rate or exercise price less than such value. Such transactions may result in significant dilution to the existing holders of the Company's stock.

     The Company has authorized 1,000,000 shares of Preferred Stock, the terms of which may be fixed and which may be issued by the Company's Board of Directors, without stockholder approval. The issuance of the Preferred Stock could have the effect of making it more difficult for a third party to acquire the Company and may result in the issuance of stock that dilutes the existing stockholders and has liquidation, redemption, dividend and other preferences superior to the Company's outstanding Class A Common Stock.

NOTE:
     THIS DOES NOT DISCUSS PREFERRED STOCK, REDEMPTION OF WARRANTS, THE EFFECTS OF DE-LISTING FROM NASDAQ, PENNY STOCK RULES OR THIN FLOAT. THOSE SUBJECTS ARE, HOWEVER, INCLUDED IN THE RISK-FACTOR SECTION OF THE 06/97 S-3.